EXHIBIT 10.18

OFFICE LEASE

BUILDING:  CENTURA TOWER I

LANDLORD:  GARDEN CENTURA, L.P.

TENANT:  DALLAS COPART SALVAGE AUTO

AUCTIONS LIMITED PARTNERSHIP

OFFICE LEASE

THIS OFFICE LEASE (this "Lease"), dated for reference purposes only as of February 3, 2012, is executed by and between GARDEN CENTURA, L.P., a Texas limited partnership ("Landlord"), and DALLAS COPART SALVAGE AUTO AUCTIONS LIMITED PARTNERSHIP, a Texas limited liability company ("Tenant").

1.

CERTAIN LEASE PROVISIONS

The description and amounts set forth below are qualified by their usage elsewhere in this Lease, including those Sections referred to in parentheses following such descriptions:

1.1

Tenant's address and telephone number.  (Section 19):
Tenant Name:  Dallas Copart Salvage Auto Auctions Limited Partnership
Doing business as (dba):  Copart

Address After the Commencement Date:  14185 Dallas Parkway, Suite 400, Dallas, Texas 75254, Attn. Paul A. Styer, Esq., General Counsel

Address Prior to the Commencement Date:  13747 Montfort Drive, Dallas, TX 75240, Attn. Paul A. Styer, Senior Vice President, General Counsel

1.2

Premises and Building.  (Section 2.1):  The entire rentable square feet located on the third (3rd) and fourth (4th) floors, as generally depicted in Exhibit B attached hereto and incorporated herein by this reference (the "Premises") of the office building known as Centura Tower and located at 14185 Dallas Parkway, Dallas, Texas 75254 (the "Building").

1.3

Leased Area.  (Section 2.1):  Subject to adjustment as provided in Section 2.1, The Premises contains a total of approximately 53,126 rentable square feet comprised of (i) approximately 26,563 rentable square feet located on the Building’s third (3rd) floor ("Suite 300"); and (ii) approximately 26,563 rentable square feet located on the Building’s fourth (4th) floor ("Suite 400").  Landlord hereby represents that the floor area of the Premises as set forth in the immediately preceding sentence and the Building as set forth in Section 1.4 below has been determined pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI 1996 BOMA Z65.1 as promulgated by the Building Owners and Manager Association (BOMA) International ("BOMA Standard").

1.4

Total Building Area.  (Section 2.1):  The Building contains 412,526 rentable square feet.

1.5

Tenant's Pro-Rata Share of Building Area.  (Section 2.1):  12.88% (i.e., 53,126 rentable square feet in the Premises divided by 412,526 rentable square feet in the Building) but subject to adjustment as provided in Section 2.1 (it being agreed however that for purposes of calculating Tenant's Pro-Rata Share, the common area factor for any single-tenant floor comprising a portion of the Premises shall be 4.62% and the common area factor for any multi-tenant floor comprising a portion of the Premises shall be 18.95%).

1.6

Lease Term. (Section 3.1):  Approximately one hundred forty-four (144) months beginning on the Commencement Date and, unless extended or earlier terminated pursuant to this Lease, expiring on the Expiration Date.

1.7

Commencement Date.  (Section 3.1):  The earlier to occur of:  (i) the date upon which Substantial Completion (as herein defined) of the Improvements (as defined in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter")) has occurred in the entire Premises, and (ii) August 1, 2012 (which August 1, 2012 will be extended by one (1) day for each day Tenant is actually delayed in designing, permitting and constructing the Improvements as a result of an event of Force Majeure (as defined in Section 25.25 hereof) and/or a Landlord Delay (as defined in Section 3.5 of the Tenant Work Letter), but no such extension will continue beyond the date upon which Tenant actually begins to conduct its business in the Premises for the permitted use set forth in Section 1.17 of this Lease.  For purposes of determining the Commencement Date, "Substantial Completion" of the Improvements in the Premises shall occur upon completion of the following: (i) a final certificate of occupancy (or its equivalent) has been obtained from the City of Farmers Branch, Texas, and (ii) substantial completion of construction of the Improvements in the Premises in substantial conformance with the Approved Working Drawings (as defined in Section 3.4 of the Tenant Work Letter) has occurred.  Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord and Tenant hereby acknowledge and agree that Tenant will at Tenant's sole election construct the Improvements in the Premises pursuant to a phased construction schedule and in connection with such phased construction, Tenant shall have the right to commence business from portions of the Premises (the "Early Occupancy Space") during the period (the "Early Occupancy Period") from date of substantial completion of the Improvements (if any) relating to such Early Occupancy Space until the Commencement Date, provided that (a) a temporary certificate of occupancy (or its equivalent or other governmental action (e.g,. a final sign-off by the Building Inspector for the portion of the Improvements) shall have been issued by the appropriate governmental authorities for the Early Occupancy Space (or portion thereof), and (ii) all of the terms and conditions of this Lease shall apply, including Tenant's obligation to pay separately for reserved parking fees pursuant to the Parking Addendum attached as Exhibit C to this Lease, during the Early Occupancy Period (if any), except that Tenant's obligation to pay monthly Base Rent shall be proportionately reduced to equal an amount equal to the monthly installment of annual rate per rentable square foot (i.e., $1.83) times the rentable area (based upon the BOMA Standard) within the Early Occupancy Space (as the same may exist from time to time during the Early Occupancy Period) as mutually and reasonably agreed upon in good faith by Landlord and Tenant.

1.8

Expiration Date.  (Section 3.1, 3.2):  The last day of the month, which is one hundred forty-four (144) months after the Commencement Date.

1.9

Base Rent for Lease Term.  (Section 4.1):  The aggregate sum of all monthly installments of Base Rent required to be paid by Tenant during the Lease Term of this Lease.

1.10

Base Rent, Monthly Installments.  (Section 4.1):  Tenant shall pay to Landlord the following monthly installments of Base Rent for the lease of the Premises.

Full calendar months of Lease Term	Annual rate per rentable square foot	Monthly installment of Base Rent
01 – 13*	$22.00*	$97,397.67 *
14 – 144	$22.00	$97,397.67

* NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, (i) during the first thirteen (13) full calendar months of the Lease Term, the monthly installments of Base Rent ONLY shall be totally abated; and (ii) if a default by Tenant occurs under this Lease after any applicable notice and cure period and that results in early termination of this Lease pursuant to the provisions of Section 17.2, then Landlord shall be entitled to recover the unamortized balance, as of the date of such termination of this Lease, of the Base Rent that was abated as provided in this Section 1.10.  Amortization pursuant to the immediately preceding sentence shall be calculated on a straight-line basis, based on a one-hundred thirty-one (131) month amortization schedule (i.e., the number of months during which Tenant is contractually obligated to pay monthly installments of Base Rent) commencing on the Commencement Date, with interest thereon calculated at a fixed rate of six percent (6%) per annum.

If the Commencement Date is not the first day of a calendar month, Tenant shall pay Base Rent for the initial partial calendar month immediately following the expiration of the abatement period as set forth in this Section 1.10 above, at the amount of the monthly installment of the annual Base Rent rate of $22.00 per rentable square foot of the Premises prorated as set forth in Section 4.1.  All Base Rent required to be paid by Tenant pursuant to this Section 1.10 shall be payable in accordance with the provisions of Section 4.1 of this Lease.

1.11

(a)

 Address of Landlord for rent payments  (Sections 4.1, 4.2):

c/o Regis Property Management, LLC

14185 Dallas Parkway, Suite 110

Dallas, Texas 75254

(b)

Address of Landlord for notices.  (Sections 6.3, 19):

c/o Prime Income Asset Management, Inc.

One Hickory Centre

1800 Valley View Lane, Suite 300

Dallas, Texas 75234

(c)

Address of Tenant for notices (Sections 6.3, 19):

After the Commencement Date

Dallas Copart Salvage Auto Auctions Limited Partnership, a Texas Limited Partnership

14185 Dallas Parkway, Suite 400

Dallas, Texas 75254

Attn. Paul A. Styer, Esq. General Counsel

Prior to the Commencement Date

Dallas Copart Salvage Auto Auctions Limited Partnership, a Texas Limited Partnership

13747 Montfort Drive

Dallas, TX 75240

Attn. Paul A. Styer, Senior Vice President, General Counsel

1.12

 [INTENTIONALLY DELETED].

1.13

[INTENTIONALLY DELETED].

1.14

Landlord's Share of Operating Expenses.  (Section 6.2):  Calendar year 2012 Base Year Operating Expenses per rentable square foot per year.

1.15

Landlord's Share of Real Estate Taxes.  (Section 6.2):  Calendar year 2012 Base Year Real Estate Taxes per rentable square foot per year.

1.16

[INTENTIONALLY DELETED].

1.17

Use.  (Section 8.1):  General office purpose (including, a call center) and uses incidental thereto and for no other use or purpose, provided at all times during the Lease Term, Tenant's use of the Premises shall be consistent with the character of the Project as a Class A office project and otherwise in accordance with applicable laws and regulations and all covenants, conditions and restrictions governing the Premises.  Notwithstanding anything to the contrary contained in this Lease or any Exhibit attached to this Lease, (i) Tenant’s employees, agents and independent contractors occupying or using Suite 300 at any one time shall not exceed more than seven (7) persons for each 1,000 rentable square feet of Suite 300; (ii) Tenant’s employees, agents and independent contractors occupying or using Suite 400 at any one time shall not exceed more than seven (7) persons for each 1,000 rentable square feet of Suite 400; (iii) Tenant’s employees, agents and independent contractors occupying or using at any one time any portion of the Premises other than Suite 300 or Suite 400 shall not exceed more than seven (7) persons for each 1,000 rentable square feet such portion of the Premises; and (iv) if Tenant or a Tenant Affiliate or Successor Entity (as those terms are defined in Section 16.5 hereof) is not leasing and occupying the Premises (or a portion thereof), then notwithstanding the foregoing provisions of this Section 1.17, the Permitted Use of the portion of the Premises not then being leased and occupied by Tenant, a Tenant Affiliate or a Successor Entity shall be general office purpose only (excluding a call center) and uses incidental thereto and for no other use or purpose.

1.18

Brokers.  (Section 25.20):  Transwestern ("Landlord’s Broker"); and Minerva Realty ("Tenant’s Broker").

1.19

Prepaid Rent.  (Section 4.1):  $97,397.67, which shall be paid by Tenant to Landlord on the date of Tenant’s execution of this Lease and which shall be applied by Landlord to the payment of the monthly installment of Base Rent due for the fourteenth (14th) full calendar month of the Lease Term.

1.20

Guarantor.  (Exhibit G):  COPART, INC., a Delaware corporation (the "Guarantor").  Simultaneously with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord an original counterpart of the Guaranty, in the form of Exhibit G attached hereto, executed by the Guarantor.

1.21

Addendum and Exhibit(s).  (Sections 3.2, 4.3, 9.2, 22):  This Lease consists of 25 Articles, plus Addendum to Office Lease and Exhibits A, B, C, D, E, F, G, H I and J attached hereto.

IN WITNESS WHEREOF, each of Landlord and Tenant has executed this Lease on the date set forth opposite its signature below.

LANDLORD:

GARDEN CENTURA, L.P., a Texas limited partnership

By:

Regis Realty Prime, LLC (Authorized Agent)

Date:  February __, 2012

By:

/s/ Scott Porter

______________________________

Scott Porter, Senior Vice President

TENANT:

DALLAS COPART SALVAGE AUTO

AUCTIONS LIMITED PARTNERSHIP, a Texas limited liability company

By:

Copart of Texas, Inc., a Texas corporation, its general partner

Date:  February __, 2012

By:  /s/ Paul A. Styer

______________________________

Paul A. Styer, Secretary

2.

PREMISES.

2.1

Definition.  Landlord hereby leases to Tenant and Tenant leases from Landlord for the Lease Term, at the rental, and upon all of the conditions set forth herein, that certain real property known by suite number and address specified in Section 1.2 hereof, consisting of the approximate amount of rentable square feet specified in Section 1.3 hereof (the "Premises").  The Premises are located in an office building presently consisting of the total number of rentable square feet specified in Section 1.4 hereof, which office building, the real property on which it is situated (the legal description of which is attached hereto as Exhibit A), and any parking facilities or structures appurtenant thereto are hereinafter collectively referred to as the "Building".  The Premises are depicted in Exhibit B attached hereto, but the depiction of possible uses, tenants or locations on Exhibit B shall not be construed to be a warranty or representation by Landlord that any such uses, tenants or locations presently exist or will continue to exist.  Tenant's share of the total amount of square feet of the Building is equal to the pro-rata share specified in Section 1.5 hereof, and such percentage shall hereinafter be referred to as "Tenant's Pro-Rata Share".  For purposes of this Lease, the term "rentable square feet" shall mean "rentable area" calculated pursuant to the BOMA Standard.  Either party hereto shall have the right at its expense, at time prior to the date that is ninety (90) days after the Commencement Date, to cause Landlord’s architect (in consultation with Tenant's architect) to verify the rentable square feet of the Premises in accordance with the BOMA Standard.  The rentable square feet of the Premises, as so verified by the architect in consultation with Tenant's architect (but subject to the cap on the Load Factor as set forth in Section 1.5 above), shall thereupon be binding and conclusive on both parties hereto, and all amounts due hereunder, including Base Rent, Additional Rent and

Tenant’s Pro-Rata Share, that are based on the rentable square feet of the Premises shall be proportionally, retroactively adjusted using the architect’s verification as the actual rentable square feet of the Premises, and promptly after such calculations are made, the parties hereto shall confirm such factually accurate calculations in writing.

2.2

Common Areas.  As long as this Lease remains in effect, Tenant shall have the nonexclusive right, in common with Landlord, other tenants, subtenants and invitees, to use the common areas of the Building which consist of the parking facilities, outside plaza areas, entrance foyer and lobby of the Building, the common corridors on the floor of the Building on which the Premises are situated and other areas appurtenant to or servicing the elevators, shipping and receiving areas and lavatories in the Building, provided that Landlord shall have the right in its reasonable discretion and upon reasonable advance notice to Tenant at any time and from time to time to exclude therefrom such areas as Landlord may determine so long as such common areas are at all times during the Lease Term, consistent with the common areas of other Class A office buildings, which are comparable to the Building in terms of quality and desirability of location, age (based on the date of completion of construction or major renovation), quality of construction, level of services, amenities, height, size and appearance, and are located in the North Tollway submarket of Dallas, Texas (the "Comparable Buildings"), and such exclusion does result in any material interference with Tenant's use and enjoyment of the Premises, access to the Premises or Tenant's parking rights hereunder (it being agreed that Landlord shall use all commercially reasonable efforts to minimize and mitigate any interference with Tenant's permitted use of the Premises).

3.

LEASE TERM.

3.1

Lease Term.  The term of this Lease shall be the Lease Term specified in Section 1.6 hereof, commencing on the Commencement Date specified in Section 1.7 hereof and ending on the Expiration Date specified in Section 1.8 hereof unless sooner terminated or extended pursuant to any provision of this Lease.

3.2

Intentionally Omitted.

3.3

Use of Premises during Pre-Commencement Period.  Landlord must deliver sole and exclusive possession of the Premises to Tenant by no later than the date that is one (1) business day after the date of mutual execution and delivery of this Lease by Landlord and Tenant (the "Delivery Date") so that Tenant may commence the design and construction of the Improvements.  At Landlord's request, Tenant shall promptly confirm in writing delivered to Landlord the actual date on which Landlord delivered sole and exclusive possession of the Premises to Tenant.  If Landlord fails deliver possession of the Premises to Tenant by the Delivery Date, then each day following the Delivery Date until the date on which Landlord delivers sole and exclusive possession of the Premises to Tenant shall be deemed to be two (2) days of Landlord Delay as set forth in Section 3.5 of the Work Letter.  Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following:  (i) a copy of this Lease fully executed by Tenant and (ii) copies of policies of insurance or certificates thereof as required under Article 13 of this Lease.  Except as otherwise set forth in Section 1.7 above respecting Tenant's right to occupy the Early Occupancy Space during the Early Occupancy Period, Tenant’s use of and access to the Premises prior to the Commencement Date (the "Pre-Commencement Period") shall be for the purpose of designing and performing construction of the Improvements in accordance with the provisions of the Tenant Work Letter and the Approved Working Drawings (as defined in Section 3.4 of the Tenant Work Letter) and installing Tenant’s furniture, trade fixtures and voice and data equipment, cabling and wiring in the Premises.  Tenant’s use of and access to the Premises during the Pre-Commencement Period shall be subject to all provisions of this Lease (with specific reference to Tenant's indemnity and insurance obligations set forth in Article 13), except that except as otherwise expressly set forth in Section 1,7 above respecting Tenant's right to occupy the Early Occupancy Space during the Early Occupancy Period, Tenant shall not be obligated to pay any Base Rent or Additional Rent during the Pre-Commencement Period.  Tenant shall comply with, and cause Tenant's contractors and subcontractors to comply with, all reasonable and non-discriminatory construction procedures and regulations reasonably promulgated by Landlord from time to time for the prosecution of work in the Building by tenants and occupants, provided such construction procedures and regulations shall not materially and adversely affect Tenant's rights under this Lease and or the Tenant Work Letter or unreasonably delay Tenant's construction schedule.

3.4

Possession.  Subject to the terms and conditions of this Lease with specific reference to Landlord's obligations hereunder, Tenant shall be deemed to have taken possession of the Premises on the first business day after Landlord tenders actual physical possession of the Premises to Tenant.  As used in this Lease, the term "business days" means Mondays through Fridays (excluding legal holidays).

3.5

Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term, such occupancy shall constitute and be construed as a month-to-month tenancy only, and Tenant shall pay, as holdover rent, on a per month basis (without reduction for partial months during the holdover) (i) during each of the first three (3) months of any such holding over, the sum of (a) Base Rent at a rate equal to one hundred twenty-five percent (125%) of the monthly installment of Base Rent applicable hereunder during the last month of the Lease Term, plus (b) all monthly Additional Rent applicable hereunder during the last month of the Lease Term; and (ii) during each month after the first three (3) month period of any such holding over, the sum of (A) Base Rent at a rate equal to one hundred fifty percent (150%) of the monthly installment of Base Rent applicable hereunder during the last month of the Lease Term, plus (B) all monthly Additional Rent applicable hereunder during the last month of the Lease Term.  The foregoing provisions of this Section 3.5 shall not be construed to give Tenant any right to remain in possession of the Premises or any part thereof after the expiration of the Lease Term, to prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise, or to waive any of Landlord's rights under this Lease to collect any damages to which it may be entitled, whether direct or consequential; provided, however, that Tenant shall only be liable for consequential damages incurred by Landlord in connection with Tenant’s holdover if (1) Landlord provides Tenant with at least thirty (30) days prior written notice that Landlord has received a bona fide written offer to lease all or any portion of the Premises from an existing tenant of the Building or a prospective tenant, which proposal Landlord is prepared to accept; and (2) Tenant has failed to vacate the Premises within thirty (30) days after receipt of Landlord’s written notice.

4.

RENT.

4.1

Base Rent.  Tenant shall pay Landlord the Base Rent for the Premises specified in Section 1.10 hereof, subject to adjustment of one (1) day for each day of Landlord Delay pursuant to Section 3.3 and/or as set forth in the Tenant Work Letter, on or before the first day of each month of the Lease Term.  Base Rent for any period during the Lease Term, which is less than one (1) calendar month, shall be a pro rata portion of the monthly installment based upon the actual number of days this Lease is in effect during such calendar month.  All rents shall be payable in lawful money of the United States of America without notice or demand and without any deduction, offset or abatement except as otherwise provided in this Lease, and shall be payable to Landlord at the address stated in Section 1.11(a) hereof or to such other persons or at such other places as Landlord may designate in writing.  The payment of Base Rent hereunder shall be an independent covenant.

4.2

Additional Rent.  Except for the Base Rent specified in Section 1.10 hereof, all other amounts, which may from time to time become due under this Lease, shall constitute Additional Rent under this Lease.  Additional Rent shall include, but not be limited to, late charges, interest, Shared Expenses as described in Section 6 hereof, court costs and reasonable attorneys' fees and expenses, which may be expressly required to be paid by Tenant hereunder.  All monies paid by Tenant hereunder shall be first credited to the payment of Base Rent and then to Additional Rent (and allocated among different items of Additional Rent as Landlord may determine).  All payments of Additional Rent shall be in lawful money of the United States of America, shall be paid without any deduction, offset or abatement, except as otherwise provided in this Lease, and shall be payable to Landlord at the address stated in Section 1.11(a) hereof or to such other persons or at such other places as Landlord may designate in writing.  The obligation to make payments of Additional Rent hereunder shall be an independent covenant.

4.3

Adjustment to Actual Operating Expenses.  Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year of the Lease Term, Operating Expenses that vary with occupancy (including, any such Operating Expenses during the Base Year), shall be determined as if the Building had been fully occupied during the entire calendar year and Operating Expenses had been in an amount, which would be normal if the Building were fully occupied.  For the purpose of this Lease, "fully occupied" shall mean occupancy of 95% of the total Rentable Space of the Building.  Landlord, in its good faith and commercially reasonable discretion (but in a manner that is consistent with standard real estate accounting principles), will determine which Operating Expenses are appropriate to "gross up" for purposes of this subsection.  All "gross ups" shall be consistently and uniformly applied among all tenants and occupants in the Building.

4.4

Electricity.  Beginning on the earlier of the date that Tenant first occupies the Premises or the Commencement Date, and continuing thereafter during the Lease Term, Tenant shall pay to Landlord monthly in advance on the first day of each month, without notice or demand and without any deduction, offset or abatement except as otherwise provided in this Lease, in lawful money of the United States of America, 1/12 of the amount of the Tenant's Pro-Rata Share of the actual out-of-pocket charges paid by Landlord for electricity attributable to the Building ("Electrical Expenses") as reasonably estimated by Landlord (in accordance with substantially the same procedure that applies to Landlord estimated statement of Shared Expenses as set forth in Section 6.2(c) below) to be incurred for the then applicable calendar year (or portion thereof) in which the monthly payments are to be made.  If the Expiration Date is not December 31, then the monthly payments owing hereunder during the last partial calendar year of the Lease shall be appropriately adjusted.  In any event, Electrical Expenses shall be adjusted as follows:  (a) any costs attributable to electrical consumption by tenants and occupants in the Building (including Tenant as provided in Section 9.2(c) hereof) that is excess of the quantities of electricity consumption customarily associated with general office use or, in the case of Tenant, general office use with a call center as permitted hereunder) shall be deducted from Electrical Expenses, and (b) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Expenses.  Subsequent to the end of each full or partial calendar year, Landlord shall send Tenant a statement (in accordance with substantially the same procedure that applies to Landlord's Statement of Shared Expenses as set forth in Section 6.2(d) below) of the actual Electrical Expenses incurred by Landlord during such calendar year and Tenant's Pro Rata Share thereof.  As used in this Lease, the phrase “actual Electrical Expenses” means and includes the total charges for electricity actually paid by Landlord to the electricity provider, including, by way of example, and not by way of limitation, kWh charges, PUC assessments, taxes, distribution charges, transmission service charges, meter charges, etc.  If Tenant’s Pro Rata Share exceeds the estimated amount previously paid by Tenant to Landlord, then Tenant shall pay the difference to Landlord within thirty (30) days after written notice from Landlord (which notice shall be accompanied by reasonable back-up documentation).  If Tenant’s Pro Rata Share is less than the estimated amount previously paid by Tenant to Landlord, then the amount of the overpayment shall be credited against the next succeeding payment due pursuant to this Section 4.4 or, if this Lease has been terminated or the Lease Term has expired, the overpayment shall be refunded by Landlord to Tenant within thirty (30) days after the date of Landlord's statement of the actual Electrical Expenses.  Notwithstanding the foregoing, within nine (9) months after receipt of a statement by Tenant pertaining to Tenant's Pro Rata Share of Electrical Expenses ("Special Review Period"), if Tenant in good faith disputes the amount set forth in the statement, then Tenant's employees, agents or representatives, designated by Tenant, may, after reasonable notice to Landlord and during Landlord’s business hours, inspect and photocopy Landlord's records (pertaining to Landlord's calculation of actual Electrical Expenses) at Landlord's offices, provided that Tenant is not then in monetary or material non-monetary default after expiration of all applicable cure periods.  Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period and only a single time as to the period covered by any statement of actual Electrical Expenses.  If after such inspection, but within thirty (30) days after the Special Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, then Landlord and Tenant shall, for a period of thirty (30) days thereafter, attempt to resolve such dispute.  In the event such dispute is not resolved within such thirty (30) day period, then the parties shall submit the matter to binding arbitration before a retired judge under the auspices of JAMS (or any successor to such organization) in Dallas, Texas, according to the then rules of commercial arbitration of such organization.  The decision of the arbitrator shall be conclusive, final and binding upon Landlord and Tenant.  Judgment upon the decision of the arbitrator may be entered in any court of competent jurisdiction.  The cost of such arbitration (including reasonable attorneys' fees incurred therein) shall be borne by the losing party as determined by the arbitrator.  In no event shall Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts unless Tenant agrees to pay for the copying costs, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such records as are described in this paragraph.  The provisions of this Section 4.4 shall be the sole method to be used by Tenant to dispute the amount of Electrical Expenses payable by Tenant under this Lease, and Tenant waives any other rights or remedies relating thereto.

4.5

Parking.  Tenant agrees to pay to Landlord in advance for each month on or before the first day of each month of the Lease Term the amount of Additional Rent, if any, for parking as set forth in the Parking Addendum attached as Exhibit C to this Lease.

4.6

Acceptance of Rental Payments.  No acceptance by Landlord of a lesser sum than the Base Rent and/or Additional Rent then due shall be deemed to be other than on account of the earliest amount of such rental due (unless Landlord elects otherwise), nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction or compromise and settlement, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payments due or to pursue any other remedy as provided in this Lease.

5.

[INTENTIONALLY DELETED].

6.

SHARED EXPENSES.

6.1

Determination.  The monthly obligations for the Operating Expenses component of Additional Rent as described in Section 4.2 shall be annually adjusted in accordance with the provisions of Section 6.2 below.

6.2

Escalations.  (a)

Landlord agrees to expend as its share of Operating Expenses paid for and sustained by Landlord during any calendar year an amount not greater than that specified in Section 1.14.  Such sum shall constitute the maximum payable by Landlord as its contribution toward Operating Expenses (other than the Landlord Replacement Items as defined in Section 8.4).  The term "Operating Expenses" means the total amounts paid or payable, whether by Landlord or otherwise on behalf of Landlord, in connection with the management, maintenance, repair and operation of the Building (other than the Landlord Replacement Items as defined in Section 8.4 and those excluded expenses, which are described in Section 6.2(b) hereof).  Operating Expenses shall include, without limiting the generality of the foregoing, the aggregate of the amount paid by Landlord or otherwise on behalf of Landlord for the Building (together with the parking garage serving the Building [to the extent that it exclusively serves the Building] and any other improvements, including, but not limited to, landscaping and irrigation equipment which exclusively serve the Building and/or the common elements appurtenant thereto and which are located on the land described on Exhibit A attached hereto) for (i) heating, air conditioning, water, sewer and other utility charges (excluding charges for electricity described in Section 4.4 above); (ii) labor and/or wages (including the cost to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare and fringe benefits) payable to employees for services rendered and materials provided to the Building (which amounts shall be appropriately prorated to the extent such employees are also engaged in services for other projects or buildings, but specifically excluding wages and related benefits of employees above the level of property manager and building engineer); (iii) costs incurred in good faith for any capital improvements or structural repairs to the Building to effect labor savings or otherwise reduce Operating Expenses, or required by law or by any governmental or quasi-governmental authority having jurisdiction over the Building which was not promulgated, or which was promulgated but was not applicable to the Building, as of the Commencement Date, which costs of capital improvements and/or structural repairs in any event shall be amortized in accordance with standard real estate accounting principles over the useful life of the item in question and only the yearly amortized portions of such costs shall be includable in Shared Expenses for any applicable year; (iv) the reasonable cost of accounting services necessary to compute the rent and charges payable by tenants of the Building; (v) fees for management (not to exceed three percent (3%) of annual gross revenues for the Building provided that (a) such management fee shall be grossed up for the Base Year to reflect full occupancy (as defined in Section 4.2), and (b) such percentage rate for the Base Year shall be equal to three percent (3%)), necessary and reasonable inspection and consulting services pertaining to the operation and maintenance of the Building; (vi) the cost of guards and other security services; and (vii) the amount paid for premiums for all insurance procured by Landlord to insure the Building as may be required or permitted under this Lease (including, without limitation, business interruption insurance, and if there is a mortgage or deed of trust on the

Building, such types of insurance as are required by the holder of such mortgage or deed of trust and that are then customarily required by other commercial lenders).

Notwithstanding the foregoing, Operating Expenses shall not include any of the following : (1) the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made or which are for the benefit of a specific tenant (including Tenant) but not all tenants of the Building; (2) any costs of preparation of space for new tenants in the Building; (3) any costs borne directly by Tenant under this Lease or by any other tenant or occupant of the Building; (4) leasing commissions; (5) depreciation or interest payments; (6) debt service payments made to a mortgagee or ground lease payments; (7) costs associated with the operation of the business or legal entity that constitutes the Landlord, as the same are distinguished from the costs of Building operations, including, but not limited to, general overhead and administrative expenses, costs of accounting and legal matters, and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building; (8) wages, salaries, fees and fringe benefits of any employee who does not devote substantially all of his/her employed time to the Building, unless such wages and benefits are pro-rated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building (provided, however, that in no event shall operating expenses include wages and/or benefits attributable to personnel above the level of Building Manager or Building Engineer); (9) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services to the Building to the extent that the costs of such goods and/or services exceeds the costs that would have been paid had the goods and/or services been provided by unaffiliated third parties on a competitive basis; (10) costs incurred by Landlord in order to comply with the requirements for obtaining or renewing a certificate of occupancy for the Building or any space therein; (11) costs of repair or replacement for any items covered by a warranty and/or insurance proceeds or other third party sources, but only to the extent of any actual recovery by Landlord under the warranty, insurance or other such sources; (12) cash or other consideration paid by Landlord in lieu of the tenant improvement work or alterations; (13) marketing costs, including, without limitation, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or prospective tenants or other occupants of the Building; (14) advertising and promotional expenditures; (15) rental "takeover expenses" or other obligations that Landlord pays or assumes in connection with the leasing of space in the Building, including, but not limited to, any expenses incurred by Landlord with respect to space located in another building; (16) inducement or "sign-up" payments paid to tenants for signing new leases for the Building, or for the exercise of options under existing leases; (17) capital costs incurred by Landlord for capital improvements, structural repairs and capital replacements, except as expressly permitted under Section 6.2(a)(iii) above , including replacements of major components of major equipment; (18) costs arising from the presence of hazardous materials and substances (as defined by applicable laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Property, including, without limitation, hazardous substances in the ground water or soil, not placed, released or stored in the Premises, the Building or the Property by Tenant or its successors and permitted assigns; (19) costs of any disputes between Landlord and its employees, Building management, or with any tenant; (20) costs incurred to provide services and utilities and taxes attributable to the operation of retail and restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes; (21) costs, including taxes or assessments, incurred in owning, operating, maintaining and repairing any parking facilities associated with the Building for which tenants pay for the use, and any replacement garages or parking facilities and any shuttle services; (22) costs incurred in removing any ex-tenant’s property from the Building: (23) costs associated with the installation, maintenance and removal of any signage associated with the Building identifying the owner or management agent of the Building; (24) costs of constructing, installing, operating or maintaining any special service or facility such as an observatory, retail store, newsstand, broadcasting facility, luncheon club, athletic or recreational club, cafeteria or dining facility; (25) acquisition costs, rental costs, and installation costs (as contrasted with the maintenance) of sculptures, paintings, or other objects of art, whether for interior or exterior use; (26) costs, fees, dues, voluntary contributions or similar expenses for political, charitable, civic, industry association or similar organizations; (27) attorneys’ fees, costs, disbursements and other expenses incurred in connection with the defense of Landlord's title to or interest in the Building; (28) reserves for future improvements, repairs or additions; (29) reserves for equipment or capital replacement; (30) collection costs, including legal fees, bad debt losses or rental losses, or reserves for bad debt or rental losses; (31) costs, expenses or compensation, including taxes and benefits, paid to clerks, attendants, concierges or other persons working in or managing commercial concessions operated by Landlord or the Building’s manager; (32) income, capital stock, estate, inheritance, franchise (including the so-called "margin" taxes imposed as a result of Texas House Bill 3 enacted by the 79th Texas Legislature in 2006, as same now exists or may hereafter be amended or succeeded) or other taxes payable by Landlord or attributable to other tenants of the Building except as otherwise expressly includable pursuant to Section 6.2(b) hereof; (33) costs of alterations and capital improvements or labor saving or energy-saving devices or other equipment installed at the Property or any other costs which are not treatable as expenses under generally accepted accounting principles (other than as expressly includable pursuant to Section 6.2(a)(iii) above); (34) costs resulting from the gross negligence or willful misconduct of Landlord or any of Landlord’s partners, officers, directors, employees, mortgagees or agents (collectively, the "Landlord Related Parties"); (35) utility services for which any tenant of the Building directly contracts with the utility provider, pays Landlord separately for or which is separately metered; (36) cost of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by the governmental authorities of the right of eminent domain, except to the extent of a commercially reasonable deductible limit in Landlord's insurance policies and in no event shall the amount of the deductible in Operating Expenses; provided, however, that with respect to any particular casualty event affecting the Building, Tenant shall not be required to pay to Landlord an amount in excess of Sixty Thousand Dollars ($60,000.00) per occurrence in reimbursement of the insurance deductible incurred by Landlord attributable to such event; (37) costs of correcting defects, including all allowances for same, in the construction of the Building (including latent defects) or equipment used therein (or the replacement of defective equipment), any associated parking facilities, or other improvements, or in the equipment used therein; (38) penalties for late payment where such penalties are within Landlord's control, including, without limitation, in connection with taxes, equipment leases, service contracts, etc., (39) costs for which Landlord is compensated through or reimbursed by insurance or other means of recovery; and (40) management fees in excess of a total of three percent (3%) of the Base Rent received by Landlord for the Building per year, provided that (i) such management fee shall be grossed up for the Base Year to reflect ninety five percent (95%) occupancy, and (ii) such percentage rate for the Base Year shall equal three percent (3%).

In no event shall there be any duplication of expenses among any of the items of regularly recurring Additional Rent.  Further, if Landlord, in any year after the Base Year, adds any new services or substantially increases the level of existing service or otherwise increases the administrative fee charged by Landlord for the Building above one-half (½) of one (1) percent (0.5%) of the Base Rent per year, then for such period of time in which such new services or increased levels of existing service or higher administrative fee apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such service or substantially increased the level of such existing service throughout the Base Year.  If Landlord, in any year after the Base Year, discontinues any service or substantially decreases the level of any existing service, then for such period of time in which such services are discontinued or decreased, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such service throughout the Base Year.  However, notwithstanding the foregoing, Landlord may only discontinue a service or substantially decrease the level of any existing service, to the extent that the Building would still be operated in a manner consistent with the Comparable Buildings.

(b)

Landlord agrees to expend as its share of Real Estate Taxes paid for and sustained by Landlord during any calendar year an amount not greater than that specified in Section 1.15.  Such sum shall constitute the maximum payable by Landlord as its contribution toward Real Estate Taxes.  Real Estate Taxes means all real property taxes, assessments, excises, association dues, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, including interest on installment payments, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, leasing, operation or possession of the Building, or paid as rent under any ground lease, including, but not limited to:  (i) any tax on the rent or other revenue from the Building, or any portion thereof, or as against the business of owning or leasing the Building, or any portion thereof, including the Texas Margins Tax, or tax in replacement of the Texas Margins Tax payable by Landlord which is attributable to rent or other revenue derived from the Building, now or hereafter imposed by any governmental authority upon Rent received by Landlord or on the revenue of Landlord from the Building; (ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Building, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments; (iii) the Building's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Building; (iv) personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Building, or any portion thereof; (v)  any assessment, tax, fee, levy or charge substituted, in whole or in part, for a tax previously in existence, or assessed in lieu of a tax increase; and (vii) all out-of-pocket and commercially reasonable costs and fees incurred by Landlord in connection with seeking reductions in any tax liabilities described in (i), (ii), (iii), (iv), (v) and (vi) of this Section 6.2(b), including, but not limited to, any costs incurred by Landlord for compliance, review and appeal of tax liabilities  Further, if at any time during the Lease Term, the method of taxation of real estate prevailing at the time of execution hereof shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on, or measured by the rents received from the Building, then such new or altered taxes attributable to the Premises shall be deemed to be included within the term "Real Estate Taxes" for purposes of this Section 6.2(b).  Notwithstanding anything to the contrary contained in this Section 6.2(b), there shall be excluded from Real Estate Taxes (a) all gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and any other taxes to the extent applicable to Landlord's general or net income (as opposed to leasehold taxes or taxes based upon the receipt of rent as set forth in this Section 6.2(b)), (b) any items included as Operating Expenses, (c) any items paid directly by Tenant, (d) documentary or transfer taxes arising out of any financing, transfer or further development or redevelopment of the Building or Property, (e) any items paid by Tenant under Section 12.1 of this Lease, and (f) Real Estate Taxes to the extent attributable to improvements made by Landlord or any tenant after the date of this Lease in any tenant space having a taxable value in excess of the greater of (A) the taxable value for Building-standard tenant space improvements, and (B) the taxable value of the existing improvements in such space as of the date of this Lease.

(c)

Landlord shall endeavor to give Tenant a yearly expense estimate statement which shall set forth Landlord's reasonable estimate of what the total amount of Shared Expenses for the then-current calendar year shall be and the estimated amount of Tenant's Pro-Rata Share of the Shared Expenses.  Commencing on the first day of the first January after the Commencement Date, and continuing thereafter during the Lease Term, Tenant shall pay to Landlord monthly in advance on the first day of each month, without notice or demand and without any deduction, offset or abatement except as otherwise provided in this Lease, in lawful money of the United States of America, 1/12 of the amount of Tenant's Pro-Rata Share of the Shared Expenses as reasonably estimated by Landlord to be incurred for the calendar year in which the monthly payments are to be made.  If the Expiration Date is not December 31, the monthly payments owing hereunder during the last partial calendar year of the Lease shall be appropriately adjusted.   The term "Shared Expenses" shall mean the amount by which Operating Expenses and Real Estate Taxes incurred in any period exceed the amount of Landlord's obligation for the same as specified in Sections 1.14 and 1.15.  Until a new estimate statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total estimated amount of Tenant's Pro-Rata Share of the Shared Expenses as set forth in the previous estimate statement delivered by Landlord to Tenant.  Notwithstanding the foregoing, Tenant will have no obligation to pay for any Shared Expenses applicable to the first (1st) twelve (12) full calendar months of the Lease Term.  Notwithstanding anything to the contrary contained herein, for the purpose of calculating Tenant’s Pro-Rata Share of Shared Expenses under this Lease, the aggregate Controllable Operating Expenses (as herein defined) shall not increase more than five percent (5%) in any calendar year over the maximum amount of Controllable Operating Expenses chargeable for the immediately preceding calendar year (i.e., the cap shall be calculated on a cumulative and non-compounded basis), with no limit on the Controllable Operating Expenses during the Base Year (i.e., the actual Controllable

Operating Expenses for the Base Year shall be the maximum amount for the Base Year for purposes of this provision).  As used herein "Controllable Operating Expenses" shall mean all Operating Expenses other than Real Estate Taxes, insurance premiums associated with insurance policies maintained by Landlord hereunder and all charges for utilities and waste collection as billed by the provider thereof.

(d)

In each calendar year after the year in which the Commencement Date occurs but in any event on or before the date that is one hundred fifty (150) days after the end of such calendar year during the Lease Term (except as to a particular item not includable in the Landlord's Statement because it is beyond Landlord's reasonable control (e.g., tax assessments that are late in arriving from the assessor) and further subject to any then pending contests and challenges affecting any Shared Expenses incurred by Landlord as to such calendar year), Landlord shall send to Tenant a Landlord's Statement which shall set forth in reasonable detail the actual amount of Shared Expenses incurred or accrued for such preceding calendar year, with the exception of those States in which real estate taxes are billed on other than a calendar year basis, in that event Landlord's statement of Real Estate Taxes will be based on the Real Estate Tax Fiscal Year and sent within thirty (30) days after receipt of Real Estate Tax Statements, and Tenant's Pro-Rata Share thereof for the preceding calendar year or portion thereof and the estimated amount of Shared Expenses and Tenant's Pro-Rata Share thereof for the calendar year in which Landlord's Statement is given.  Landlord's failure to render a Landlord's Statement with respect to any period shall not eliminate or reduce Tenant's obligation to pay Shared Expenses and shall not prejudice Landlord's right to render a Landlord's Statement with respect to any subsequent period for a period of two (2) years after the expiration of the calendar year for which the Landlord's Statement applies, except where the failure to timely furnish the Landlord's Statement as to any particular item includable in the Landlord's Statement is beyond Landlord's reasonable control and except for tax assessments that are late in arriving from the assessor or that are the subject of a contest action by Landlord (for the period of such contest), in which case such two (2) year limit shall not be applicable.  The provisions of this Section 6.2(d) shall survive the expiration or any sooner termination of the Lease Term.  Within thirty (30) days next following the notification by Landlord of the contents of its Landlord's Statement, Tenant shall pay to Landlord the entire amount of Tenant's Pro-Rata Share of actual Shared Expenses for the prior period covered by Landlord's Statement less the amount of Shared Expenses actually paid by Tenant for such period.  For each month following for the remainder of such calendar year, Tenant shall continue to pay the monthly estimated Shared Expenses set forth in the latest Landlord's Statement delivered to Tenant.  In the event that the estimated payments made by Tenant in the calendar year preceding the date on which Tenant is given notice of Landlord's Statement exceed Tenant's Pro-Rata Share of actual Shared Expenses for such calendar year, the amount of such excess shall be applied by Landlord to the next succeeding installments of monthly estimated payments of Shared Expenses or, if this Lease has been terminated or the Lease Term has expired, the overpayment shall be refunded by Landlord to Tenant within thirty (30) days after the date of Landlord's Statement.

6.3

Statements.  All reasonable determinations by Landlord pursuant to Section 6 shall be presumed to be correct.  Until Tenant is advised of the adjustment in its obligation to pay Shared Expenses, if any, pursuant to the provisions of Section 6.2, Tenant's monthly rental shall continue to be paid at the then current rent (including all prior adjustments thereto pursuant to this Lease).  Upon written notice to Landlord of not less than ten (10) business days, Tenant shall have the right to review Landlord's records and the documentation relied upon by Landlord relating to the computation of Shared Expenses (including those attributable to the Base Year), which review shall occur at the location specified in Section 1.11(b).  All Shared Expenses shall be computed on the actual basis.  In computing Shared Expenses, no cost or expense may be accounted more than once, any expenses which are paid by the proceeds of insurance shall be excluded, and any expenses which are separately metered or billed directly to and separately paid by any other tenant shall be excluded.  Tenant shall have the right to cause an audit to be made of Landlord's computation of Shared Expenses, at the location of the Corporate Office in Dallas, Texas, at Tenant's sole expense (except as otherwise further provided herein), not more frequently than once per calendar year and not more than a single time as to any calendar year in the Lease Term.  If Tenant retains an auditor to review Landlord's computation of Shared Expenses, the auditor must be a certified public accountant or be employed with a certified public accounting firm licensed to do business in the State of Texas and shall not be compensated on a contingency fee basis.  Tenant and its auditor shall not unreasonably interfere with the conduct of Landlord’s business.  Tenant shall not be entitled to withhold or deduct any portion of Base Rent or Additional Rent during the pendency of any such audit.  Landlord shall cooperate in good faith with Tenant and the accountant to provide Tenant and the accountant with the information upon which the certification is to be based.  If such certification by the accountant indicates that the total amount of Shared Expenses set forth in the Landlord's Statement were overstated by more than five percent (5%), then the actual, documented and commercially reasonable cost of the accountant and such certification shall be paid for by Landlord not to exceed, in the aggregate, the amount of $10,000.  Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.  Landlord shall not be liable for the payment of any contingency fee payments to any auditor or consultant of Tenant.  Any errors disclosed by such audit shall be promptly corrected, provided that Landlord shall have the right at its sole cost and expense to cause another independent audit to be made of such computations, and in the event of a disagreement between the auditors, the parties agree that binding arbitration shall constitute the exclusive remedy for settlement of any such dispute.  If either Landlord or Tenant desires to exercise its right to seek arbitration pursuant to this Section 6.3, the parties hereto shall submit the matter to binding arbitration before a retired judge under the auspices of JAMS (or any successor to such organization) in Dallas, Texas, according to the then rules of commercial arbitration of such organization.  The decision of the arbitrator shall be conclusive, final and binding upon Landlord and Tenant.  Judgment upon the decision of the arbitrator may be entered in any court of competent jurisdiction.  The cost of such arbitration (including reasonable attorneys' fees incurred therein) shall be borne by the losing party as determined by the arbitrator.

7.

[INTENTIONALLY DELETED].

8.

USE.

8.1

Use.  The Premises shall be used and occupied only for the uses specified in Section 1.17 hereof, provided that the foregoing shall not be construed as a representation or guarantee by Landlord that (i) such business may lawfully be conducted on the Premises; or (ii) the Building, the Building Systems, the Building Structure or the Systems and Equipment are capable of accommodating or servicing more than five (5) persons for each 1,000 rentable square feet of the portion of the Premises located on any single floor of the Building.

8.2

[INTENTIONALLY DELETED].

8.3

Waste and Nuisance.  Tenant shall not commit any waste, damage (excluding normal wear and tear and damage caused by casualty, condemnation and the acts or omissions of Landlord), disfiguration or injury to the Premises, the common areas in the Building, or the fixtures and equipment located therein or thereon.  Tenant shall not permit or suffer any overloading of the floors thereof, and shall not place therein any heavy business machinery, safes, computers, data processing machines, or other items heavier than customarily used for general office and call center purposes without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed.  Tenant shall not use or permit to be used any part of the Building for any dangerous, noxious or illegal trade or business, and shall not cause or permit any legal nuisance, or unreasonable disturbance of other tenants, in, at or on the Premises.

8.4

Condition of Premises.  Except as otherwise expressly provided in this Lease and the Tenant Work Letter, Tenant hereby acknowledges and agrees that the Premises and the Building are satisfactory to Tenant in all respects, and Tenant hereby accepts the Premises and the Building in their present "AS IS, WHERE IS" and "WITH ALL FAULTS" condition, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and Tenant accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE AND THE TENANT WORK LETTER LANDLORD HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES FROM AND AFTER THE DATE ON WHICH LANDLORD TENDERS POSSESSION OF THE PREMISES TO TENANT.  FURTHER AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE AND THE TENANT WORK LETTER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL

MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.  Tenant shall at its expense comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during all or any portion of the Lease Term regulating the use, possession and occupancy by Tenant of the Premises other than the making of structural changes or changes to the Building's electrical, mechanical, plumbing and HVAC systems and equipment and/or Common Areas (such changes will be made by Landlord at its expense, but subject to reimbursement as an Operating Expense to the extent permitted by Article 6); however, if such changes are required due to the Improvements and/or Tenant's Alterations (other than normal and customary business office improvements) or a particular nature of Tenant's use of the Premises (as opposed to office and call center use generally), Tenant shall, as Additional Rent, reimburse Landlord for the cost thereof within thirty (30) days following receipt of an invoice therefor.  Landlord represents to Tenant that, to the best of Landlord’s knowledge as of the Delivery Date, (i) the Premises and the common areas of the Building shall be in substantial compliance with all applicable laws including, but not limited to, then applicable requirements of the Americans with Disabilities Act; and (ii) the Premises and the common areas of the Building do not contain any Hazardous Substances in violation of applicable laws.  Notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall on the Delivery Date at its sole cost and expense and not part of Operating Expenses, deliver the Premises to Tenant with the electrical, plumbing, mechanical, HVAC fire sprinkler systems (collectively, the "Systems and Equipment") and electrical and water meters in good working order, and the roof of the Building in good watertight condition.  If, on the Delivery Date, such Systems and Equipment and/or the roof are not in good working order and Tenant notifies Landlord in writing within six (6) months following the Delivery Date that such Systems and Equipment and/or the roof are not in good working order and watertight condition, Landlord shall, at Landlord's sole cost and expense (and not as an Operating Expense reimbursable by Tenant) and as Tenant's sole remedy therefor, put such Systems and Equipment in good working order and/or perform roof repairs required to place the same in good watertight condition.  Additionally, if within twelve (12) months following the Delivery Date Tenant reasonably and in good faith determines that any Systems and Equipment serving the Premises do not have a remaining useful life in excess of the initial Lease Term, then Tenant shall notify Landlord in writing within such period of twelve (12) months specifying which Systems and Equipment do not have a remaining useful life in excess of the initial Lease Term, which notice shall be accompanied by reasonable back-up documentation (to the extent actually in Tenant's control or possession) of engineers, contractors or other persons qualified in the maintenance and repair of the specified Systems and Equipment certifying that Systems and Equipment do not have a remaining useful life in excess of the initial Lease Term.  If Landlord disputes in writing Tenant’s determination, then Landlord and Tenant shall, for a period of thirty (30) days thereafter, attempt to resolve such dispute.  If such dispute is not resolved within such thirty (30) day period, then the parties shall submit the matter to binding arbitration before a retired judge under the auspices of JAMS (or any successor to such organization) in Dallas, Texas, according to the then rules of commercial arbitration of such organization.  The decision of the arbitrator shall be conclusive, final and binding upon Landlord and Tenant.  Judgment upon the decision of the arbitrator may be entered in any court of competent jurisdiction.  The cost of such arbitration (including reasonable attorneys' fees incurred therein) shall be borne by the losing party as determined by the arbitrator.  If the arbitrator determines that the specified Systems and Equipment (or portion thereof) do not have a remaining useful life in excess of the initial Lease Term, then Landlord shall, prior to the expiration of then remaining useful life of such Systems and Equipment (or portion thereof), replace such Systems and Equipment (or portion thereof) at Landlord's sole cost and expense and not as an Operating Expense chargeable to Tenant ("Landlord Replacement Items").

8.5

Insurance Cancellation.  No use shall be made or permitted to be made of the Premises by Tenant any Tenant Related Parties or Tenant’s contractors or subcontractors, nor acts done which will cause the cancellation of any insurance policy covering the Premises or the Building, and if Tenant's use of the Premises causes an increase in such insurance rates, Tenant shall pay any such increase as Additional Rent, which, together with interest on any amount paid therefor by Landlord, shall be payable by Tenant on the next succeeding date on which a Base Rental payment is due.  Landlord hereby represents to Tenant that Tenant's use of the Premises for general office and call center use in compliance with the provisions of this Lease and applicable laws then in effect will not trigger an increase in such insurance rates.

8.6

Landlord's Rules and Regulations.  Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate, including without limitation any rules and regulations attached to this Lease as Exhibit D, which are hereby incorporated wherein by this reference; provided such rules or regulations or modifications thereto do not materially or unreasonably increase any of Tenant's obligations or materially or unreasonably reduce any of Tenant's rights or benefits under this Lease.  The rules and regulations will be applied in an equitable and non-discriminatory manner as reasonably determined by Landlord.  Subject to the limitation set forth in this Section 8.6 above, Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations.  The additions and modification to those rules and regulations shall be binding upon Tenant upon Landlord giving notice of them to Tenant.  Landlord shall not be responsible to Tenant for the nonperformance of any of such rules and regulations by any other tenants or occupants but will use commercially reasonable efforts to enforce the same among all tenants and occupants in the Building.

8.7

No Smoking in Building.  The entire Building, including the Premises, all office space of the Building's other tenants and occupants, twenty (20) feet outside of any exterior entrances and exits, all interior common areas, all elevators, all hallways, all corridors, all stairwells, all restrooms, all storage areas, all garages, all basements and all lobbies are smoke-free.  Smoking in the Building of any tobacco product in any form, including, but not limited to, cigarettes, cigars and pipes, is strictly prohibited at all times.  Smoking is only permitted in the areas outside of the Building as may be designated by Landlord from time to time in its sole discretion.

9.

LANDLORD'S SERVICES.

9.1

Basic Services.  Landlord shall maintain and operate the Building in a manner consistent with the Comparable Buildings, and provide ingress and egress control services to the Building in a manner consistent with the Comparable Buildings, shall keep the Systems and Equipment and structure of the Building in good condition and repair consistent with the Comparable Buildings.  Tenant shall have access to the Premises twenty four (24) hours per day, seven (7) days per week throughout the Lease Term and any Renewal Term; provided, however, the parties hereto understand and agree that during hours other than as specified in Section 9.1(a) hereof, (i) elevator service may be limited to Tenant's employees' activation of the elevators through the use of Tenant-issued elevator access cards; and (ii) Landlord may log and maintain computerized records of the points of entry of the Building.  Subject to any law, rule or governmental order or regulation, and further subject to any event of Force Majeure or other circumstance beyond the reasonable control of Landlord, Landlord shall furnish the following services during the Lease Term:

(a)

Air conditioning and heat, whichever be required, from 7 a.m. to 6 p.m., Monday through Friday and 8 a.m. through 1 p.m. on Saturday, excluding legal holidays in such reasonable quantities as is reasonably necessary for the comfortable occupancy of the Premises and otherwise reasonably necessary for general office (including call center) use in compliance with applicable codes and consistent with the level of services provided in the Comparable Buildings.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of this Section 9.1(a) (the "After Hours HVAC"), Tenant shall give Landlord (i) not less than one (1) hour notice (which  notice may be verbal to Landlord's property manager) prior to the end of normal business hours for the Building for additional HVAC on weekdays and (ii) not less than two (2) hours prior notice (which  notice may be verbal to Landlord's property manager) at any time for additional HVAC on weekends or holidays and Landlord shall supply such After Hours HVAC service to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish (the “After Hours HVAC Cost”); provided that (i) such After Hours HVAC Cost as of the date of this Lease is $50.00 per hour per floor, and (ii) such After Hours HVAC Cost shall only increase to the extent Landlord's costs to provide such services actually increase.  Notwithstanding the foregoing, Landlord hereby agrees that during the calendar months of May through September during the Lease Term the first ten (10) hours of After Hours HVAC used by Tenant during the Lease Term shall be free of charge (the "After Hours HVAC Credit").

(b)

Hot and cold water for lavatory and general office purposes at the points of supply in the Premises specified in the Approved Working Drawings (as defined in the Work

Letter) and electric current for lighting the Premises and for ordinary office (and call center) appliances and office machines only.  Landlord shall provide adequate electrical wiring to subpanels facilities for Tenant's connection to Tenant's lighting fixtures and incidental use equipment to accommodate a maximum connected electrical load capacity of five (5) watts (exclusive of electricity which is needed for HVAC) per rentable square foot of the Premises and/or ROFR Space, with the electricity so furnished for Tenant's lighting fixtures and equipment to be at a nominal 277/480 volts with no electrical circuit for the supply of such equipment which will require a current capacity exceeding twenty (20) amperes.  If a further supply of water in excess of that reasonably customary for general office (and call center use) is required by Tenant, then Landlord shall notify Tenant of the same (which notice shall be accompanied by a statement of the anticipated costs associated with Landlord's right to install a separate water meter as further provided herein) and unless Tenant thereafter reduces the amount of its water usage within thirty (30) days after its receipt of such notice, Landlord shall have the option, at Tenant's expense, to install and maintain a water meter to register such consumption, and Tenant shall pay as Additional Rent for water consumed, at the actual out-of-pocket cost to Landlord without profit, and for the actual out-of-pocket sewer rents and all other rents and charges based upon such excess consumption of water (without profit);

(c)

General day-to-day janitorial service (excluding carpet shampooing and hard surface floor waxing) five days a week in a manner consistent with the Comparable Buildings, and regular elevator service during the normal business hours for the building as set forth in Section 9.1(a) above (except that during after-hours no less than one (1) passenger elevator and one (1) service elevator must be available to Tenant seven (7) days a week, 24 hours each day (except when elevator service must be suspended because of repairs or emergencies, provided in such event, Landlord must continuously and diligently pursue completion of any required elevator repairs or otherwise take all commercially reasonable steps to restore elevator service to the Premises as quickly as possible) throughout the Lease Term.  Tenant shall not without the prior written consent of Landlord, use heat generating machines or equipment (other than normal office and call center machines, or equipment or lighting other than Building standard lights in the Premises) which adversely and materially affect the temperature otherwise maintained by the air conditioning system required to be provided by Landlord as set forth in Section 9.1(a) above.  If such consent is given, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the actual out-of-pocket costs therefor (without profit), including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord within thirty (30) days after demand by Landlord (together with reasonable back-up documentation).  If Tenant, as reasonably determined by Landlord in good faith, consumes or requires electric current in the Premises in excess of the specification contained in Section 9.1(b) hereof and such excess consumption continues for thirty (30) days after Tenant's written receipt of notice from Landlord of the same (which notice must be accompanied by a detailed description of Landlord's basis for its good faith determination that Tenant is consuming such excess electricity), then Landlord may, at its election, either cause an electric current meter (or if reasonably possible, a submeter) to be installed in the Premises so as to measure the electric current consumed for such excess use or determine the value of such excess use by causing an independent electrical engineer or consulting firm, selected by Landlord (and whose fees must be commercially competitive with the fees charges by engineers or consultants providing a similar scope of services to the Comparable Buildings), to conduct a survey of Tenant's use of electric current and to certify such determination in writing to Landlord and Tenant.  The actual out-of-pocket and verifiable cost of any such survey or installation and maintenance of such meter shall be borne by Tenant if the survey or meter indicates excess use by Tenant.  Additionally, Tenant agrees to pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor by Landlord, the actual charges for electricity paid by Landlord to the electricity provider (including, by way of example, and not by way of limitation, kWh charges, PUC assessments, taxes, distribution charges, transmission service charges, meter charges, etc.) determined to be due for the electric current consumed in the Premises in excess of the specification contained in Section 9.1(b) hereof, as shown by such meter or as indicated in such survey, as the case may be.

(d)

Notwithstanding anything in this Lease to the contrary, Tenant will not without the prior written consent of Landlord use any apparatus or device in the Premises that in any way increases the amount of water usually furnished or supplied for use of the Premises as general office and call center space.  Tenant shall not connect with any electric current except through existing electrical outlets in the Premises, or to any water pipes, any apparatus or device for the purposes of using electric current or water.  If Tenant shall require water in excess of that usually furnished or supplied for use of the Premises, Tenant must first procure the written consent of Landlord to the use thereof, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall pay Additional Rent for such excess consumption of water as provided in Section 9.1(b) hereof.  Tenant may maintain and operate data processing equipment on the Premises, but all additional costs in connection therewith (including, but not limited to, additional support flooring, insulation, electrical outlets and temperature maintenance facilities) shall be borne solely by Tenant and the utility services utilized by or for such equipment shall be separately metered and the cost of such utility services with metering shall be borne solely by Tenant.

(e)

Landlord will provide security in the form of limited access to the Building from the parking garage and the Building’s exterior doors and limited elevator access to the Premises during all times other than the hours specified in Section 9.1(a) hereof in the form of limited key access entry cards or other restricted entry device.  In addition, Monday to Friday, excluding legal holidays, Landlord will provide on-site security services available from 7:00 a.m. to 11:00 p.m. consistent with the security services provided in the Comparable Buildings.  In addition, Monday to Friday, except Building holidays, Landlord's security personnel shall sign in all and notify Tenant's designated contact of all visitors to the Premises or alternatively, Landlord may at its expense provide a sign-in log book and install a dedicated telephone at the security desk, which shall be used by Tenant’s visitors to sign in and notify Tenant's designated contact that the visitor desires an escort and access to the Premises.  In no event will Landlord's security personnel permit any unescorted visitors access the Premises.  Landlord agrees that the foregoing is necessary because Tenant may elect not to have a reception area within the Premises.  Tenant acknowledges and agrees that such security services will not assure the prevention of injury, theft or damage to Tenant or its employees, agents, contractors, licensees or invitees, or to any personal property located in the Building (including the parking garage) and Landlord shall not be liable or responsible, by reason of providing any security services pursuant to this Lease or otherwise, for any injury, theft or damage to Tenant or its employees, agents, contractors, licensees or invitees, or to any personal property located in the Building (including the parking garage), except to the extent that such injury, theft or damage is the result of Landlord’s gross negligence (but subject to the terms and conditions of the waiver of subrogation set forth in Section 13.4) or willful misconduct.  Landlord hereby agrees that the Tenant may upgrade its security system, at its cost and expense, for the Premises; provided, however, that (i) the Approved Working Drawings (as defined in the Work Letter) shall specify such security system in the Premises; (ii) Tenant shall obtain, prior to making any changes or modifications to such security system after the completion of the construction of the Improvements, Landlord’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned; (iii) Tenant shall provide Landlord and its property management company with a means to enter the Premises in an emergency for repairs; and (iv)  as to any areas of the Premises which Tenant restricts Landlord and its property management company from entering except in an emergency (the “Security Areas”), Tenant hereby expressly relieves and discharges Landlord and its property manager from any obligations under this Lease that Landlord cannot perform (e.g., janitorial service) in the Security Areas.

(f)

Tenant, at its sole expense, may install a supplemental HVAC system in the Premises, for the purpose of servicing the Premises during hours other than the hours specified in Section 9.1(a) hereof or to supplement the HVAC provided to the Premises during the normal Building hours (the "Tenant HVAC System").  If required for such purpose, Tenant may connect into the Building's condenser water system, if and to the extent that  (i) Tenant's use of condenser water pursuant to this Section 9.1(f) will not materially adversely affected the condenser water system or the use thereof by Landlord and the other tenants and occupants of the Building, and (ii) such connection is otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed unless a Design Problem (as defined in Section 3.2 of the Tenant Work Letter) exists.  If Tenant connects into the Building's condenser water system pursuant to the of the foregoing sentence, (x) Tenant shall install, at Tenant's expense, a meter to measure Tenant's use of condenser water, and (y) Tenant shall reimburse Landlord for Tenant's use of condenser water at Landlord's actual out-of-pocket cost therefor (without profit).  Tenant shall be permitted, at Tenant's sole cost and expense, to access 277/480 volts of electricity from the existing bus duct riser in connection with the Tenant HVAC System.  In connection with the foregoing (A) Landlord shall, at Tenant's sole cost and expense, separately meter the electricity utilized by the Tenant HVAC System, and (B) Tenant shall pay, as Additional Rent, the actual charges for electricity billed or charged to Landlord by the electricity provider (including, by way of example, and not by way of limitation, kWh charges, PUC assessments, taxes, distribution charges, transmission service charges, meter charges, etc.) consumed by the Tenant HVAC System.  Landlord hereby agrees that, at Tenant's sole option, Tenant shall be permitted to remove the Tenant HVAC System, and repair any damages to the Building caused by such removal, or leave same in the Premises, in which event the same shall become a part of the realty and belong to Landlord, without payment to Tenant or credit against the rent, and shall be surrendered by Tenant with the Premises upon the expiration or earlier termination of this Lease.

(g)

Tenant may install (as part of the Improvements or a subsequent Alteration), maintain, replace, remove or use any communications or computer wires and cables, including, without limitation multiple T-1 lines for use in connection with Tenant's use of VoIP phones and other voice and data lines in the Premises (collectively, the "Lines") at the Building in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent which will not be withheld as long as no Design Problem exists, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of the Tenant Work Letter or Section 10.4 of this Lease, as the case may be, (ii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iii) any new or existing Lines servicing the Premises shall comply with all applicable laws, and (iv) Tenant shall pay all costs in connection with the installation of its Lines.  Upon the expiration or termination of this Lease, Tenant shall leave in place all telecommunications equipment and other facilities for telecommunications transmittal installed in the Premises or the Building for Tenant's use (excluding, however, any satellite dish and other communications equipment and associated cabling and conduit installed and/or operated by or on behalf of Tenant on the Building's roof, which Tenant shall at its expense remove from the roof at the expiration or earlier termination of this Lease and, using Landlord’s roof contractor, make any necessary roof repairs caused by the installation or removal of such dish, equipment, cabling or conduit), including any cable and wiring, which wiring shall be terminated at connectors at both ends and each separate line properly identified with a tag at both ends, in all events, without payment to Tenant or credit against the rent.

9.2

Interruption of Services.  Subject to the further provisions of this Section 9.2, Landlord reserves the right from time to time to install, use, maintain, repair, replace and relocate service to the Premises and other parts of the Building, and to alter or relocate any other facility in the Building; provided the same shall not materially and adversely affect access to the Premises or parking facility or Tenant's use of the Premises for the permitted use.  Landlord at all times, however, shall use commercially reasonable efforts to avoid, and if it cannot avoid, to minimize any interruption, delay or diminution in the furnishing of any services to be provided to the Premises or the Building hereunder.  Interruption or curtailment of any service maintained in the Building, if caused by strikes, mechanical difficulties, actions of Landlord under the first sentence of this Section 9.2, or for any other reason beyond Landlord's control, shall not entitle Tenant to any claim against Landlord or to any abatement in rent (except as provided further herein), nor shall the same constitute constructive or partial eviction.  Unless due to the negligence of Landlord, Landlord shall not be liable to Tenant for any injury or damage resulting from defects in the plumbing, heating, or electrical systems in the Building or for any damage resulting from water seepage into the Building or for any act or failure to act by any other Tenants at the Building or for any damage resulting from wind storm, hurricane or rain storm.  Notwithstanding the foregoing, in the event of an interruption of service or failure to provide access to the Premises or parking facility that is within Landlord’s reasonable control, if such interruption or failure to provide access occurs and, as a result thereof, Tenant’s use of the Premises is materially adversely affected for at least three (3) consecutive business days, then Base Rent, Additional Rent and all other charges shall be entirely abated for each day thereafter until the interrupted service or access is fully restored.

10.

MAINTENANCE, REPAIRS AND ALTERATIONS.

10.1

Landlord's Obligations.  Subject to the provisions of Sections 8.2 and 14, and except for damage caused by any negligent (but subject to the waiver of subrogation set forth in Section 13.4) or intentional act or omission (where Tenant has a duty under this Lease or applicable law to act) of Tenant or Tenant's employees, agents or contractors (collectively, the "Tenant Related Parties"), in which event Tenant shall repair the damage, at its sole expense,

Landlord shall keep in good order, condition and repair the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, exterior wall, window seals, vents, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, landscaping, exterior foundations, stairwells, elevator cabs, men’s and women’s public washrooms located in the Premises, parking areas, and the Building’s common areas (collectively, "Building Structure") and those portions of the Building which are not occupied or leased by any tenant and shall also maintain and repair in good condition and operating order and keep in good repair and condition the basic mechanical, electrical, life safety, plumbing (to all points of supply to the Premises), sprinkler systems (connected to the core and any distribution throughout the Premises) and heating, ventilating and air conditioning systems (including primary loops connected to the core and any distribution throughout the Premises) serving the Premises, and all costs incurred by Landlord in making any such repairs or performing such maintenance shall to the extent expressly permitted by Section 6.2, be Operating Expenses.  Landlord shall also replace Building standard light bulbs and ballasts within the Premises and the Building’s common areas.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.  Other than as specifically provided in this Lease and as to any Code Work required to be made by Landlord pursuant to the Tenant Work Letter), Landlord shall not be obligated to make any repairs or improvements of any kind, in, upon, about, or to the Premises or the Building, including without limitation, the performance of any action, which is the obligation of Tenant or any other tenant or occupant of the Building.  If Landlord fails in the performance of any of Landlord’s obligations under this Lease pertaining to the maintenance or repair of the Premises and/or the Building (expressly excluding, however, any repair obligations resulting from the occurrence of a fire, windstorm or other casualty which shall be governed by Article 14 or caused by the negligence (but subject to the terms and conditions of the waiver of subrogation set forth in Section 13.4) or willful misconduct of Tenant, any Tenant Related Parties) and such failure continues for forty-five (45) days after Landlord’s receipt of written notice thereof from Tenant (except in the case of an emergency in which event such notice and cure period if any shall be to the extent reasonable given the totality of the circumstances giving rise to the emergency or an additional reasonable time after such receipt if (i) such failure cannot be cured within such forty-five (45) day period, and (ii) Landlord commences curing such failure within such forty-five (45) day period and thereafter diligently and continuously pursues the curing of such failure) (each such failure constituting a "Landlord Failure"), then Tenant shall have the right, but not the obligation, to cure such Landlord Failure at Landlord’s expense and submit to Landlord an invoice for the actual out-of-pocket and commercially reasonable costs incurred by Tenant to cure such Landlord Failure (accompanied by reasonable back-up documentation); provided, however, that nothing contained herein shall be deemed, construed or held to give Tenant any right to perform, or cause to be performed, any work on the Building Structure, portions of the Building leased or occupied by other tenants, or the Building’s base building mechanical, electrical, life safety, plumbing (other than the systems, equipment, fixtures and appliances located within or otherwise serving the Premises), sprinkler systems or heating, ventilating and air conditioning systems other than the portion of the heating, ventilating and air conditioning systems from the VAV boxes to the Premises’ interior.  Landlord shall, within thirty (30) days after receipt of such invoice, reimburse Tenant for such reasonable costs.  If Landlord does not reimburse Tenant within thirty (30) days after receipt of Tenant’s invoice and back-up documentation, then, notwithstanding any provisions in this Lease to the contrary, Tenant shall be entitled to offset against the next installments of monthly Base Rent coming due under this Lease an amount equal to the actual reasonable expenses incurred by Tenant in connection with such cure of the Landlord Failure.  Any such offset by Tenant (once realized) shall be deemed and construed to be, (a) a full and final release and discharge of Landlord by Tenant of Landlord’s obligation to cure the Landlord Failure to the extent cured by Tenant; and (b) an express representation, warranty and covenant by Tenant to Landlord and its mortgagee and their respective successors and assigns that (1) Tenant’s cure of the Landlord Failure was performed in accordance with all applicable laws, regulations, codes or ordinances (including, but not limited to, applicable building codes, municipal ordinances, OSHA regulations and regulations and requirements of Fire Insurance Rating Bureau); and (2) in performing any such work, maintenance or repair in connection with Tenant’s cure of the Landlord Failure with specific reference to Tenant's indemnity obligations set forth in Section 10.4(c), Tenant shall comply with its obligation under this Lease respecting lien free completion of such work.  Tenant’s offset of any amounts permitted by this Section 10.1 constitutes Tenant’s sole and exclusive remedy for any Landlord Failure to the extent of Tenant’s cure of such Landlord Failure.

10.2

Tenant's Obligations.  Subject to the provisions of Sections 8.2 and 14 and except for damage caused by any negligent (but subject to the waiver of subrogation set forth in Section 13.4) or intentional act or omission (where Landlord has a duty under this Lease or applicable law to act) of Landlord, the Landlord Related Parties or any of their agents, contractor or employees, Tenant, at Tenant's expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing equipment beginning at the points of the supply in the Premises, electrical and lighting facilities installed by or on behalf of Tenant in the Premises’ interiors, the Improvements and equipment within the Premises, trade fixtures, interior walls and interior surfaces of exterior walls, non-structural ceilings, interior windows and doors located within the Premises.  All repairs made by Tenant shall be at least of the same quality, design and class as that of the original work.  Subject to Section 8.6 above, Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Building.  All damage or injury to the Building or to the Premises, fixtures, appurtenances and/or equipment caused by Tenant moving property in or out of the Building or the Premises or by Tenant's installation or removal of furniture, fixtures, or other property, or from any other cause of any kind or nature whatsoever due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, any Tenant Related Parties shall be repaired, restored, or replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord.  In the event that Tenant fails to keep the Premises in good order, condition and repair as required pursuant to this Section 10.2 while this Lease remains in effect and such failure continues for forty-five (45) days after Tenant's receipt of written notice thereof from Landlord (except in the case of an emergency in which event such notice and cure period if any shall be to the extent reasonable given the totality of the circumstances giving rise to the emergency or an additional reasonable time after such receipt if (i) such failure cannot be cured within such forty-five (45) day period, and (ii) Tenant commences curing such failure within such forty-five (45) day period and thereafter diligently and continuously pursues the curing of such failure), Landlord may make such repairs to the extent required by this Section 10.2 without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof (except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors), and upon completion thereof Tenant shall within thirty (30) days after demand (accompanied by reasonable back-up documentation) pay to Landlord as Additional Rent the actual out-of-pocket and commercially reasonable cost of restoring the Premises to such good order and condition.

10.3

Surrender.  On the last day of the Lease Term or on any sooner termination or date on which Tenant ceases to possess the Premises, Tenant shall surrender the Premises to Landlord in good and clean condition, ordinary wear and tear and repairs which are not specifically made the responsibility of Tenant hereunder excepted.  Prior to such surrender Tenant shall repair any damage to the Premises occasioned by its removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage to the extent caused by such removal.  TENANT AGREES TO INDEMNIFY LANDLORD AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY LIABILITY (INCLUDING REASONABLE ATTORNEYS' FEES) OF LANDLORD TO THIRD PARTIES RESULTING FROM TENANT'S FAILURE TO TIMELY COMPLY WITH THE PROVISIONS OF THIS SECTION 10.3.

10.4

Alterations and Additions.  (a) Excluding the construction of the Improvements to be performed by Tenant in accordance with the provisions of the Tenant Work Letter and the Approved Working Drawings (as defined in the Tenant Work Letter), Tenant shall not, without Landlord's prior written consent, make any alterations, improvements or additions (referred to collectively herein as "Alterations") in, on or about the Premises.  Landlord's consent pursuant to this Section 10.4(a) shall be granted or reasonably withheld by notice to Tenant within fifteen (15) days after Landlord’s receipt of Tenant’s notice requesting Landlord’s consent (but such fifteen (15) day period shall be extended to the extent special circumstances are presented (e.g., structural engineering review is required)) but such consent may only be withheld to the extent a Design Problem (as defined Section 3.2 of the Tenant Work Letter) exists.  Landlord may require that Tenant remove any or all of such Alterations at the expiration of the Lease Term or the termination of Tenant’s right of possession of the Premises, and restore the Premises to the condition required in Section 10.3 above; provided, however, that (i) Landlord shall not require Tenant to remove any of the Improvements at the expiration of the Lease Term or the termination of Tenant’s right of possession of the Premises; (ii) if Landlord wishes to require Tenant to remove such Alteration at the expiration of the Lease Term or the termination of Tenant’s right of possession of the Premises, then Landlord shall notify Tenant at the time Tenant makes the request for Landlord’s prior consent or approval of the Alteration whether or not Tenant is required to removal such Alteration at the expiration of the Lease or the termination of Tenant’s right of possession; and (iii) in the case of Cosmetic Alterations (as defined herein), by written notice to Tenant within five (5) business days after Landlord's receipt of Tenant's notice of such Cosmetic Alterations that Landlord requires such Alteration to be removed at the expiration of the Lease or the termination of Tenant’s right of possession of the Premises.  Should Tenant make any Alterations without the prior approval of Landlord, Landlord may require that Tenant immediately remove any or all of such items and/or Landlord may declare a default by Tenant under this Lease; provided, however, that notwithstanding the foregoing, after the Commencement Date, Tenant, without Landlord’s approval, may make the following cosmetic alterations to the Premises (collectively, the “Cosmetic Alterations”) provided that the cost thereof shall not exceed in any period of twelve (12) consecutive months the sum of $75,000.00 for any individual Cosmetic Alteration or $150,000.00 for all Cosmetic Alterations:   (1) cosmetic, interior decorating and refurbishment Alterations (e.g., paint, carpet, countertops, etc.) in the Premises; and (2) Alterations in the Premises that do not adversely affect the Building Structure or the basic mechanical, electrical, life safety, plumbing (to all points of supply in the Premises), sprinkler systems (connected to the core and any distribution throughout the Premises) and heating, ventilating and air conditioning systems (including primary loops connected to the core and any distribution throughout the Premises).  Except in connection with normal interior decorating of the Premises, Tenant shall not place any holes in any part of the Premises, and, except to the extent otherwise expressly permitted under this Lease, in no event shall Tenant place any exterior or interior signs or interior drapes, blinds, or similar items visible from the outside of the Premises without the prior written approval of Landlord.

(b)

Any Alterations (other than Cosmetic Alterations and those not requiring building permits) in, on or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans.  If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies (to the extent necessary), the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant with all conditions of such permit and with all specifications in the plans in a prompt and expeditious manner.  Tenant shall not permit any of the work to be performed by persons not currently licensed under any applicable licensing laws or regulations pertaining to the types of work to be performed.  Landlord shall not be deemed unreasonable in the exercise of its discretion for withholding approval of any Alterations which involve or might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or which will require unusual expense to retrofit the Premises to general office use on the expiration or earlier termination of this Lease.

(c)

Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Building.  Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility in, on or about the Premises as provided by law.  If any mechanics or other lien shall be filed or delivered with respect to the Premises or the Building, based upon any act of Tenant or of anyone claiming through Tenant, or based upon work performed or materials supplied allegedly for Tenant (by other than Landlord), Tenant shall cause the same to be canceled and discharged of record within thirty (30) days after Tenant receives notice of the filing or delivery thereof.  If Tenant has not so canceled the lien within thirty (30) days as required herein, Landlord may pay such amount, and the amount so paid together with interest thereon from the date of payment and all reasonable legal costs and charges, including reasonable attorneys’ fees, actually incurred by Landlord in connection with such payment and cancellation of the lien or notice of intent shall be Additional Rent and shall be paid by Tenant to Landlord within thirty (30) days after invoice (together with back-up documentation).  Tenant may, prior to the date on which Landlord actually pays to the claimant the amount secured or intended to be secured by such mechanics or other lien, contest the validity of any such lien or claim, provided that in such circumstances Tenant shall at its expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord, the Premises or the Building.  Nothing herein contained shall be construed as a consent on the part of Landlord to subject the interest and estate of Landlord to liability under any lien law of the state in which the Premises are situated, for any reason or purpose whatsoever, it being expressly understood that Landlord's interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

(d)

Unless Landlord requires their removal and subject to Tenant's rights, as set forth in Section 10.4(a), all Alterations which may be made on the Premises shall, at the expiration of the Lease Term or such other time at which Tenant ceases to occupy the Premises, become the property of Landlord and remain upon and be surrendered with the Premises.  Notwithstanding the provisions of this Section 10.4(d), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 10.3 hereof.

(e)

Notwithstanding the foregoing and provided Landlord secures the consent of Landlord’s mortgagee (it being agreed that Landlord shall promptly request such consent in writing and shall notify Tenant if the mortgagee gives the requested consent), if Tenant shall lease or finance the acquisition of any specifically enumerated equipment and personal property not paid for in whole or in part by Landlord which Tenant is permitted under this Lease to remove at the expiration or earlier termination of this Lease, Landlord shall, upon written request from Tenant, and at the Tenant's sole cost and expense, enter into a written subordination agreement, expressly subordinating Landlord’s liens and security interests under this Lease to those of Tenant’s lender or equipment lessor, which has made or is making a loan or other extension of credit to Tenant to be secured by liens and security interests in such specifically enumerated equipment and personal property located or to be located in the Premises (but not secured by any right, title or interest of Tenant in this Lease or the leasehold estate created hereby), provided such subordination is pursuant to a written subordination agreement in form and substance mutually satisfactory to Landlord and Tenant’s lender or equipment lessor.

11.

TENANT'S USE OF COMMON AREAS.

Tenant's non-exclusive use of the common areas described in Section 2.2 shall be subject to such reasonable rules and regulations promulgated by Landlord pursuant to and subject to the limitations set forth in Section 8.6.  Tenant agrees to repair at its cost all damages to the common areas occasioned by the negligence or willful misconduct of Tenant or the Tenant Related Parties (subject to the waiver of subrogation set forth in Section 13.4).

12.

TAXES AND TELEPHONE.

12.1

Personal Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon improvements, fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.  If Tenant shall cause such improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written notice from Landlord setting forth the taxes applicable to Tenant's property (except to the extent specifically included or excluded from the definition of Real Estate Tax in Section 6.2(b)  above), excluding state, local and federal personal or corporate income taxes and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, and if Tenant fails to do so, Landlord may make such payment and the amount so paid, together with interest thereon from the date paid, shall be Additional Rent and shall be due and payable to Landlord on the next succeeding date on which a Base Rental installment is due.

12.2

Intentionally Omitted.

12.3

Telephone.  Tenant shall separately arrange and pay for the furnishing of and use of all telephone services as Tenant may deem necessary for its use of the Premises, and Landlord shall have no liability in connection therewith.

13.

INSURANCE AND INDEMNITY.

13.1

Liability Insurance.  Tenant shall, at Tenant's expense, obtain and keep in force during the Lease Term a commercial general liability policy of bodily injury and property damage insurance, covering the insuring provisions of this Lease and the performance by Tenant of its indemnity agreements set forth in Section 13.5 of this Lease.  Such insurance shall be in an amount not less than $1,000,000 per occurrence and $2,000,000 aggregate with $4,000,000 umbrella liability coverage.  CGL insurance shall be written on ISO occurrence form CG 00 01 01 96 (or a substitute form providing equivalent coverage). The limits of said insurance shall not, however, limit the liability of Tenant.  If in the reasonable opinion of Landlord the amount of liability insurance required hereunder is not adequate, then Tenant shall increase said insurance coverage as reasonably required by Landlord and applied to all tenants and occupants in the Building but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that generally required by landlords of Comparable Buildings.  However, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease.  Upon written request from Landlord, Tenant shall cause any Tenant hired contractor or vendor to provide evidence of liability insurance with limits not less than the limits stated above naming Landlord as an Additional Insured.  Landlord shall further procure and maintain commercial general liability insurance with a loss limit at least equal to that required by Tenant as set forth above.

13.2

Property Insurance.  Landlord shall obtain and keep in force during the Lease Term causes of loss – special form property insurance coverage on the Building (including Building standard improvements) in an amount not less than 90% of the full replacement value of the Building.  Landlord’s insurance required pursuant hereto shall be primary in the event of overlapping coverage which may be carried by Tenant and which covers items for which Landlord is primarily responsible under this Lease (including with respect to claims arising for acts or omissions occurring within the public areas and/or common areas of the Building), and all such coverages shall include coverage of Landlord’s indemnity obligations hereunder.  Notwithstanding the foregoing, the limits of said insurance shall not limit Landlord’s liability.  Landlord may also, but shall not be required to, procure any other insurance policies respecting the Premises or Building which Landlord deems necessary and provided that the type of such insurance and limits thereof are consistent with prudent insurance practices generally followed by commercial landlords in Comparable Buildings.  All such insurance shall be included as part of the Operating Expenses.  Tenant shall also obtain and keep in force during the Lease Term, at Tenant's expense, causes-of-loss special form property damage insurance upon the property of every description and kind owned by Tenant and located in the Premises, including without limitation, furniture, fittings, installations, the Improvements, Alterations, additions, partitions, fixtures and anything in the nature of improvements in an amount not less than 90% of the full replacement cost thereof.  Such insurance shall insure Tenant and Landlord.  If Tenant shall fail to procure and maintain the insurance required hereunder and such failure continues after written notice and expiration of a ten (10) business day cure period, Landlord may but shall not be required to procure and maintain the same, and any amount so paid by Landlord for such insurance shall be Additional Rent which shall be due and payable by Tenant within thirty (30) days after invoice (together with back-up documentation).

13.3

Insurance Policies.  Insurance required by Tenant and Landlord hereunder shall be in companies rated A-VII (7) or better as rated by AM Best Company or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of Texas.  Tenant shall deliver to Landlord prior to taking possession of the Premises certificates (on a standard ACORD form) evidencing the existence and amounts of such insurance with loss payable and additional insured clauses as required pursuant to this Article 13.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days' prior written notice to Landlord.  Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals thereof, or Landlord after written notice to Tenant of such failure and expiration of a ten (10) day cure period, may order such insurance and charge the cost thereof to Tenant, shall be Additional Rent and shall be payable by Tenant within thirty (30) days after invoice (together with back-up documentation).  Tenant shall not do or permit to be done anything, which shall invalidate the insurance policies referred to in Section 13.1.  Tenant shall forthwith, within thirty (30) days after receipt of Landlord's invoice (together with back-up documentation), reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant for other than general office and call center use causing an increase in the cost of insurance.

13.4

Waiver of Subrogation.  Anything in this Lease to the contrary notwithstanding, neither party shall be liable to the other party or to any insurance company insuring the other party for any loss (including, deductibles and self-insurance retentions) and Tenant and Landlord each waives any and all rights of recovery against the other, or against the partners, officers, directors employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured or could have been insured against under any insurance policy described in this Article 13 (other than commercial general liability insurance) even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees; provided that if the existence of such waiver would cause any insurance coverage to be voided or uncollectible absent the consent of the insurance carrier, such waiver shall apply only to the extent that a waiver of subrogation endorsement to insurance policies covering the risks is obtained from said carriers.  Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain policies of insurance, if obtainable, which shall include a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against.  If such waiver (or any other form of permission for the release of the other party) is not or shall cease to be either available at commercially reasonable rates or obtainable at all from the insured party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its reasonable efforts to obtain the same from another insurance company.

13.5

Indemnity and Hold Harmless.  Tenant shall indemnify, defend and hold Landlord, its partners, and their respective officers, agents, servants, employees and independent contractors (collectively, "Landlord Parties") harmless from any and all loss, expense, claims, liabilities, damages and costs, including, without limitation, court costs and reasonable attorneys’ fees and expenses, incurred by the Landlord Parties (or any of them), which arise from the use of the Premises or the Building by any of the Tenant Related Parties, from the conduct of Tenant’s business, from any activity, work or things performed by Tenant or any of the Tenant Related Parties in, on or about the Premises or the Building, or from any claim brought by any Tenant Related Parties, EVEN IF SUCH CLAIMS, LIABILITIES, DAMAGES OR COSTS RESULT FROM THE NEGLIGENCE (BUT NOT TO THE EXTENT ATTRIBUTABLE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE LANDLORD PARTIES (OR ANY OF THEM), and shall further indemnify, defend and hold the Landlord Parties harmless from and against any and all claims, liabilities, damages and costs, including, without limitation, court costs and reasonable attorneys’ fees and expenses, incurred by the Landlord Parties (or any of them), which arise from Tenant’s breach or default in the performance of any obligation of Tenant pursuant to this Lease, or which, whether they occur in the Premises or other than in the Premises, arise from any negligence of Tenant or any Tenant Related Parties, EVEN IF SUCH CLAIMS, LIABILITIES, DAMAGES OR COSTS RESULT FROM THE NEGLIGENCE (BUT NOT TO THE EXTENT ATTRIBUTABLE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE LANDLORD PARTIES (OR ANY OF THEM).  Landlord shall indemnify, defend and hold Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, "Tenant Parties") harmless from any and all loss, expense, claims, liabilities, damages and costs, including, without limitation, court costs and reasonable attorneys’ fees and expenses, incurred by Tenant, which arise from Landlord’s breach or default in the performance of any obligation of Landlord pursuant to this Lease or from any negligence or willful misconduct of Landlord or any Landlord Related Parties.  The provisions of this Section 13.5 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Notwithstanding anything to the contrary contained in this Lease, except to the extent provided in Section 3.5 of this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages.

13.6

Exemption of Landlord from Liability.  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, including without limitation from any relocation by Landlord of Tenant within the Building (except as expressly provided otherwise in Section 20), or except to the extent caused by the gross negligence or willful misconduct of Landlord or the Landlord Related Parties (but subject to the waiver of subrogation set forth in Section 13.4) for damage to the goods, wares, merchandise or other property of Tenant, any Tenant Related Parties or any of Tenant’s contractors, subcontractors or invitees, or any other person in, on or about the Premises or Building, nor shall Landlord be liable for injury to the person of Tenant, any Tenant Related Parties or any of Tenant’s contractors, subcontractors or invitees, whether any such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether the said damage or injury results from conditions arising upon the Premises or any other cause, and whether the said damage or injury results from conditions arising upon the Premises or Building, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Landlord or Tenant, unless and to the extent such injury, loss of income or damage is caused by the gross negligence (but subject to the terms and conditions of the waiver of subrogation set forth in Section 13.4) or willful misconduct of Landlord or the Landlord Related Parties.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building.  Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises or the Building from any cause and Tenant hereby waives all claims in respect thereof against Landlord, excepting and to the extent where said damage arises out of the gross negligence (but subject to the terms and conditions of the waiver of subrogation set forth in Section 13.4) or willful misconduct of Landlord or the Landlord Related Parties.

14.

DAMAGE OR DESTRUCTION

14.1

Option to Terminate Lease.  If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly and diligently: (i) deliver to Tenant within ninety (90) days after the date Landlord learns of the necessity for repairs as a result of damage a good faith estimate (the "Damage Repair Estimate") of the time needed to repair the damage caused by such casualty (the "Completion Date"), which assessment shall be based on the opinion of a contractor reasonably selected by Landlord and experienced in Comparable Buildings; and (ii) subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 14, the base, shell and core of the Building (which includes the Building Systems and Building Structure) to substantially the same condition as existed prior to the casualty, except for modifications required by law, the holder of a mortgage on the Property, or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common area restroom serving the Premises shall not be materially impaired.  Notwithstanding any other provision of this Lease, and provided that as of the date of the fire or other casualty all insurance that Tenant is required to maintain pursuant to Section 13.2 of this Lease is in full force and effect, then upon the occurrence of any damage to the Premises resulting from fire or other casualty, Tenant shall promptly assign to Landlord all insurance proceeds payable to Tenant pursuant to the insurance maintained by Tenant under Section 13.2, and, provided that Tenant has made such assignment and not otherwise exercised its right to terminate this Lease pursuant to this Article 14, Landlord shall return the Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds actually received by Landlord from the insurance proceeds assigned by Tenant to Landlord, the cost of such repairs shall be paid by Tenant at its expense to Landlord throughout the course of Landlord's repair of the damage.  Notwithstanding the foregoing, Landlord may, at its option and subject to Section 14.2 hereof, elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by giving notice to Tenant within ninety (90) days after Landlord receives actual notice of the fire or other casualty, and thereupon the Lease Term shall expire by lapse of time upon the ninetieth (90th) day after such notice is given  but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present:  (i) repairs cannot reasonably be completed within two hundred forty (240) days after the date Landlord learns of the necessity for repairs as the result of damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be.  Upon electing to repair or restore, Landlord may proceed with reasonable dispatch to perform the necessary work, and the Base Rent to be paid until such work is completed shall be abated in proportion of the Premises being unusable for a period equal to one day or less and in no event shall Landlord be liable for any loss of profits or income.  Notwithstanding the foregoing, there shall be no abatement, apportionment or reduction in the rental obligations of Tenant if the damage or destruction is caused by the gross negligence or willful misconduct of Tenant or any of the Tenant Related Parties.

14.2

Obligation to Repair or Restore.  If and only if all of the following circumstances exist with respect to damage or destruction to the Premises and the Building, Landlord may not elect to terminate the Lease as provided in Section 14.1 hereof but rather must elect to repair or restore the Premises:

(a)

There is no fault or neglect on the part of Tenant, any Tenant Related Parties or any of Tenant’s contractors, subcontractors or invitees, which contributed to the damage or destruction, or if the loss did not result from any equipment owned, loaned, leased to or rented by Tenant, which contributed to the damage or destruction;

(b)

The damage or destruction to the Building is less than fifty percent (50%) of the replacement cost thereof as reasonably determined by Landlord;

(c)

Landlord is fully insured (or would have been insured if Landlord maintained the insurance required by this Lease) for the casualty that causes the damage or destruction and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises;

(d)

The date of the damage or destruction is greater than one year prior to the Expiration Date of this Lease or any renewal, modification or extension thereof; and

(e)

Less than sixty percent (60%) of the rentable square feet of the Building is so damaged or destroyed, as determined by Landlord, regardless of the percentage of rentable square feet of the Premises, which may be damaged or destroyed.

14.3

Fault of Tenant.  Landlord may exercise its option to repair or restore as described in Section 14.1 even if such damage or destruction is due to the gross negligence or willful misconduct of Tenant, any Tenant Related Parties or any of Tenant’s contractors, or subcontractors, but in such event Landlord's election to repair or restore shall be without prejudice to any other rights and remedies of Landlord under this Lease, and there shall be no apportionment or abatement of any rent of any kind and Landlord shall not be liable for any other loss to Tenant of any nature whatsoever.

14.4

Obligations of Tenant.  Except as provided in this Section 14, none of Tenant's obligations under this Lease shall be affected by any damage or destruction of the Premises by any cause whatsoever.  Tenant hereby expressly waives any and all rights it might otherwise have under any law, regulation or statute, which would act to modify the provisions of the immediately preceding sentence.

14.5

Termination by Tenant.  In the event that more than fifty percent (50%) of rentable square feet of the Premises shall be damaged or destroyed by fire or other casualty not caused by the gross negligence or willful misconduct of Tenant, any Tenant Related Parties or any of Tenant’s contractors or subcontractors, such that in Tenant's good faith business judgment the remainder of the Premises is no longer suitable for Tenant's permitted use, then Tenant may terminate this Lease by giving notice to the Landlord within thirty (30) business days after the date of the fire or other casualty, and upon such termination the rental obligations of Tenant shall be duly apportioned as of the date of such fire or other casualty, provided, however, that Tenant shall have no right to terminate the Lease under this Section 14.5 if Tenant is in monetary or material non-monetary default of any of its obligations under the Lease after any applicable notice and cure period as of the date of the fire or other casualty.  If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right in Section 14.1 above, and the Damage Repair Estimate indicates that repairs cannot be completed within two hundred forty (240) days after the date that Landlord learns of the necessity of the repairs, Tenant may elect, not later than thirty (30) days after Tenant's receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant's notice.  If this Lease has not been previously terminated and if, as of the date that is thirty (30) days prior to the Completion Date, such repairs are not yet completed, Landlord shall deliver to Tenant a certificate (the "Updated Completion Date Certificate") from the contractor who is performing the repairs certifying the date, in such contractor's best good faith judgment, by which the repairs will be completed (the "Updated Completion Date") and if the Updated Completion Date extends for at least ninety (90) days beyond the Completion Date (which ninety (90) day period will be extended on a day for day basis as a result of Force Majeure delays), then the sole remedy of Tenant shall be the right to either (a) deliver a termination notice to Landlord, which will mean that this Lease shall thereupon terminate and shall be of no further force and effect, or (b) agree to extend the Completion Date to the Updated Completion Date which is set forth in the Updated Completion Date Certificate.  Failure of Tenant to make an election as set forth in (a) or (b) above in writing within ten (10) business days after receiving the Updated Completion Date Certificate shall be deemed to constitute Tenant's agreement to extend the Completion Date to the Updated Completion Date set forth in the Completion Date Certificate.  If the Completion Date is so extended, Landlord's right to request Tenant to elect to either terminate or further extend the Updated Completion Date shall remain and shall continue to remain, with the response period set forth above, until the repairs are completed or until this Lease is terminated.  Furthermore, if the damage is material and occurs during the last twelve (12) months of the Lease Term (or any applicable Renewal Term), or if the damage to the Improvements and Alterations is not fully covered by Tenant's insurance policies, then in either such case, Tenant shall be entitled to terminate this Lease by written notice to Landlord.

15.

CONDEMNATION.

If the whole of the Premises are taken under any public or private power of eminent domain, or sold by Landlord under the threat of the exercise of such power (all of which is herein referred to as "condemnation"), or if any material portion of the Building is so condemned so that it would not be practical, in Landlord's good faith judgment, to continue to maintain the Building, this Lease shall terminate as of the date of the condemning authority takes title or possession, whichever occurs first.  If only a portion of the Premises are so condemned, Tenant shall have the right, if a material portion of the Premises are so condemned or access to the Premises and parking facility is substantially impaired so as to render the Premises impractical for Tenant's permitted use (as determined by Tenant in its good faith business discretion) and Landlord is unable to provide Tenant with an alternative, but reasonably comparable access to the Premises and parking facility, to terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first, by Tenant giving written notice of such termination to Landlord not later than ninety (90) days after such date, but should Tenant elect not to so terminate this Lease, this Lease shall remain in full force and effect as to the portion of the Premises not so taken, and Tenant's rental obligations shall be reduced proportionately to reflect the number of rentable square feet remaining in the Premises, and such rental reduction, if any, shall take effect as of the date on which the condemning authority takes title or possession, whichever first occurs.  If repairs or restorations to that portion of the Premises not so taken are reasonably deemed necessary by Landlord to render such portion reasonably suitable for the permitted use, as mutually agreed by Landlord and Tenant, Landlord shall perform such work at its own cost and expense but in no event shall Landlord be required to expend any amount greater than the amount received by Landlord as compensation for the portion of the Premises taken by the condemnator.  All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, except that any award or other compensation made for any taking is subject to the rights of the first mortgagee up to the amount of its lien and of any junior mortgagee, as may be permitted by the first mortgagee, up to the full amount of such junior lien; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property, moving expenses, goodwill and/or for the interruption of or damage to Tenant's business.

16.

ASSIGNMENT AND SUBLETTING

16.1

Landlord's Consent Required.  Except as otherwise expressly provided in Section 16.5 of this Lease, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.  Except as otherwise set forth in Section 16.5 hereof, any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of the Lease.  As a condition of obtaining Landlord's consent, Tenant shall submit to Landlord together with its request for consent the name of the proposed assignee or subtenant, the non-proprietary terms and provisions of the proposed transaction, a description of the portion of the Premises to be transferred (the "Subject Space") and such other information as to the identity of the proposed assignee's or subtenant's business and its financial responsibility and standing as Landlord may reasonably require (the "Transfer Notice"), together with the effective date of the proposed transfer which shall be at least thirty (30) days after the date of submission of such information to Landlord.  The parties hereby agree that (a) Landlord shall either grant or deny consent within ten (10) business days after receipt of the Transfer Notice and such other non-proprietary information reasonably required by Landlord relating to the proposed Transfer, and (b) Landlord's failure to consent to any proposed transfer under this Section 16.1 shall not be deemed unreasonably withheld if (i) the occupancy resulting from such transfer will not be consistent with the general character of the business carried on by the tenants of the Building or violates any rights or options held by any other tenant of the building (and of which Tenant has received notice); or (b) the proposed occupant pursuant to the transfer does not have the financial strength and stability to perform its rental obligations in light of the responsibilities involved under the transfer on the date consent is requested and the fact that Tenant will not be released from its obligations under this Lease; or (c) any proposed sublease does not incorporate this Lease in its entirety so as to be subject to this Lease's provisions, or any such sublease does not require the sublessee to attorn to Landlord at Landlord's option in the event of a default by Tenant under this Lease; or (d) if Tenant does not execute an agreement with Landlord requiring Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) of any Transfer Premium received by Tenant from its transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the transfer, and (ii) any brokerage commissions and attorneys' fees incurred by Tenant in connection with the transfer, (iii) marketing expenses, tenant improvement allowances, alterations and cash concessions granted by Tenant in connection with the transfer, (iv) Base Rent paid from the date Tenant vacated the Subject Space and notified Landlord that it was so vacating until the date Tenant is entitled to receive Base Rent from the assignee or subtenant, and (v) the unamortized cost (amortized over the Lease Term with interest imputed at eight percent (8%) per annum) of the initial Improvements or any Alterations to the Subject Space paid for by Tenant (collectively, the "Subleasing Costs").  "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the transferee in connection with such transfer.

16.2

No Release of Tenant.  Regardless of Landlord's consent, no subletting or assignment or other transfer described in Section 16.1 shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder.  Consent to one assignment, subletting or other transfer shall not be deemed consent to any subsequent act.  In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of Tenant’s obligations under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.  Landlord may consent to subsequent assignments, subletting, or transfers of this Lease or amendments or modifications to this Lease with assignees or successors of Tenant without notifying Tenant and without obtaining its consent thereto and such action shall not relieve Tenant of liability under this Lease.  Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to grant consent to any transfer as defined in Section 16.1 if Tenant is in monetary or material non-monetary default under this Lease after any applicable notice and cure period at the time the request for consent is made or at any time thereafter through the effective date of the transfer.  In addition, Tenant acknowledges that its intent in executing this Lease is to occupy the Premises and not to make speculative usage of the Premises, and therefore Landlord shall have no obligation whatsoever to consent to any proposed transfer if the proposed occupant is an existing tenant in the Building and there exists space in the Building available for direct lease from Landlord, which space is reasonably sufficient to satisfy the existing tenant's or occupant's requirements or a potential tenant with whom Landlord is then (as of the time of Tenant’s request for Landlord’s consent) negotiating regarding the lease of space in the Building of comparable size and configuration to the space being offered by Tenant.  In the event that Tenant proposes to assign its entire interest in this Lease (other than in connection with Permitted Disposition pursuant to Section 16.5 hereof), Landlord shall have the right, exercisable by notice in writing to Tenant ("Recapture Notice") which Recapture Notice must be delivered, if at all, within fifteen (15) business days after receipt of the request by Tenant for Landlord’s consent to such assignment, to terminate this Lease upon execution of an agreement between Landlord and the proposed assignee, provided that Landlord shall not have any such termination right if Tenant withdraws such request within ten (10) days after Tenant's receipt of the Recapture Notice from Landlord.

16.3

Attorneys’ Fees and Administrative Fees.  In the event Tenant shall request the consent of Landlord to any assignment, subletting or transfer Tenant shall pay Landlord administrative fee of Five Hundred Dollars ($500) incurred in connection with giving such consent.

16.4

Right to Collect Rent.  The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease.  If the Premises are sublet or occupied by anyone other than Tenant and Tenant is in default hereunder, or this Lease is assigned by Tenant, then, in any such event, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent reserved in this Lease, but no such collection shall be deemed a waiver of the covenant in this Lease against assignment and subletting or the acceptance of such assignee, subtenant or occupant as tenant, or a release of Tenant from further performance of the covenants contained in this Lease.

16.5

Permitted Disposition.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right from time to time during the initial Lease Term and any Renewal Term without Landlord’s consent or approval to make a Permitted Disposition (as herein defined) provided that each of the following conditions precedent to the proposed Permitted Disposition must first be satisfied as reasonably determined by Landlord:  (i) as of the effective date of the proposed Permitted Disposition, Tenant shall not then be in monetary or material non-monetary default of this Lease after the giving of all applicable notices and the expiration of all applicable grace or cure periods under this Lease; and (ii) Tenant shall, within a reasonable period after the Permitted Disposition, give Landlord written notice of the Permitted Disposition, which notice shall include the name of the assignee or subtenant, the non-proprietary terms and provisions of the Permitted Disposition and the effective date of the Permitted Disposition and the assignment or sublease agreement executed by Tenant and the assignee or subtenant (which assignment or sublease agreement shall expressly provide that the use of the Premises by the assignee or subtenant shall conform to the Permitted Use, the assignee or subtenant shall comply with all of the provisions of this Lease [provided, that in the event of a sublease, said subtenant shall only be required to comply with the provisions of this Lease applicable to the subleased portion of the Premises that do not pertain to the payment of Rent], and in the case of an assignment, the assignee expressly assumes and agrees to pay and perform all of Tenant’s obligations under this Lease accruing from and after the effective date of the Permitted Disposition).  For purposes of this Section 16.5, the term "Permitted Disposition" means, provided all conditions precedent set forth in this Section 16.5 have been satisfied, the right to assign this Lease, or sublease all or any portion of the Premises, without Landlord’s consent or approval to (a) a Tenant Affiliate (as herein defined), provided Tenant remains liable to pay the rent and to perform all other obligations to be performed by Tenant hereunder; or (b) a Successor Entity (as herein defined) (provided that if the effective date of the Permitted Disposition occurs during any Renewal Term only, the net worth (as determined from the Successor Entity’s most recent annual audited financial statements and quarterly unaudited financial statements prior to the transfer) of such Successor Entity must be equal to or greater than the net worth of Tenant as of the Effective Date – it being agreed such net worth requirement shall not apply to any Permitted Disposition occurring during the initial Lease Term).  For purposes of this Section 16.5, the term "Tenant Affiliate" means any corporation, limited liability company, partnership or other entity which (A) is Tenant's parent corporation, (B) is a wholly owned subsidiary of Tenant (C) is a corporation or other entity of which Tenant or Tenant's parent corporation owns or the shareholders of Tenant or Tenant's parent corporation or the owners of the ownership interests other than capital stock of Tenant or Tenant's parent corporation own in excess of fifty percent (50%) of the outstanding capital stock or other ownership interest or (D) controls, is controlled by or under common control with Tenant or its parent.  For purposes of this Section 16.5, the term "Successor Entity" means any corporation, limited liability company, partnership or other entity (I) that has merged or consolidated with or into Tenant; (II) into which Tenant has merged or consolidated or that purchased of a majority of all of the capital stock or other ownership interests or assets of Tenant or Tenant's parent corporation; (III) that was created from any restructuring or reorganization of Tenant; or (IV) which acquires all or substantially all of the assets or stock of Tenant or (V) that as the result of a change of the domicile of Tenant or the reincorporation of Tenant in another jurisdiction, shall own all or substantially all of the assets of Tenant.  Notwithstanding anything to the contrary contained in this Article 16 of the Lease, "assignment," "transfer," "mortgage," "sublet"  shall not include the following direct or indirect transfers of ownership in Tenant, each of which may occur without being subject to Sections 16.1, 16.2, and 16.3:  (1) any sale or issuance of Tenant's stock in connection with a public offering, (2) any transfer of Tenant's stock traded on a recognized, domestic, national securities exchange or over-the-counter, (3) a pledge or transfer of Tenant's stock as security for any bona-fide debt financing of Tenant's business operations, or (4) Tenant's raising of additional operating capital.

17.

DEFAULTS; REMEDIES

17.1

Defaults.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a)

Tenant abandons the Premises and thereafter fails (following the expiration of any applicable notice and cure period) to fully and timely pay all Base Rent, and Additional Rent; or

(b)

The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due under this Lease; provided, however, that notwithstanding anything to the contrary contained herein: (i) as to the first two (2) failures by Tenant in any period of twelve (12) consecutive calendar months to make any such payment when due hereunder, Landlord shall give Tenant written notice of such default and an opportunity to cure such default by making such payment to Landlord no later than five (5) business days after Tenant’s receipt of such written notice, and (ii) as to the third and any subsequent failure by Tenant in such period of twelve (12) consecutive calendar months to make any such payment when due hereunder, Landlord shall have no obligation whatsoever to give Tenant any notice, either written or oral, or opportunity to cure such subsequent default or defaults under this Lease; or

(c)

The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default as determined by Landlord is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure as soon as possible within such thirty (30) day period and thereafter diligently prosecutes such cure to completion, and in any case completes such cure within thirty (30) days after the aforesaid written notice; or

(d)

(i)  The insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors, or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant to generally pay its debts as they mature; or (ii) the filing by or for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

17.2

Remedies in Default.  (a) In the event of any such default by Tenant after notice and expiration of any applicable cure periods, Landlord shall have the right at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may otherwise have by reason of such default or breach, to terminate this Lease at its option or to re-enter and at its option to attempt to re-let without terminating this Lease and remove all persons and property from the Premises in accordance with legal process and without being deemed guilty of trespass.

(b)

If Tenant shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, or any extension or renewal hereof, or upon a re-entry by Landlord following a default by Tenant after expiration of applicable cure periods, Landlord, at its option, may remove the same and store or dispose of the such effects without liability for loss or damage thereto, and Landlord, at its option, without notice, may sell such effects, or any of them, at private or public sale and without legal process, for such price or consideration as Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord, and upon the actual out-of-pocket and verifiable expenses incidental to the removing, cleaning the Premises, selling such effects, and any other expense, rendering the surplus, if any, to Tenant; provided, however, in the event the proceeds of such sale or sales are insufficient to reimburse Landlord, Tenant shall pay such deficiency within thirty (30) days after demand (together with back-up documentation).  Tenant acknowledges and agrees that any such disposition of Tenant's property in the above-described manner by Landlord shall be deemed to be commercially reasonable and that no bailment shall be created by Landlord's exercise of any of its rights under this subparagraph (b).

(c)

Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings, or pursuant to any notice provided for by law, it may make such alterations, additions, improvements (provided the same are customary with general office use) and repairs as may be necessary in order to re-let the Premises, and may but need not (except as otherwise expressly provided herein) re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord may reasonably determine to be advisable; upon each such re-letting all rentals received by Landlord; shall be applied (i) first to the payment of any costs and expenses of such re-letting, including brokerage fees and reasonable attorneys’ fees and the cost of such alterations, additions, improvements and repairs; (ii) second, to the payment of Base Rent and Additional Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder provided that Tenant shall have no right to claim any interest in all or any portion of such residue and if the rent and other charges paid or to be paid to Landlord by any new tenant pursuant to any re-letting exceed the monetary obligations of Tenant, Tenant shall have no right to claim any interest in all or any portion of such excess.  If such rental received from such re-letting during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, and such deficiency shall be calculated and paid monthly on the date on which the rent would have been payable hereunder if possession had not been retaken.  If, during the existing Lease Term, the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such re-letting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such re-letting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such re-letting, and any rent concessions will be equally apportioned over the term of the new lease.  Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises for any reason, or in the event the Premises are re-let, for failure to collect the rent thereof under such re-letting.  Notwithstanding the foregoing or anything to the contrary contained in this Article 17, upon termination of Tenant's right to possess the Premises, Landlord shall make reasonable efforts to mitigate its damages and relet the Premises.  In attempting to mitigate its damages, Landlord will conclusively be deemed to have done so if Landlord lists the Premises with a real estate broker or agent (which may be affiliated with Landlord) and considers all written proposals to lease the Premises received by such broker or agent; provided, however, that in no event shall Landlord (a) be obligated to expend funds for finish-out requested by a prospective tenant which are in excess of market finish out allowances (as determined by Landlord in its reasonable business judgment) unless Landlord reasonably believes that the excess rent Landlord will receive and the credit of the prospective tenant support such a decision; (b) be required to give preference to the Premises over other spaces then available for lease in the Building; or (c) be required to agree to allow an existing tenant of the Building to relocate from its existing space to all or any portion of the Premises.  In attempting to relet or actually reletting the Premises, Landlord will be free to enter into a direct lease with the proposed replacement tenant and Landlord shall not be acting as Tenant's agent, although the proceeds Landlord actually receives from a replacement tenant for any time period will be credited against Tenant's obligations for the same time period.  Tenant will not be entitled to any additional credit (for example, if Landlord receives amounts during a particular time period in excess of Tenant's obligations for the same time period, and Landlord will not be required to credit such excess against Tenant's obligations for any other time period).  At such time, if any, as Landlord relets the Premises, Tenant shall pay to Landlord monthly the difference between the monthly rent and other amounts due under this Lease for such calendar month and the amount actually collected by Landlord for such month from the replacement tenant to whom Landlord has re-let the Premises or any portion thereof.  Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting.  If it is necessary for Landlord to bring an action against Tenant to collect such deficiency, Landlord has the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time.  Any such action shall not prejudice in any way Landlord’s right to bring a similar action against Tenant for any subsequent deficiency or deficiencies.  No such reentry or taking possession of the Premises by Landlord, or any acts pursuant thereto, shall be construed as an election on its part to terminate this Lease unless a written notice of such termination is given to Tenant by Landlord.  No notice from Landlord under this Lease or under any applicable forcible entry and detainer or eviction statue or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(d)

Should Landlord at any time terminate this Lease for any default or breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default or breach, including the cost of recovering the Premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and such other charges as are required to be paid by Tenant under the provisions of this Lease for the remainder of the stated Lease Term over the then reasonable rental value of the Premises for the remainder of the stated Lease Term, all of which amounts shall be immediately due and  payable from Tenant to Landlord; provided, however, that if the then reasonable rental value of the Premises exceeds the value of the rent and other charges required to be paid by Tenant under this Lease as aforesaid, Tenant shall have no right to claim any interest in all or any portion of such excess.  In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired Lease Term shall be equal to the average annual Base Rent and Additional Rent paid or payable by Tenant from the Commencement Date of this Lease to the time of default, or during the preceding three (3) full calendar years, whichever is shorter; and

(e)

Each of the remedies set forth hereinabove in this Section 17 shall not be exclusive, but rather shall be considered cumulative with any other legal or equitable remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.  To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease.  Landlord may from time to time, at Landlord's election, bring suit or suits for the recovery of the amount of damages set forth hereinabove, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Lease Term would have expired had there been no event of default.  Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statue or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section.

17.2

Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, specifying the manner in which Landlord has failed to perform such obligation; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance as determined by Landlord, then Landlord shall not be in default if Landlord commences performance within such thirty day period and thereafter diligently and continuously prosecutes the same to completion.  Upon any such uncured default by Landlord and any mortgagee which received notice of such default, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant's rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant's rights or remedies; and (c) Landlord will not be liable for any consequential damages.  Tenant's remedies upon Landlord's default are further limited by Section 18.3 and 25.2 below.

17.3

Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the provisions of any mortgage or trust deed covering the Premises.  Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after paid amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount or the sum of Two Hundred Fifty Dollars ($250.00), whichever is greater.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant and is in addition to interest due under Section 25.4.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder.  As to the first two (2) failures by Tenant in any period of twelve (12) consecutive calendar months to make any payment within ten (10) days after written notice that such payment is due, Tenant shall not be obligated to pay a late charge with respect thereto if Landlord actually receives the entire payment from Tenant within fifteen (15) days after written notice that such payment became due; provided, however, that notwithstanding the foregoing, Tenant shall pay Landlord a late charge, as provided herein, with respect to (i) each subsequent failure by Tenant in such period of twelve (12) consecutive calendar months to make a payment within ten (10) days after such payment became due; and (ii) as to each of the first two (2) failures by Tenant in any period of twelve (12) consecutive calendar months to make any payment within ten (10) days after written notice that such payment became due, if Tenant fails to make such payment within fifteen (15) days after written notice that such payment became due.  Landlord shall not be required to give written notice of Tenant's fails to make such payment more than two (2) times in any period of twelve (12) consecutive calendar months before such late charge shall apply.

18.

RIGHTS OF MORTGAGEES.

18.1

Subordination.  As used throughout this Section 18, the term "mortgagee" shall refer to the holder of a Mortgage or deed of trust or ground lease affecting the Premises.  Subject to Tenant's receipt of an appropriate SNDA(s) as set forth below, this Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the provisions of any ground lease, mortgage or deed of trust affecting the Premises, and to each advance made or hereafter to be made under the same, and to all renewals, modifications, consolidations and extensions thereof and all substitutions therefor.  Subject to Tenant's receipt of an appropriate SNDA(s) as set forth below, this Section 18 shall be self-operative and no further instrument of subordination shall be required.  However, in confirmation of the provisions of this Section 18, Tenant shall execute and deliver promptly any commercially reasonable certification or instrument that Landlord or any mortgagee may request in form and substance reasonably acceptable to Tenant, and failing to do so within ten (10) business days after written demand, will be deemed to be a default by Tenant.  If any mortgagee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or ground lease or the date of recording thereof.  Subject to Tenant's receipt of an appropriate SNDA(s) as set forth below, Tenant shall and does hereby agree to attorn to any mortgagee or successor in title and to recognize such mortgagee or successor as its Landlord in the event any such person or entity succeeds to the interest of Landlord.  Notwithstanding any other provision of this Lease, (i) in the event that any mortgagee or its respective successor in title shall succeed to the interest or Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Building, or any interest therein, or is the tenant under such ground lease; and (ii) Landlord shall obtain, within thirty (30) days after full execution of this Lease and the execution of the Guaranty by Guarantor, a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J (the "SNDA")

promulgated by the existing mortgagee of the Building with such revisions therein as are mutually satisfactory to the mortgagee and Tenant.  Landlord represents to Tenant that, as of the date of this Lease, the mortgage holder identified in Exhibit H is the only holder of a mortgage or deed of trust or ground or underlying lease encumbering the Property.  If Landlord fails to provide Tenant with the SNDA within such thirty (30) day period, then Tenant may terminate this Lease at any time prior to earlier to occur of Tenant's receipt of the SNDA or the date that is sixty (60) days after full execution of this Lease and the execution of the Guaranty by Guarantor.  Furthermore, Tenant's subordination of this Lease to any future ground or underlying lease of the Real Property or to the lien of any mortgage or deed of trust is conditioned upon such holder or lessor, as the case may be, entering into an SNDA with Tenant in commercially reasonable form which provides that upon any foreclosure sale or deed in lieu thereof or any termination of any such ground or underlying lease, the purchaser or ground lessor shall accept and be bound by this Lease (including any off-set rights) and not disturb Tenant's occupancy of the Premises, so long as no default by Tenant exists after expiration of any applicable cure period.  Tenant shall not be responsible for any fees charged by any lender or ground lessor for preparing, negotiating or entering into an SNDA.

18.2

Mortgagee's Consent to Amendments.  No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligation or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if such is required by the mortgagees, in writing and Landlord shall be solely responsible for obtaining such consent and shall warrant to Tenant that such consent has been obtained as part of the documentation entered into by Landlord and Tenant memorializing such assignment, agreement, surrender, or termination of or amendment to this Lease.  No Base Rent, Additional Rent, or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision (except to the extent that such payments are actually received by a mortgagee) shall be a nullity as against any such mortgagees of record, and Tenant shall be liable for the amount of such payments to such mortgagees.

18.3

Mortgagee's Right to Cure.  No act or failure to act on the part of Landlord which would entitle Tenant under the provisions of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or termination of this Lease unless (a) Tenant shall have first given written notice of Landlord's act of failure to act to Landlord's mortgagees of record (but only to the extent Tenant agreed to provide Landlord's mortgagee notice pursuant to the SNDA), if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter provided that nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition (except to the extent agreed upon by Tenant and Landlord's mortgagee pursuant to the SNDA).

19.

NOTICES.

Except as provided in Section 17.2(a) and 22, whenever under this lease provision demand is made for any notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and (i) served either personally. (ii) sent by certified United States mail, return receipt requested, postage prepaid or (iii) sent by a nationally recognized courier service (e.g., Federal Express) for next day delivery, addressed either to the address set forth in Section 1.1 or 1.11(b), or to such other address as may be given by a party to the other by proper notice hereunder, or, in the case of notices to Tenant, to the to the address set forth in Section 1.11(c) or to such other address as may be given by Tenant to the Landlord by proper notice hereunder.  The date of personal delivery (as evidenced by such evidence of service as provided for in such rules) or the date on which the certified mail is deposited with the United States Postal Service or when actually received or refused by the party to whom sent if delivery by courier shall be the date on which any proper notice hereunder shall be deemed given.

20.

[INTENTIONALLY DELETED].

21.

QUIET POSSESSION.

As long as Tenant is not in default hereunder following any applicable notice and cure periods, Tenant shall, Tenant shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease without interference by any persons lawfully claiming by or through Landlord.

22.

NO OPTIONS.

Except and only to the extent expressly provided in the Addendum attached to this Lease, Tenant shall have no option or right whatsoever to renew or extend the Lease Term or any option to lease, right of first offer to lease, or right of first refusal to lease any other space Building.  Tenant hereby acknowledges and agrees that it has no option or right to purchase the Premises, the Building or other property of Landlord and no option or right of first refusal to purchase the Premises, the Building or other property of Landlord.

23.

INTENTIONALLY OMITTED.

24.

HAZARDOUS SUBSTANCES.

As used in this Lease, the term "Hazardous Substances" means pollutants, contaminants, toxic or hazardous wastes, hazardous materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment.  Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course for Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the storage of such materials that are used in the ordinary course of Tenant's business ("Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence as a result of Tenant's actions or the conduct of Tenant's business on the Premises that constitute or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought in or onto the Premises, except for the Permitted Materials described below, or hereafter approved in writing by Landlord and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If Landlord in good faith believes that Tenant has violated the provisions of this Article 24 relating to Hazardous Substances, then Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises upon not less than forty-eight (48) hours' prior written notice to Tenant (which notice shall detail the basis for Landlord's good faith belief that Tenant has violated the provisions of this Article 24) for the purposes of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws.  Should it be ultimately determined that such Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as soon as reasonably practicable to the extent required by Environmental Laws, and if Tenant fails to do so within ten (10) days after receipt of a second written notice from Landlord notifying Tenant of such failure, then Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all out-of-pocket and commercially reasonable costs associated with such work to the extent required by Environmental Laws.  If at any time during or after the Lease Term, the Premises are found to be so contaminated or subject to such conditions, and such contamination is caused by Tenant or the conduct of its business on the Premises, then Tenant shall diligently institute proper and thorough cleanup procedures to the extent required by Environmental Laws at Tenant's sole cost.  Tenant hereby indemnifies, saves and holds Landlord, its property manager and their respective successors and assigns harmless from all and against claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising, including, without limitation, court costs and reasonable attorneys’ fees and expenses, from or as a result of the use of Hazardous Materials in the Premises by Tenant, EVEN IF SUCH CLAIMS, ACTIONS, LIABILITIES, COSTS, EXPENSES, DAMAGES OR OBLIGATIONS RESULT FROM THE NEGLIGENCE (BUT NOT THE NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR ANY LANDLORD RELATED PARTIES.  The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

PERMITTED MATERIALS:  storage in the Premises of customary office and cleaning supplies in reasonable quantities used by Tenant in the ordinary course of operating and cleaning its office space.

Landlord hereby represents that, to Landlord's current actual knowledge there are no Hazardous Materials, nor any mold or asbestos-containing materials, present in the Premises and/or the Building’s common areas in violation of applicable Environmental Laws as of the date hereof.   Additionally, Landlord shall, at no cost to Tenant (and excluded from Operating Expenses), remove or remediate to the extent required by Environmental Laws any Hazardous Materials introduced to the Building by Landlord after the date of this Lease in violation of applicable Environmental Laws.  Landlord indemnifies Tenant for, from and against any breach by Landlord of the representations, warranties and obligations stated in this grammatical paragraph, and agrees to defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses which arise during or after the Lease Term as a result of such breach.  Tenant shall not be responsible for and the indemnification and hold harmless obligations set forth in this Article 24 above shall not include any costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision pursuant to any Environmental Law because of Hazardous Material present in the soil or ground water on or under the Premises and/or Building arising from conditions existing on, under or about the Premises, the Building, or adjacent property on or before the Commencement Date.

25.

GENERAL PROVISIONS.

25.1

Estoppel Certificate.  (a) Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing:  (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, identifying the instruments of modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the Base Rent, Additional Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser, encumbrancer or other transferee of the Premises.  Landlord hereby agrees to provide Tenant with an estoppel certificate signed by Landlord, containing the same types of information as set forth above and within the same period of time, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

(b)

Tenant's failure to deliver such statement within such time shall be a default; and

(c)

If Landlord desires to finance or refinance the Premises or the Building, or any part thereof, Tenant hereby agrees to deliver to Landlord and/or to any lender designated by Landlord a copy of the most recent financial statement of Tenant generated in the ordinary course of Tenant's business; provided, however, that such current financial statement must have been generated by Tenant within eighteen (18) months of the request. In the event Tenant is publicly traded and its financial statements are available on-line, this Section 251(c) shall not apply.  All such financial statements shall be received by Landlord and its lender in confidence and shall be used only for the purposes herein set forth.

25.2

Landlord's Interest and Liability.  The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the real property on which the improvements comprising the Building are situated.  In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor), shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that (i) any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee and (ii) such transferee shall expressly assume all obligations of Landlord hereunder.  The obligations contained in this Lease to be performed by Landlord shall, except as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.  Anything to the contrary elsewhere in this Lease notwithstanding, Tenant shall look solely to the estate and property of Landlord in the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

25.3

Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

25.4

Interest on Past Due Obligations; Certified Funds.  Except as may expressly be provided in this Lease to the contrary, any amount due to Landlord not paid by Tenant as and when due, where such failure to pay continues after any required notice was given and any applicable grace or cure period has expired shall bear interest at the rate of three percent (3%)  per annum greater than the Wall Street Journal Prime Rate (i.e., the United States Prime Rate as listed in the Eastern print edition of the Wall Street Journal) ("Interest Rate"), as the same may fluctuate from and after the date on which the payment was first due through the date on which the payment is made in full, provided, however, that the payment of such interest shall in no event exceed the highest rate allowed under applicable law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

25.5

Time of The Essence.  Time is of the essence in the performance by Tenant of its obligations hereunder.

25.6

Captions.  Any captions contained in this Lease are not a part hereof, are for convenience only, and are not to be given any substantive meaning in construing this Lease.

25.7

Entire Agreement.  This Lease contains the entire agreement and understanding between the parties hereto.  There are no oral understandings, terms, or conditions, and neither party has relied upon any representations, express or implied, not contained in this Lease.  All prior understandings, terms, or conditions are deemed merged in this Lease.  No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto.

25.8

Waivers.  No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition or a relinquishment of the right to exercise such right or remedy.  No agreement, term, covenant or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party.  No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant or condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions of the Lease, including remedies, which require or permit observance or performance of Landlord or Tenant subsequent to termination.

25.9

Recording.  Tenant shall not record this Lease.  Any such recordation by Tenant shall be a breach of this Lease.

25.10

Determinations by Party.  Whenever in this Lease a party hereto is to make any determination or decision, such party shall make its determination or decision in the exercise of its reasonable discretion and judgment.

25.11

Cumulative Remedies.  No remedy or election by Landlord or Tenant hereunder shall be deemed exclusive, but shall wherever possible be cumulative with all other remedies at law or in equity to which Landlord or Tenant. as the case may be may be entitled.

25.12

Covenants and Conditions.  Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

25.13

Binding Effect; Choice of Law.  Subject to any provisions hereof restricting assignment, subletting or transfer by Tenant and subject to the provisions of Section 25.2, this Lease shall bind the parties, their personal representatives, heirs, successors and assigns.  This Lease shall be governed by the laws of the state where the Premises are located.

25.14

Attorneys’ Fees.  In the event of litigation relating to this Lease, the prevailing party shall be entitled to recover from the losing party any costs or reasonable attorneys’ fees incurred by the prevailing party in connection with such litigation.

25.15

Landlord's Access.  Landlord and Landlord's agents, representatives and designees shall have the right at all reasonable times and upon at least twenty four (24) hours’ notice to Tenant to enter the Premises subject to Tenant's reasonable safety and security requirements as reasonably necessary for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders or other transferees (but only within the last twelve (12) months of the Lease Term with respect to prospective tenants), making such alterations, repairs, improvements or additions to the Premises or to the Building if necessary to comply with current Building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building.  Notwithstanding anything to the contrary contained in this Section 25.15, Landlord may enter the Premises at any time to (i) perform services required of Landlord under this Lease; (ii) perform any covenants of Tenant which Tenant fails to perform in accordance with Article 17 of this Lease; or (iii) to address an emergency.  Notwithstanding the foregoing, Landlord agrees to exercise its rights under this Section 25.15 at such times and in such manner as to minimize the impact on Tenant's business and/or operations in the Premises.  If Tenant has designated in writing to Landlord any Security Areas (as defined in Section 9.1(e) hereof), Landlord shall not enter the Security Areas absent an emergency threatening safety or property.  Landlord shall have no obligation to perform janitorial services in any area so designated as a Security Area.  Landlord shall have the right to use reasonable force to gain access to such Security Area in an emergency threatening safety or property; however, Landlord shall otherwise enter such Security Area only on two (2) business days' prior notice to Tenant and only after providing Tenant with the opportunity to have a representative of Tenant present as an escort.

25.16

Auctions.  Tenant shall not conduct any auction (other than internet auctions that are part of Tenant's customary business operations), liquidation sale, or going out of business sale in, on or about the Premises.

25.17

Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sub tenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

25.18

Authority.  Tenant represents to Landlord that (i) each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, (ii) this Lease is binding upon and enforceable against Tenant, and (iii) Tenant is duly organized and legally  existing in the state of Texas and is qualified to do business in the state of Texas.  Landlord represents to Tenant that (a) each individual executing this Lease on behalf of Landlord is authorized to do so on behalf of Landlord, (b) this Lease is binding upon and enforceable against Landlord, (c) Landlord is duly organized and legally existing in the state of Texas and is qualified to do business in the state of Texas, and (d) Landlord owns a fee simple interest in the Building.

25.19

[INTENTIONALLY DELETED].

25.20

Landlord’s Broker and Tenant’s Broker.  The parties hereto acknowledge that the Landlord’s Broker and the Tenant’s Broker identified in Section 1.18 were the sole real estate brokers or agents that represented Landlord and Tenant in connection with this Lease whose commissions shall be payable by Landlord pursuant to a separate agreement, and that no real estate leasing commissions or other fees or compensation are owed by Landlord to any other real estate brokers or agents whatsoever.  Tenant and Landlord each represents and warrants to the other that (i) except for Landlord’s Broker and Tenant’s Broker, such party has not dealt with any real estate broker, agent or salesperson in connection with this Lease; and (ii) no real estate broker, agent or salesperson other than Landlord's Broker or Tenant’s Broker, as the case may be represented such party in connection with this Lease.  Tenant and Landlord each hereby indemnifies and holds the other party harmless against any claim, demand, action, cause of action, lawsuit, damages, judgment, settlement, cost, expense or other obligation of any kind, including, but not limited to, reasonable attorneys’ fees and court costs incurred by the other party if Tenant’s and/or Landlord's, as the case may be, representation and warranty contained in this Section 25.20 is untrue or inaccurate.

25.21

Guarantor.  The Guarantor identified in Section 1.20 of this Lease shall have the obligations set forth in the Guaranty attached hereto as Exhibit G.

25.22

Governing Law.  This lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.

25.23

Joint and Several Liability.  If two or more individuals, corporations, partnerships or other business associates (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them.  In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member is joint and several.

25.24

No Joint Venture.  Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

25.25

Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant or Landlord's obligation to pay the Tenant Improvement Allowance or other payments to Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

25.26

Americans with Disabilities Act of 1990.  Landlord shall be responsible for, and shall bear all costs and expenses associated with, any and all alterations to the Building’s common areas, which alterations may be required by the Americans with Disabilities Act of 1990 (the "ADA"), for the accommodation of disabled individuals.  Except as otherwise provided in the Tenant Work Letter and elsewhere in this Lease, Tenant shall be responsible for, and shall bear all costs and expenses associated with, any and all alterations to the Premises, which alterations may be required by the ADA for the accommodation of disabled individuals who may be employed from time to time by Tenant, or any disabled customers, clients, guests, or invitees or sublessees.

The parties hereto have executed this Lease on the first page hereof on the dates specified immediately below their respective signatures.

(signature page follows)

IN WITNESS WHEREOF, each of Landlord and Tenant has executed this Lease on the date set forth opposite its signature below.

LANDLORD:	GARDEN CENTURA, L.P., a Texas limited partnership

By:	Regis Realty Prime, LLC (Authorized Agent)

Date: February __, 2012	By:	/s/Scott Porter ______________________________
Scott Porter, Senior Vice President

TENANT:	DALLAS COPART SALVAGE AUTO
AUCTIONS LIMITED PARTNERSHIP, a Texas limited liability company

	By:	Copart of Texas, Inc., a Texas corporation, its general partner

Date: February __, 2012	By:	/s/ Paul A. Styer ______________________________
Paul A. Styer, Secretary

ADDENDUM
TO
OFFICE LEASE

THIS ADDENDUM (this "Addendum") is made as of February 3, 2012, by and between GARDEN CENTURA, L.P. ("Landlord") and DALLAS COPART SALVAGE AUTO AUCTIONS LIMITED PARTNERSHIP ("Tenant").

WHEREAS, Landlord and Tenant are the parties to that certain Office Lease (the "Lease") to which this Addendum is attached, providing for the lease of the Premises by Landlord to Tenant; and

WHEREAS, the parties desire to amend the Lease.

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the adequacy and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease and covenant and agree as follows:

1.

Defined Terms.  Unless otherwise defined in this Addendum, each of the defined terms used in this Addendum has the same meaning given to such term in the Lease.

2.

Renewal Option.  Provided that on the date of the Renewal Notice (as herein defined) or as of the last day of the then current Lease Term, no monetary or material non-monetary default by Tenant has occurred under the Lease and is continuing after any applicable notice is given and any applicable cure period has expired, Tenant shall have the option of further extending the Lease Term (the "Option to Renew") for up to two (2) additional consecutive renewal terms (each, a "Renewal Term") of sixty (60) months each, subject to and in accordance with the following terms and conditions:  (i) Tenant shall exercise each Option to Renew by giving Landlord written notice (the "Renewal Notice") of Tenant’s exercise of the Option to Renew no earlier than eighteen (18) months and no later than nine (9) months prior to the expiration of the then current Lease Term; (ii) the applicable Renewal Term, if any, shall commence on the day immediately following the last day of the then current Lease Term; (iii) the Base Rent rate applicable to the Renewal Term shall be equal to 95% of the then Fair Market Rate (as herein defined) for the then Premises as determined pursuant hereto; and (iv) if Tenant does not timely exercise the Option to Renew for a Renewal Term, then all of Tenant’s rights to renew or extend the Lease Term shall automatically terminate and be null and void and of no further force or effect.  As used herein, the term "Fair Market Rate" means the amount per rentable square foot of the then Premises that a willing, comparable renewal tenant would pay and a willing, comparable landlord would accept in an arm's length transaction, for delivery on or about the expiration of the then current Lease Term for comparable renewal, non-expansion space in the Building and in other comparable buildings located in the Dallas North Tollway submarket of Dallas, Texas, similarly improved, and taking into account the location, size, quality and age of the respective buildings, any allowances to be provided (such as construction allowances, moving allowances, tenant finish allowances, rent credits, etc. – it being understood that the parties have agreed that Tenant shall be entitled to an actual tenant improvement allowance determined as a component of Fair Market Rent, as opposed to simply taking into consideration the value of such an allowance and also that Landlord and Tenant have agreed that any tenant improvements in the Premises which were paid for and installed by Tenant shall not be included in the consideration of Fair Market Rent), rent abatements, and other rent concessions and occupancy cost comparisons and taking into account the other terms and provisions hereof and any other relevant considerations.  In no event shall the Fair Market Rate impute a value upon leasehold improvements or fixtures installed by Tenant at its expense.  Landlord shall have the obligation to determine the Fair Market Rate and other terms and conditions of the Renewal Term, and to notify Tenant thereof, within thirty (30) days after Landlord’s receipt of the Renewal Notice ("Option Rent Notice").  If Tenant does not accept Landlord’s determination of 95% of the Fair Market Rate of the Renewal Term within thirty (30) days after Tenant’s receipt of Landlord’s Option Rent Notice, or if Landlord fails to timely provide its Option Rent Notice, then Tenant may either (a) retract the Renewal Notice, whereupon Tenant's right to exercise the Option to Renew hereunder shall automatically terminate and be null and void and of no further force or effect, and the Lease shall automatically expire on the expiration of the then current Lease Term; or (b) notify Landlord in writing of Tenant’s appointment of a licensed real estate agent who shall have been active over the five (5)

ADDENDUM TO OFFICE LEASE -1-

year period ending on the date of such appointment in the leasing of office space in Comparable Buildings (an "Expert") and the identity and contact information of such Expert.  Upon receipt of written notice from Tenant of the appointment, identity and contact information of an Expert, Landlord shall, within fifteen (15) days thereafter, appoint its own Expert and furnish Tenant with the identity and contact information of such Expert.  The instructions of the two (2) Experts appointed by the parties hereunder shall be to agree to a value of 95% of Fair Market Rate based on the criteria contained in this Paragraph 2.  If the value of 95% of Fair Market Rate determined by one Expert is within five percent (5%) of the value of 95% of Fair Market Rate determined by the other Expert, then the average of the two values of 95% of Fair Market Rates shall be the value of 95% of Fair Market Rate hereunder.  However, if the two (2) Experts are unable to agree within ten (10) business days on the value of 95% of  Fair Market Rate, and the value of 95% of Fair Market Rate determined by one Expert is more than five percent (5%) of the value of 95% of Fair Market Rate determined by the other Expert, then the two (2) Experts will jointly appoint a third Expert (meeting the qualifications above), who shall be subject to the written approval of Landlord and Tenant.  If the two (2) Experts jointly appoint a third Expert who is not approved in writing by either or both of Landlord and Tenant, then the two (2) Experts shall continue to jointly appoint a third Expert until Landlord and Tenant both approve such third Expert and Tenant shall be permitted to extend the then Expiration Date of this Lease by one day for each day of delay, at the same Base Rent as is payable for the last month of the then current Term).  The value of 95% of Fair Market Rate will thereupon be determined by the third Expert based on the criteria contained in this Paragraph 2 and such determination shall be conclusive and binding on Landlord and Tenant unless it is higher than the higher of the first two (2) determinations, in which case, the middle of the three (3) determinations will control for all purposes.  If Tenant is not willing to accept the value of 95% of Fair Market Rental determined in accordance with the foregoing determination process, then Tenant shall have the right, exercisable by giving Landlord written notice no later than ten (10) business days after the conclusion of the determination process and reimbursing to Landlord all of Landlord’s commercially reasonable out-of-pocket costs of the determination not to exceed $10,000.00, to retract the Renewal Notice, whereupon Tenant's right to exercise the Option to Renew hereunder shall automatically terminate and be null and void and of no further force or effect, and this Lease shall automatically expire at the end of the then current Lease Term (as the same may have been extended as set forth above).  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS PARAGRAPH 2, (1) Tenant's rights pursuant to this Paragraph 2 are personal to Tenant and non-transferable except pursuant to an assignment in accordance with the provisions of the Lease to a permitted transferee pursuant to a permitted disposition as set forth in Section 16.5 of the Lease or other assignee receiving assignment of all of Tenant’s interest in and under the Lease and assuming all of Tenant’s obligations accruing under the Lease from and after the date of such assignment; (2) Tenant’s rights pursuant to this Paragraph 2 shall automatically terminate if Tenant fails to timely deliver the Renewal Notice to Landlord; and (3) Tenant’s rights pursuant to this Paragraph 2 shall automatically terminate if, on the date Tenant delivers an Renewal Notice to Landlord or as of the last day of the then current Lease Term, a monetary or material non-monetary default by Tenant has occurred under the Lease and is continuing after any applicable notice was given and any applicable grace or cure period has expired.

3.

Lobby Directory and Standard Suite Signage.  Landlord shall at its expense furnish to Tenant (i) one (1) line in the Building’s lobby directory for Tenant’s corporate identity; and (b) one (1) Building standard suite identification sign at the main entry door to the Premises.  Landlord prescribes a uniform pattern of identification signs for tenants of the Building to be installed on the outside of or next to the doors leading into their respective leased premises, and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, fixture, advertisement, notice, lettering or direction on any part of the interior or exterior of the Building (except for the exterior signage permitted pursuant to Paragraph 5 hereof).

4.

Right of First Refusal.  Provided that, as of the date of any ROFR Notice (as herein defined), no monetary or material non-monetary default by Tenant has occurred under the Lease and is continuing after any applicable notice was given and any applicable grace or cure period has expired, and further expressly subject to Landlord’s commitments to other tenants of the Building pursuant to leases entered into prior to the date of this Lease, including any express renewal option and/or expansion option contained in such existing lease agreement between Landlord and a tenant of the Building, if Landlord receives during the Lease Term (including,

ADDENDUM TO OFFICE LEASE -2-

any Renewal Term) a bona fide written offer (the "Third Party Proposal") from a prospective tenant to lease all or any portion of the rentable square feet on the fifth (5th) floor of the Building that becomes available for direct lease from Landlord (the "ROFR Space"), then Landlord shall so inform Tenant by written notice (a "ROFR Notice"),  stating the approximate location and configuration of the space to be leased (the "Offer Space"), an estimate of the approximate amount of rentable square feet of the Offer Space, the rental rate or rates and the other charges to be paid by the prospective lessee, the duration of the lease term, and the other terms and conditions of the proposed lease all as set forth in the Third Party Proposal (collectively, the "ROFR Terms").  Tenant shall have five (5) business days (the "Acceptance Period") after receipt of a ROFR Notice to elect to lease ALL (but not less than all) of the Offer Space at the rental rate or rates, for the entire duration of the lease term (except that if as of the date Tenant exercises its right of first refusal to lease such Offer Space there is five (5) years or more remaining on the then current Lease Term, then Tenant shall have the right to have the term of Tenant's lease of such Offer Space run co-terminous with the then remaining Lease Term of this Lease and if, as a result of Tenant's election, the term of the Tenant's lease of the Offer Space is less than the term of the lease of the Offer Space as set forth in the Third Party Proposal, then notwithstanding the ROFR Terms, the amount of Landlord's contribution of any improvement allowance to the cost of design and construction of leasehold improvements in the Offer Space and/or any free rent concessions payable under the ROFR Terms shall be an amount equal to the product of each such amount (as applicable) calculated on a per rentable square foot basis within the Offer Space as set forth in the ROFR Terms multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the then current Lease Term as of the commencement date of Tenant's lease of the Offer Space and the denominator of which is the number of full calendar months of the term of the lease of the Offer Space as set forth in the original ROFR Terms) and otherwise subject to the identical ROFR Terms contained in the ROFR Notice and consistent with the Third Party Proposal by delivering to Landlord, before the Acceptance Period expires, written notice of Tenant’s exercise of its right of first refusal to lease, which notice shall be executed by a duly authorized officer of Tenant; provided, however, that notwithstanding the foregoing, if Tenant timely exercises its right of first refusal to lease such Offer Space and Tenant does not, within thirty (30) days (which thirty (30) day period will be extended by delays caused by the acts or omission of Landlord) after receipt from Landlord of an amendment to the Lease adding such Offer Space to the Premises on the ROFR Terms, execute and deliver such amendment to Landlord, then unless a good faith dispute exists between Landlord and Tenant relating to whether the proposed Amendment accurately memorializes the ROFR Terms Tenant’s acceptance thereof shall thereupon automatically terminate and be null and void and of no force or effect, whereupon Landlord shall thereupon be free to lease such Offer Space to the prospective lessee on ROFR Terms contained in such ROFR Notice but subject to the Second Chance Notice as further provided herein.  If Tenant does not elect to lease such Offer Space before the Acceptance Period expires, then Landlord shall thereupon be free to lease such Offer Space to the prospective lessee on the ROFR Terms contained in such ROFR Notice.  Notwithstanding the foregoing, Tenant's right of first refusal shall continue to apply as to the Offer Space described in the First Refusal Notice in the event that either (i) Landlord does not lease the Offer Space to any such other party within six (6) months after the expiration of the Acceptance Period or (ii) Landlord does lease the Offer Space to such tenant, but such Offer Space once again becomes available during the Lease Term (or Renewal Term).  In addition, if Tenant elects not to exercise its right of first refusal to lease the Offer Space or otherwise Tenant's acceptance thereof automatically terminates as set forth above and during the six (6) month period following such election Landlord intends to enter into a lease for the Offer Space upon ROFR Terms which are materially more favorable to a third (3rd) party tenant than those ROFR Terms set forth in the ROFR Notice, then Landlord shall first deliver written notice to Tenant ("Second Chance Notice") providing Tenant with the opportunity to lease the Offer Space described in the ROFR Notice (as the same may have been modified by the materially more favorable ROFR Terms) on such materially more favorable ROFR Terms.  Tenant's failure to elect to lease the Offer Space upon such materially more favorable ROFR Terms by written notice to Landlord within five (5) business days after Tenant's receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant's election not to lease such Offer Space upon such materially more favorable ROFR Terms, in which case Landlord shall be entitled to lease such Offer Space to any third (3rd) party on terms no more favorable to the third (3rd) party than those set forth in the Second Chance Notice.  For purposes of this Paragraph 4, the ROFR Terms shall be considered "materially more favorable" if the financial terms, the size of the Offer Space or the length of the lease term, described in the ROFR Notice change by more than ten percent (10%).  NOTWITHSTANDING ANYTHING TO THE CONTRARY

ADDENDUM TO OFFICE LEASE -3-

CONTAINED IN THIS PARAGRAPH 4, (i) Tenant's right of first refusal to lease and other rights pursuant to this Paragraph 4 are expressly subject to Landlord’s commitments to other tenants of the Building pursuant to leases entered into prior to the date of this Lease, including any express renewal option and/or expansion option contained in an existing lease agreement between Landlord and a tenant of the Building and Tenant's rights pursuant to this Paragraph 4 shall be subordinate, junior and inferior to such rights of other tenants of the Building provided that such rights existed prior to the date of the Lease; (ii) Tenant's right of first refusal to lease all or any part of the ROFR Space pursuant to this Paragraph 4 shall automatically expire on the last day of the initial Lease Term, and Landlord has no obligation under this Paragraph 4 to lease any of the ROFR Space to Tenant during any Renewal Term; (iii) Tenant's right of first refusal to lease all or any part of the ROFR Space pursuant to this Paragraph 4 is personal to Tenant and non-transferable except pursuant to an assignment in accordance with the provisions of the Lease to a permitted transferee pursuant to a permitted disposition as set forth in Section 16.5 and shall automatically terminate if Tenant enters into any other assignment of the Lease or any of Tenant’s rights under the Lease to any other person or entity or if Tenant subleases the Premises or any portion thereof to any other person or entity; and (iv) Tenant's right of first refusal to lease all or any part of the Offer Space pursuant to this Paragraph 4 shall automatically terminate if, as of the date of any ROFR Notice, a monetary or material non-monetary default by Tenant has occurred under the Lease and is continuing after any applicable notice was given and any applicable grace or cure period has expired.

5.

Exterior Signage.  Subject to the provisions of this Paragraph 5, Tenant shall have the right to install and maintain in place throughout the Lease Term (and any Renewal Term) the "Copart" name or logo depicted on one (1) sign located on the North side of the Building’s exterior in the location depicted on Exhibit I attached to the Lease, and on one (1) sign located on the exterior of the South side of the parking garage that serves the Building, in the location depicted on Exhibit I, for so long as Tenant leases and occupies at least 30,000 rentable square feet in the Building pursuant to the provisions of the Lease.  Landlord represents that it has previously approved Tenant’s signage criteria contained in Exhibit I attached hereto.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE OR THIS PARAGRAPH 5, (i) excluding Tenant’s signage criteria contained in Exhibit I, which Landlord already approved, the location, appearance, color, size, specifications and elements of Tenant’s exterior signage remain subject to Landlord’s prior written approval; (ii) the installation of Tenant’s exterior signage shall not compromise the structural integrity of the Building, including, but not limited to, the curtain wall or load-bearing members of the Building; (iii) the installation of Tenant’s exterior signage shall be performed by a sign contractor mutually and reasonably acceptable to Landlord and Tenant at Tenant’s expense following Tenant’s review and written approval of the contractor’s bid for the installation work; (iv) Tenant’s exterior signage shall conform to all governmental laws, regulations, ordinances and codes and all deed restrictions, covenants, conditions and restrictions, and building association requirements, restrictions and regulations affecting or encumbering the Building and/or the Property from time to time (Tenant hereby acknowledges that, prior to the date of the Lease, Landlord’s Broker provided Tenant with a copy of such deed restrictions, covenants, conditions and restrictions, and building association requirements, restrictions and regulations affecting or encumbering the Building and/or the Property); and (v) Tenant shall pay all costs of maintaining Tenant’s exterior signage throughout the Lease Term and any Renewal Term.  Tenant shall pay for all costs of removing Tenant’s exterior signage from the Building and the garage (including, but not limited to, restoring the exterior surface of the Building and the garage to their condition existing immediately prior to the installation of Tenant’s exterior signage, normal wear and tear and damage by casualty excepted) (1) if the Lease is terminated or expires or if Tenant’s right to possession of the Premises is terminated; (2) if the Lease is assigned to any person or entity other than by a Permitted Disposition; or (3) if Tenant no longer leases and occupies at least 30,000 rentable square feet in the Building pursuant to the provisions of the Lease.  Nothing contained in this Paragraph 5 limits, restricts, prohibits or otherwise impairs Landlord from installing or displaying on the Building or on the garage other exterior signage, whether of Landlord or one or more third parties.

6.

Satellite Dish.  Landlord shall provide Tenant with reasonable access from the Premises to the Building’s roof area (subject to the provisions of this Paragraph 6) and the Building’s telecommunications hub and chase way for purposes of Tenant’s connecting and operating Tenant’s telecommunication system in the Premises.  Tenant shall be entitled to use at no additional charge a portion of the Building's roof designated by Landlord for the installation,

ADDENDUM TO OFFICE LEASE -4-

operation and maintenance of not more than one (1) 18-inch satellite dish provided that (i) Tenant furnishes Landlord with a reasonably detailed specification of such satellite dish and other communications equipment and associated cabling and conduit that Tenant desires to install and operate on the Building's roof; and (ii) Landlord approves (which consent shall not be withheld unless a Design Problem exists or Tenant’s proposed installation interferes with or impairs any existing telecommunications systems or equipment located on the roof) such satellite dish, equipment, cabling and conduit for installation on the roof, whereupon Landlord, as licensor, and Tenant, as licensee, shall execute Landlord’s standard form Roof Area License Agreement subject to reasonable modifications required by Tenant.  Notwithstanding anything to the contrary contained in the Roof Area License Agreement executed by Landlord and Tenant, it shall automatically terminate or expire simultaneously with any termination or expiration of the Lease.  At the expiration or earlier termination of this Lease, Tenant shall at its expense remove any satellite dish and other communications equipment and associated cabling and conduit installed and/or operated by or on behalf of Tenant on the Building's roof and, using Landlord’s roof contractor (provided the fees charged by such contractor are commercially competitive with the fees charged by comparable contractors performing similar services in Comparable Buildings and further provided that Landlord's contractor can accommodate Tenant's reasonable construction schedule for such removal), Tenant shall make any necessary roof repairs caused by the installation or removal of such dish, equipment, cabling or conduit.  In the event of any conflict between the provisions of this Paragraph 6 and any Roof Area License Agreement executed by Landlord and Tenant, the provisions of this Paragraph 6 shall govern and control for all purposes.  The satellite dish and other communications equipment and associated cabling and conduit shall be installed at Tenant's sole cost and expense in a manner to preserve and protect at all times the integrity of the Building's roof and systems.  No satellite dish or other equipment, cabling and conduit installed by Tenant on the Building’s roof shall be installed or affixed in any manner so as to be visible from surrounding streets, highways and buildings.  The satellite dish and other communications equipment and associated cabling and conduit must strictly conform to all applicable governmental ordinances, building codes, regulations and laws.

EXCEPT AS HEREBY AMENDED, all other provisions of the Lease are hereby confirmed and ratified.

(signature page follows)

ADDENDUM TO OFFICE LEASE -5-

IN WITNESS WHEREOF, each of Landlord and Tenant has executed this Addendum on the date set opposite its signature below.

LANDLORD:	GARDEN CENTURA, L.P., a Texas limited partnership

	By:	Regis Realty Prime, LLC (Authorized Agent)

Date: February __, 2012	By:	/s/ Scott Porter ______________________________
Scott Porter, Senior Vice President

TENANT:	DALLAS COPART SALVAGE AUTO
AUCTIONS LIMITED PARTNERSHIP, a Texas limited liability company

	By:	Copart of Texas, Inc., a Texas corporation, its general partner

Date: February __, 2012	By:	/s/ Paul A. Styer ______________________________
Paul A. Styer, Secretary

ADDENDUM TO OFFICE LEASE -6-

EXHIBIT A

LEGAL DESCRIPTION

TO

OFFICE LEASE

BEING a tract or parcel of land situated in the Elisha Fyke Survey, Abstract No. 478, City of Farmers Branch, Dallas County, Texas, and being part of a 4.600 acre tract described in a deed recorded in Volume 72002, Page 384 of the Deed Records of Dallas County, Texas also known as a portion of Block A, Trinity Concrete Products Subdivision, an addition to the City of Farmers Branch, Dallas County, Texas, according to the plat thereof recorded in Volume 67024, Page 6, Map Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a PK nail found for cutback corner in the southerly right-of-way line of Spring Valley Road (R.O.W. varies) at its intersection with the cutback line for Dallas North Tollway (200’ R.O.W);

THENCE, South 48 degrees 41. minutes 28 seconds East, along said cutback line, a distance of 19.07 feet to a 1/2-inch iron pin found for cutback corner;

THENCE, South 00 degrees 18 minutes 19 seconds East, along the westerly right-of-way line of the aforesaid Dallas North Tollway, a distance of 246.44 feet to an iron pin found for the southeasterly corner of the herein described tract;

THENCE, South 89 degrees 57 minutes 12 seconds West, departing said westerly right-of-way line, along the northerly line of the A. and H. Subdivision, an addition to-the City of Farmers Branch as recorded in volume 75174, Page 0748, at 270.33 feet past an iron pin found for the northwesterly corner of said addition, and continuing for a total distance of 370.63 feet to an iron pin found for the southwesterly corner of the herein described tract;

THENCE, North 00 degrees 04 minutes 20 seconds West, a distance of 266.00 feet to an "X" cut in concrete for corner in the aforesaid southerly right-of-way line of Spring Valley Road;

THENCE; South 89 degrees 46 minutes 07 seconds East, along said southerly right-of-way, a distance of 109.46 feet to a PK nail set for corner;

THENCE. South 88 degrees 49 minutes 35 seconds east, along said southerly right-of-way line, a distance of 245.56 feet to the Point of Beginning and containing 2.244 acres of land, more or less.

Also known as a portion of Block A, Trinity Concrete Products Subdivision, an addition to the City of Farmers Branch, Dallas County, Texas, according to the plat thereof recorded in Volume 67024, Page 6, Map Records, Dallas County, Texas.

END OF EXHIBIT A

EXHIBIT A -1-

EXHIBIT B

SITE PLAN OF PREMISES

EXHIBIT B -2-

EXHIBIT B -3-

EXHIBIT C

PARKING ADDENDUM

TO

OFFICE LEASE

So long as no default or breach by Tenant has occurred under the Lease and is continuing after any applicable notice was given and any applicable grace or cure period has expired, Tenant shall have a nonexclusive license to use during the initial Lease Term AT NO CHARGE up to and not in excess of five (5) unassigned and unreserved parking spaces in the parking garage that services the Building for each 1,000 rentable square feet of the Premises; provided, however, that (i) Tenant may at its option substitute up to thirty (30) of such unassigned and unreserved parking spaces for an identical number of reserved parking spaces in the parking garage for which Tenant shall pay to Landlord during the initial Lease Term a monthly reserved parking charge equal to $75.00 (plus all applicable taxes) per reserved parking space, except that the monthly reserved parking charges for ten (10) of such reserved parking spaces shall be abated during the first thirty (30) full calendar months of the initial Lease Term.  This nonexclusive license shall begin on the Commencement Date (or in the first (1st) day of any Early Occupancy Period with respect to the Early Occupancy Space, if applicable) and shall terminate on the expiration or termination of the Lease Term.

Notwithstanding the foregoing, the charge to Tenant for its use during any Renewal Term of any parking spaces, including unassigned and unreserved spaces and reserved spaces, shall be determined at the time Tenant exercises its Option to Renew.  Landlord reserves the right to specifically assign and reassign from time to time any or all of such parking spaces among the tenants of the Building in any manner in which Landlord determines in its commercially reasonable discretion; provided, however, that Landlord shall attempt to minimize any interruption to Tenant's business operations in connection with such actions and any such alternate location of Tenant's reserved spaces must provide close and convenient access to the Premises.  Tenant shall, upon not less than thirty (30) days’ notice from Landlord (which notice may not be give more frequently than two (2) times in any calendar year), furnish Landlord with the state automobile license number assigned to its automobile or automobiles and the automobiles of all of its employees and agents employed or working in the Premises, and Tenant agrees to comply (at no cost to Landlord) with such requests as Landlord may reasonably make in Landlord's enforcement of any parking control program (it being agreed that any such enforcement actions shall be uniformly applied among all tenants in the Building).  Notwithstanding the existence of any such control, Landlord shall not be responsible to Tenant, any Tenant Related Parties or any of Tenant’s contractors, subcontractors or invitees for any violation of any parking control program implemented by Landlord.

The provisions of this Addendum supplement and are specifically subject to all provisions of the Lease.

EXHIBIT C -1-

EXHIBIT D

RULES AND REGULATIONS

TO

OFFICE LEASE

It is agreed that the following rules and regulations shall be and are hereby made a part of this Lease, and Tenant agrees that Tenant, the Tenant Related Parties and Tenant’s contractors, subcontractors and invitees and any other persons permitted by Tenant to occupy or enter the Premises will at all times abide by these rules and regulations.

1.

The sidewalks, entries, passages, and stairways shall not be obstructed by Tenant or its agents, or used by them for any purpose other than ingress and egress to and from their offices.

2.

a.

Bulky or heavy furniture, equipment, or supplies shall be moved in or out of the Building only during such hours and in such manner as may be reasonably and uniformly prescribed by Landlord.

b.

No safe or article, the weight of which may constitute a hazard or danger to the Building or its equipment, shall be moved into the Premises.  Safes and other equipment, the weight of which is not excessive, shall be moved into, from or about the Building during such hours and in such manner as shall be reasonably and uniformly prescribed by Landlord, and Landlord shall have the right to reasonably designate the location of such articles in the space hereby demised.

3.

The name of Tenant and/or signs of Tenant shall not be placed upon part of the Premises except as provided by Landlord or otherwise provided in the Lease (with specific reference to Paragraphs 3 and 5 of the Addendum).

4.

Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant or any Tenant Related Parties, shall be paid for by Tenant to the extent provided in the Lease.  No person shall waste water by tying back or wedging the faucets or in any other manner.

5.

No animals (other than service animals) shall be allowed in the office, halls, or corridors of the Building.

6.

The bicycles or other vehicles of Tenant, the Tenant Related Parties and Tenant’s contractors, subcontractors and invitees and any other persons permitted by Tenant to occupy or enter the Premises shall not be permitted in the offices, halls, or corridors of the Buildings, nor shall Tenant expressly permit the Tenant Related Parties and Tenant’s contractors, subcontractors and invitees and any other persons permitted by Tenant to occupy or enter the Premises to obstruct any of sidewalks of entrances of the Building.

7.

No person shall unreasonably disturb the occupants of the Building or adjoining buildings or premises by the use of any television, radio, or musical instrument or equipment, or by the making of loud or improper noises.

8.

No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first be obtained except as otherwise provided in the Lease or part of the Approved Construction Drawings.

9.

The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Building.

10.

Tenant shall exercise due care and within reasonable limits shall not mark upon, paint or affix upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling, partitions, or floors of the Premises or of the Building (except in connection with the hanging of customary office decorations), and any defacement, damage, or injury caused by Tenant or any Tenant Related Parties, shall be paid for by Tenant.

EXHIBIT D -1-

11.

Intentionally Omitted.

12.

Tenant agrees to use chair pads to be furnished by Tenant under all rolling and ordinary desk chairs in the carpeted areas of the Premises throughout the Lease Term.

13.

Tenant shall not use small heaters at individual desks.  Cold and hot issues shall be called into the management office for adjustment.

14.

Tenant shall advise all personnel as to the location of designated smoking areas.  Landlord reserves the right to relocate these areas with tenant cooperation.

15.

Subject to the limitation set forth in Section 8.6 of the Lease, Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary and desirable for the safety, care, and cleanliness of the Premises and for the preservation of good order therein.  Such rules and regulations shall be effective upon receipt of notice of such changes and/or additions as provided by the provision for Notice in Section 19 of the Lease.

EXHIBIT D -2-

EXHIBIT E

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Improvements (as defined below) in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.

SECTION 1

LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

To the extent that the applicable governmental authorities require modifications ("Code Work") to be made to the Premises or any other portion of the Building or any common areas either as a result of Tenant merely obtaining a building permit for the construction of the Improvements (provided such Improvements are customary with the type of office tenant improvements generally utilized by tenants for  general office and call center purposes) or in order for Tenant to receive building permits for the construction of the Improvements (as defined below) to the Premises (but not any such modifications which may be required due to any specific and unique Improvements desired by Tenant, as opposed to normal, customary and typical office tenant improvements generally), such Code Work shall be at Landlord's sole cost and expense.  At Tenant's election, any such Code Work shall be performed (i) by Landlord utilizing a contractor of Landlord's selection, (ii) by Landlord utilizing the Contractor (as that term defined in Section 4.1.1 below) or (iii) by Tenant utilizing the Contractor.  If Tenant elects to perform the Code Work utilizing the Contractor pursuant to subsection (iii) of this Section 1, (a) the costs of such Code Work (which cost shall be reasonably competitive with the costs charged by comparable contractors performing similar scope of services in Comparable Buildings) shall be paid by Landlord pursuant to the same disbursement provisions for the Tenant Improvement Allowance specified in Section 2.2 below and all terms and conditions of Section 2.2 below with respect to payment of the Tenant Improvement Allowance shall also apply with respect to Landlord's obligation to pay for the such cost of the Code Work; (b) Tenant shall submit to Landlord for its written approval and a cost estimate of the Code Work containing by line item a reasonably detailed list of the Code Work to be performed and the cost thereof as reasonably estimated by the Contractor, and the Contractor shall not commence the construction of the Code Work until Landlord has delivered to Tenant Landlord’s written approval of the cost budget which- approval will be given or reasonably denied (in which event Landlord shall detail its reasons for such reasonable disapproval and specify what changes must be made to such estimate in order to obtain Landlord's approval) within five (5) business days of request and if Landlord fails to approve or reasonably disapprove such cost estimate within such five (5) business day period, then such cost estimate will be deemed to be approved; and (c) any delay in construction of the Improvements, installation of Tenant’s furniture, fixtures and equipment and/or moving into the Premises due solely to Contractor’s performance of the Code Work shall not constitute or be deemed or construed to be a Landlord Delay (as defined below).  Tenant shall deliver written notice of Tenant's election under this Section 1 within five (5) business days after making such election.  If Tenant elects to require Landlord to perform the Code Work pursuant to subsections (i) or (ii) above, then Landlord and Tenant agree to work together, in good faith, so that Landlord's performance of the Code Work does not interfere with Tenant's construction of the Improvements and Tenant's construction of the Improvements does not interfere with Landlord's performance of the Code Work.  However, any delay in construction of the Improvements, installation of Tenant's furniture, fixtures and equipment and/or moving into the Premises due to Landlord's performance of the Code Work pursuant to subsections (i) or (ii) (but not due to Contractor’s performance of the Code Work if Tenant elects to perform the Code Work utilizing the Contractor pursuant to subsection (iii) above) shall, subject to Section 3.5 below, constitute a Landlord Delay and any reasonable additional out-of-pocket costs incurred by Tenant in the design and construction of the Improvements due to Landlord's performance of the Code Work shall be borne by Landlord in addition to the Tenant Improvement Allowance, provided that Tenant shall notify Landlord of any such additional costs promptly after Tenant learns of such necessity therefor.

EXHIBIT E -1-

SECTION 2

TENANT IMPROVEMENTS

2.1

Tenant Improvement Allowance.  Tenant shall be entitled to a tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $1,859,410.00 (based on $35.00 per rentable square foot of the Premises) for the costs relating to the initial design, permitting, renovating and constructing  improvements in the Premises, which are permanently affixed to the Premises and which are constructed prior to Tenant’s occupancy (except in connection with Tenant's early occupancy of any Early Occupancy Space as set forth in and subject to the terms of Section 1.7 of the Lease) of the Premises or the date on which Tenant first conducts business in the Premises (collectively, the "Improvements"), and for the other Tenant Improvement Allowance Items.  Notwithstanding the foregoing and for the sake of clarity, Landlord and Tenant hereby agree and acknowledge that in the event Tenant determines to construct the Premises in phases as further described in Section 3.4 of this Tenant Work Letter, the Improvements need only consist of the Improvements within the applicable phase.

2.2

Disbursement of the Tenant Improvement Allowance.

2.2.1

Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord for costs related to the design, permitting and construction of the Improvements (inclusive of data and/or telecom cabling and systems, security systems, white noise systems and speakers above the ceiling) and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):  (i) payment of all design consultants, project managers and the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter; (ii) payment of all governmental and utility service or connection fees, including but not limited to, plan check, permit and license fees relating to the construction of the Improvements, (iii) cost of construction of the Improvements within the Building, including, without limitation, all labor, materials, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions, (iv) the cost of any changes in the base, shell and core of the Building when such changes are required by the Construction Drawings (but to the extent such changes are required due to Code Work, such costs shall be paid for and absorbed by the Landlord without deduction from the Tenant Improvement Allowance); (v) the cost of any changes to the Construction Drawings or Improvements required by all applicable building codes (the "Code") (but not to the extent required due to Code Work); (vi) costs of design, construction and installation of Tenant's signage (as described in Paragraph 5 of the Addendum to Lease); (vii) costs to purchase and install furniture systems, telephone systems, audio visual systems, graphic art and cabling not to exceed Seven and 50/100 Dollars ($7.50) per rentable square foot of the Premises; (vii) as a credit against Tenant's obligations to pay Base Rent (which credit, if so elected by Tenant, shall be applied after expiration of the thirteen (13) month abatement period specified in Section 1.10 of the Lease) not to exceed Ten Dollars ($10.00) per rentable square foot of the Premises; (ix) moving costs incurred by Tenant in moving from its present location(s) to the Premises not to exceed Five Dollars ($5.00 per rentable square foot of the Premises; and (x) all other actual out-of-pocket costs to be expended by Tenant and reasonably approved in writing by Landlord in connection with the construction of the Improvements.

2.2.2

Disbursements.

2.2.2.1

 Disbursement of Tenant Improvement Allowance.  During the construction of the Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1.1

Monthly Disbursements.  On or before the fifth (5th) day of each calendar month during the design or construction of the Improvements (or on such other date as Landlord and Tenant may reasonably agree in writing), Tenant may deliver to Landlord:  (i) a request for payment of the "Contractor" (as defined in Section 4.1.1 below), approved by Tenant, showing the schedule, by trade, of percentage of completion of the Improvements in the Premises, detailing the portion of the Improvements completed and the portion not completed; (ii) invoices from all of "Tenant's Agents" (as defined in Section 4.1.2 below), and from the design consultants, project managers and the "Architect" and the "Engineers", for labor rendered with respect to, and materials delivered to, the Premises for the

EXHIBIT E -2-

period in question; (iii) conditional progress lien waivers in recordable form executed by the Contractor and Tenant’s Agents whose work is the subject of such request for payment (subject only to the receipt of payment therefor); (iv) unconditional progress lien waivers in recordable form executed by the Contractor and Tenant’s Agents with respect to any amounts funded by Landlord more than thirty (30) days prior to the date of the request for payment; and (v) reasonable supporting detail in AIA G702 format (or another format reasonably acceptable to Landlord) including, but not limited to, work orders, invoices, sales receipts, bills of lading, time sheets and material purchase orders for the costs incurred by Tenant reasonably acceptable to Landlord.  Thereafter, Landlord shall deliver a check to Tenant made payable to Tenant (or at Tenant’s option made jointly payable to Contractor and Tenant) in payment of the lesser of:  (a) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention on the amount of the Tenant Improvement Allowance the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention).  Provided that Tenant delivers the items required under the first sentence of this Section 2.2.2.1.1 above to Landlord on or before the fifth (5th) business day of a month, such check will be delivered by the last day of such month.  If such items are delivered to Landlord after the fifth (5th) business day of a month, then such check shall be delivered to Tenant within thirty (30) days after such items are delivered to Landlord.  Landlord reserves the right, before delivering any such check, upon reasonable prior notice and subject to the terms and conditions set forth in Section 25.15 of the Lease, to conduct an inspection of the portion of the Improvements completed by Tenant.  If Landlord reasonably determines that any of the completed Improvements are not constructed in substantial accordance with the Approved Working Drawings (as defined in Section 3.4 below), Landlord shall deliver written notice to Tenant specifying the deficiency, and Tenant shall cause the Contractor within fifteen (15) business days after receipt of Landlord’s written notice to correct the deficiency to the extent necessary to eliminate any Design Problem (as defined below) or, if such deficiency cannot be so corrected within such fifteen (15) business day period, then Tenant shall cause the Contractor to promptly commence the correction within such fifteen (15) business day period and diligently prosecute such correction to completion.

2.2.2.1.2

Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant (or at Tenant's option made payable jointly to Tenant and Contractor) shall be delivered by Landlord to Tenant following the completion of construction of the Improvements, provided that Tenant delivers to Landlord (i) a request for final payment of Contractor, approved by Tenant, showing that all of the Improvements have been completed; (ii) invoices from all of Tenant's Agents and from the design consultants, project managers, the Architect and the Engineers, for labor rendered with respect to, and materials delivered to, the Premises not previously paid by Landlord; (iii) conditional progress lien waivers in recordable form executed by the Contractor and Tenant’s Agents whose work is the subject of such request for payment (subject only to the receipt of payment therefor); (iv) unconditional progress lien waivers in recordable form executed by the Contractor and Tenant’s Agents with respect to all amounts funded by Landlord prior to the date of the request for final payment; (v) reasonable supporting detail in AIA G702 format (or another format reasonably acceptable to Landlord) including, but not limited to, work orders, invoices, sales receipts, bills of lading, time sheets and material purchase orders for the costs incurred by Tenant reasonably acceptable to Landlord; and (vi) a certificate executed and sealed by the Architect, certifying to Tenant, Landlord and Landlord’s mortgagee that all of the Improvements have been finally completed in accordance in all material respects with the Approved Working Drawings and all applicable laws, regulations, codes and ordinances (but subject to standard expectations with respect the Americans with Disabilities Act (ADA) and the Texas Accessibility Standard, as amended (TAS)).  Tenant shall, within five (5) business days after any municipal authority issues a certificate of occupancy covering the Premises or any portion thereof, deliver to Landlord a copy of such certificate.  Within the four (4) months following the Commencement Date, Tenant shall submit to Landlord by electronic mail, Tenant's "as-built drawings" for all of the Improvements.

2.2.2.1.3

Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.  If the total estimated cost of Tenant Improvement Allowance Items (as indicated in the Final Costs in Section 4.2.1 below) exceeds

EXHIBIT E -3-

the Tenant Improvement Allowance, Tenant shall fund such excess after the exhaustion of the Tenant Improvement Allowance.

2.2.2.1.4

Failure to Fund Tenant Improvement Allowance.  If Landlord fails to timely fund any monthly payment of the Tenant Improvement Allowance or the Final Retention of the Tenant Improvement Allowance within the time periods set forth above in this Section 2.2.2.1, then Tenant shall be entitled to deliver written notice ("Payment Notice") thereof to Landlord.  If Landlord still fails to fulfill any such obligation within ten (10) business days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver written notice to Tenant within such ten (10) business day period explaining Landlord's reasons that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("Refusal Notice"), Tenant shall be entitled to fund such amount(s) itself and to offset such amount(s), together with interest at the Interest Rate from the date of payment by Tenant until the date of offset, against Tenant's first obligations to pay monthly Base Rent after expiration of the thirteen (13) month abatement period specified in Section 1.10 of the Lease.  To the extent, Tenant actually realizes the offset permitted by this Section 2.2.2.1.4, Tenant’s offset of any amounts, including accrued interest thereon, permitted by this Section 2.2.2.1 constitutes Tenant’s sole and exclusive remedy for Landlord’s failure to timely disburse such amounts from the Tenant Improvement Allowance and shall further constitute a full and final release and discharge of Landlord by Tenant of Landlord’s obligation to fund such amounts to the extent offset by Tenant against Tenant’s obligations to pay monthly Base Rent under the Lease but only to the extent, Tenant actually realizes the offset permitted by this Section 2.2.2.1.4.  However, Tenant shall not be entitled to any such offset if Tenant is in monetary or material non-monetary default under the Lease (after expiration of any applicable cure period) at the time that such offset would otherwise be applicable.  If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) business days after Tenant's receipt of a Refusal Notice, Landlord or Tenant may elect to have such dispute resolved by binding arbitration before a retired judge under the auspices of JAMS (or any successor to such organization) in Dallas, Texas, according to the then rules of commercial arbitration of such organization.  If Tenant prevails in any such arbitration, Tenant shall be entitled to offset the amount determined to be payable by Landlord in such proceeding together with interest at the Interest Rate from the date of payment to the date of offset against Tenant's next obligations to pay monthly Base Rent after expiration of the thirteen (13) month abatement period specified in Section 1.10 of the Lease.  The cost of such arbitration shall be paid by the prevailing party in connection with such arbitration process.

SECTION 3

CONSTRUCTION DRAWINGS

3.1

Selection of Architect/Construction Drawings.  Tenant shall retain Merriman Associates Architects or another architect(s)/space planner(s)/consultant(s) reasonably approved by Landlord (collectively, the "Architect(s)") to prepare the "Construction Drawings," as that term is defined in this Section 3.1.  Tenant shall also retain the engineering consultants reasonably approved in writing by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Improvements which approval will be given or reasonably denied (in which event Landlord shall detail its reasons for such reasonable disapproval and recommend alternate consultants that are acceptable to Landlord) within five (5) business days of request. If Landlord fails to approve or reasonably disapprove such engineering consultants within such five (5) business day period, then such consultants will be deemed to be approved.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings".  All Construction Drawings shall comply with the drawing format and specifications normally used by Landlord and reasonably acceptable to Tenant.  Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters or allow Landlord to charge a fee except for actual out-of-pocket costs reasonably incurred and paid by Landlord to third parties in connection with the review of the Construction Drawings.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers,

EXHIBIT E -4-

and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2

Final Space Plan.  Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises.  The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning and their intended use.  Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory (but only to the extent a Design Problem (as defined below) exists) or incomplete but only to the extent that being incomplete could cause a Design Problem in any respect; any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require to eliminate a Design Problem.  This process shall be repeated until Landlord has approved the Final Space Plan.  Notwithstanding anything to the contrary set forth above, Landlord and Tenant acknowledge that Tenant is designing and constructing the Improvements using a fast-track design/build format.  If Tenant so elects, Tenant may forward to Landlord, for Landlord's approval, Construction Drawings for portions of the Improvement project rather than Construction Drawings for the entire Premises and the time periods set forth herein shall apply to each such submission.  Upon Landlord's approval or deemed approval of any such drawings, the Contractor may be instructed to submit the same to the applicable governmental authorities for receipt of Permits.  A "Design Problem" means, and will only be deemed to exist to the extent, as reasonably determined by the standard that would be applied by a sophisticated and experienced landlord of a comparable building in terms of size and quality located in the Dallas North Tollway submarket of Dallas, Texas:  (a) there may be an impairment of the structural integrity of the Building, (b) there may be an adverse effect on the mechanical, electrical, plumbing, heating, air-conditioning, ventilation, fire life-safety or other systems of the Building, (c) the Alterations or Improvements will be visible from the exterior of the Building, (d) the Improvements are not accomplished in a good and workmanlike manner in accordance with all governmental requirements including, but not limited to, the ADA and the TAS, (e) Tenant fails to obtain all governmental permits, licenses, and approvals required in connection with the construction of the Improvements, (f) the Alterations or Improvements may unreasonably interfere with the use of or access to its leased premises by another tenant of the Building, (g) such Alteration or Improvements may cause a safety issue, or (h) such Alteration or Improvements may result in additional maintenance costs over and above the cost typically expected for general office use unless Tenant agrees to pay for such additional costs.

3.3

Final Working Drawings.  After the Final Space Plan has been approved or deemed approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below.  Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval.  Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same are unsatisfactory (but only to the extent a Design Problem exists) or incomplete but only to the extent being incomplete could cause a Design Problem in any respect; any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof.  If Tenant is so timely advised that a Design Problem exists, then Tenant shall revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith to the extent necessary to eliminate a Design Problem.  This process shall be repeated until Landlord has approved or deemed to have approved the Final Working Drawings.

3.4

Permits/Phasing.  The Final Working Drawings shall be approved (or deemed approved as provided above) by Landlord (the "Approved Working Drawings") before Tenant or the Contractor commence the construction of the Improvements; however, to the extent not prohibited by applicable laws and provided that Tenant obtains any required governmental approvals relating to the same (copies of which will be provided to Landlord), Tenant may at its own risk commence demolition work and limited non-structural interior framing and one-sided drywall installation, immediately upon mutual execution and delivery of the Lease by Landlord

EXHIBIT E -5-

and Tenant and prior to the Construction Drawings having been completed or approved by Landlord (in which case Tenant must correct any Design Problem identified by Landlord in the approval process for the Final Working Drawings).  Landlord acknowledges and agrees that the foregoing acknowledgment by Landlord pertaining to such commencement of such demolition and framing work immediately upon mutual execution and delivery of the Lease by Landlord and Tenant and prior to the Final Working Drawings having been completed or approved by Landlord constitutes material consideration to Tenant entering into the Lease with Landlord.  Tenant shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor" (as defined in Section 4.1.1 below), to commence the construction of the Improvements (the "Permits").  If an asbestos survey of the Premises (or any portion thereof) is required by any municipal authority, Tenant shall obtain such asbestos survey and deliver a copy thereof to Landlord simultaneously with providing the asbestos survey to the municipal authority.  Landlord shall cooperate with Tenant in executing permit applications, communicating with applicable governmental authorities in connection with the design and construction of the Improvements and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy and Landlord shall execute as "Owner" the ADA verification and any other documentation required by the applicable governmental authorities with respect to the Code Work and/or the Improvements.  Tenant shall, within five (5) business days after obtaining the issuance of a building permit by the municipal authorities, deliver to Landlord a copy of such permit.  No material changes, modifications or alterations in the Approved Working Drawings (other than those specifically required by applicable governmental authorities) may be made without the prior written consent of Landlord which will be given or denied within five (5) business days of request and shall not be withheld except to the extent a Design Problem exists; any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof.  Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to construct the Improvements in phases, pursuant to a phased construction schedule that is subject to the reasonable of approval of Landlord in accordance with the same manner and procedure as is set forth for Landlord's approval of the Final Space Plan.

3.5

Landlord Delays and Force Majeure Event.  The August 1, 2012 component of the definition of the Commencement Date as set forth in Section 1.7 of the Lease, shall be deferred one (1) day for each day Tenant is actually delayed in designing, permitting and constructing its Improvements and/or installing its furniture, fixtures and equipment and/or moving into its Premises by Landlord Delays or Force Majeure Events, but no extension shall be applicable once Tenant begins to conduct its business in the Premises for the particular phase(s) of construction then in progress.  "Landlord Delays" means any such delays caused by Landlord including, without limitation, any delays due to Code Work (excluding, however, Contractor’s performance of the Code Work if Tenant elects to perform the Code Work utilizing the Contractor pursuant to subsection (iii) of Section 1 above), any failure by Landlord to comply with any of the time periods for approval of the Construction Drawings and each component thereof (as defined in and pursuant to Section 3 of this Tenant Work Letter), Landlord’s failure to provide Tenant sufficient access to each floor and the Building and the loading dock, ramps, and freight elevator to construct the Improvements and move into the floor without interruptions (subject to Tenant's compliance with Landlord's reasonable rules and regulations regarding move-in and construction), or Landlord’s failure to comply with any other provision of the Lease (after expiration of any applicable cure period) and/or this Tenant Work Letter.  Force Majeure Events shall be as defined in Section 25.25 of the Lease, but shall also include delays in obtaining permits or approvals from the appropriate governmental authorities, despite Tenant's good faith diligent efforts.  In addition, no Landlord Delay or Force Majeure Events shall be deemed to have occurred unless Tenant has given Landlord written notice that an event giving rise to such Landlord Delay or Force Majeure Event is about to occur or has occurred which will cause a delay in the design, permitting and completion of the Improvements (minor punch-list items excepted) and move into the Premises and Landlord has failed to remedy the situation giving rise to the potential Landlord Delay or Force Majeure Event within one (1) business day after Landlord's receipt of such notice, in which case the number of days of actual delay after such notice shall be a Landlord Delay or Force Majeure Event, as appropriate.

EXHIBIT E -6-

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1

Contractor.

4.1.1

General Contractor.  The contractor which shall construct the Improvements shall be a contractor selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed.  The subcontractors utilized by the Contractor shall be subject to the provisions set forth in Section 4.1.2 below.  The contractor selected may be referred to herein as the "Contractor."  Structure Tone, BPM Construction Company, Ron E. Williams Construction Company, and Kevin McDough Construction Company, if used by Tenant, are hereby deemed approved by Landlord as bidding contractors.  Notwithstanding the foregoing, Tenant may retain non-union contractors and subcontractors, subject to Section 5.4 below.

4.1.2

Tenant's Agents.  All subcontractors, materialmen and suppliers used by Tenant (such subcontractors, materialmen and suppliers and the Contractor may be collectively referred to herein as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed beyond five (5) business days; any failure by Landlord to notify Tenant of its approval or disapproval within such five (5) business day period shall be deemed to be Landlord's approval thereof.

4.2

Construction of Improvements by Tenant's Agents.

4.2.1

Construction Contract; Cost Budget.  Following Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract and cost budget to Landlord for informational purposes.  Within ten (10) days after Landlord's written request, Tenant shall provide Landlord with Tenant's then current estimate of the cost of design and construction of the Improvements, together with a detailed breakdown, by trade, of such costs.

4.2.2

Tenant's Agents.

4.2.2.1

 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work.  Tenant's and Tenant's Agent's construction of the Improvements shall comply with the following:  (i) the Improvements shall be constructed without material deviation from the Approved Working Drawings and in such a manner that no Design Problem is created; and (ii) Tenant shall abide by all reasonable and non-discriminatory rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Improvements to the extent not inconsistent with this Lease and do not unreasonably delay Tenant in the performance of its work under this Tenant Work Letter or unreasonably increase the cost of performing such work.  In no event shall Tenant be charged any logistical coordination or other fee by Landlord (or Landlord's property manager) in connection with the construction of the Improvements except for (a) the actual out-of-pocket and verified costs reasonably incurred and paid by Landlord to third parties in connection with the review of the Construction Drawings; and (b) a construction fee payable to Landlord or its designee not to exceed one percent (1%) of the Tenant Improvement Allowance for construction supervisory services to be performed by Landlord or such designee, which fee shall be funded by Landlord from the Tenant Improvement Allowance.  In no event shall Tenant be required to purchase any pre-stocked materials from Landlord nor shall Landlord charge Tenant for any improvements currently existing in the Premises or the Building.

4.2.2.2

 Indemnity.  Tenant's indemnity of Landlord as set forth in, and subject to, Section 13.5 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Improvements and/or Tenant's disapproval of all or any portion of any request for payment, but Tenant's indemnity and liability shall not extend to damage to the Building, Premises (other than the Improvements being constructed by Tenant) or Landlord's

EXHIBIT E -7-

property to the extent covered by insurance carried by Landlord, and as to which the waiver of subrogation is applicable.

4.2.2.3

 Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.

4.2.2.4

 Insurance Requirements.

4.2.2.4.1

General Coverages.  All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2

Special Coverages.  Tenant or the Contractor shall carry (a) "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of the Improvements; and (b) automobile liability coverage with a limit of not less than One Million Dollars ($1,000,000) combined single limit.  Such insurance shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3

General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.3 shall be delivered to Landlord as soon as reasonably practicable after mutual execution and delivery of the Lease and prior to the entry into the Premises by the Contractor or any of Tenant’s Agents.  All general liability policies carried under this Section 4.2.2.3 shall name Landlord and Tenant, as their interests may appear, as well as Contractor as additional insureds.  All property insurance maintained by Tenant's Agents and Tenant and Landlord shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

SECTION 5

MISCELLANEOUS

5.1

Freight Elevators and Loading Area.  Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator and loading area available to Tenant at no additional charge in connection with the construction of the Improvements in the Premises and moving into the Premises so that Tenant may, without unreasonable interruptions or delays, construct and install the Improvements and move into the Premises.

5.2

Tenant's Representatives.  Tenant has designated Mr. Loran Kelly as its representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord that he no longer has such authority or that others also have such authority, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.3

Landlord's Representatives.  Landlord has designated Mr. Scott Porter as its representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant that he no longer has such authority or that others also have such authority, shall have full authority and responsibility to act on behalf of Landlord as required in this Tenant Work Letter.

5.4

Tenant's Agents and Landlord's Agents.  Tenant and Landlord shall actively work to prevent and resolve any labor force disruptions or disturbances caused by their respective agents.

5.5

Incidental Costs.  Neither the Tenant (prior to the Lease Commencement Date) nor the Contractor shall be charged directly or indirectly for, and Landlord shall provide, (i) the use of water, electricity and parking, and (ii) during normal business hours, the use of freight elevators, HVAC and Building security, in connection with the design and construction of the Improvements for the Premises and Tenant’s move into the Premises.

EXHIBIT E -8-

5.6

Conflict.  In case of any conflict between the provisions of the Lease and the provisions of this Tenant Work Letter in respect of the construction of the Improvements, the provisions of this Tenant Work Letter shall govern and control for all purposes.

EXHIBIT E -9-

EXHIBIT F

COMMENCEMENT LETTER AGREEMENT

TO

OFFICE LEASE

_____________, 2012

Dallas Copart Salvage Auto Auctions Limited Partnership

14185 Dallas Parkway, Suite 400

Dallas, Texas 75254

Re:

Commencement Letter Agreement pursuant to that Office Lease dated as of _________, 2012 (the "Lease"), between GARDEN CENTURA, L.P. ("Landlord") and DALLAS COPART SALVAGE AUTO AUCTIONS LIMITED PARTNERSHIP ("Tenant") for the lease of certain premises, as more particularly described in the Lease (the "Premises") in the Centura Tower office building located at 14185 Dallas Parkway, Dallas, Texas 75254

Dear Tenant:

Unless otherwise defined herein, each term used in this Commencement Letter Agreement has the same meaning given to such term in the above-referenced Lease.  Landlord and Tenant hereby certify that:

2.

On or about ____________, 2012, Tenant delivered to Landlord the certificate of occupancy for the Premises issued by the City of Farmers Branch, Texas.

3.

Tenant first began to conduct business in the Premises on ____________, 2012.

4.

The actual Commencement Date of the Lease occurred on ____________, 2012.

5.

The actual Expiration Date of the Lease is ________________.

Please acknowledge your agreement to provisions hereof by signing all three (3) counterparts of this Commencement Letter Agreement in the space provided below and returning two (2) fully-executed counterparts to my attention.

Sincerely,

___________________________________

Authorized Signatory for Landlord

AGREED TO AND ACCEPTED

by Tenant on _________, 2012:

DALLAS COPART SALVAGE AUTO AUCTIONS

LIMITED PARTNERSHIP, a Texas limited liability

company

By:

Copart of Texas, Inc., a Texas corporation,
its general partner

By:

____________________________

Name:

____________________________

Its Duly Authorized __________________

EXHIBIT F -1-

EXHIBIT G

GUARANTY

TO

OFFICE LEASE

GUARANTY

FOR VALUE RECEIVED, and in consideration for and as an inducement to Landlord (as herein defined) entering into that certain Office Lease dated as of February 3, 2012 (the "Lease"), between GARDEN CENTURA, L.P., as landlord ("Landlord"), and DALLAS COPART SALVAGE AUTO AUCTIONS LIMITED PARTNERSHIP, as tenant ("Tenant"), for the lease by Tenant of certain premises, as more particularly described in the Lease located in the Centura Tower office building at 14185 Dallas Parkway, Dallas, Texas 75254, the undersigned guarantor ("Guarantor"), jointly and severally, hereby unconditionally guarantees to Landlord and its successors and assigns the full and timely payment, performance and observance by Tenant of all of its covenants, obligations and liabilities contained in the Lease and any and all amendments, modifications, supplements of the Lease (collectively, the "Guaranteed Obligations").

This is an absolute, continuing and unconditional guaranty of payment and not of collection.  Guarantor shall be liable, jointly and severally, with Tenant and any other guarantor of all or any part of the Guaranteed Obligations.  Guarantor hereby waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind; and (ii) the taking of any other action by Landlord, including without limitation, giving any notice of default or any other notice to, or making any demand on, Tenant, any other guarantor of all or any part of the Guaranteed Obligations or any other party.  Guarantor waives any rights Guarantor now has or may hereafter have or acquire under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder:  (i) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Obligations or this Guaranty or setoff against all or any part of the Guaranteed Obligations; (ii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Obligations or this Guaranty or to take or prosecute any action in connection with the Lease; (iii) exercise or enforce, or refrain from exercising or enforcing, any rights or remedies against Tenant, or otherwise act or refrain from acting, whether pursuant to the Lease or applicable law; (iv) settle or compromise all or any part of the Guaranteed Obligations and subordinate the payment of all or any part of the Guaranteed Obligations to the payment of other obligations, indebtedness or liabilities that Tenant may owe to others; (v) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Tenant to the satisfaction and liquidation of any portion of the Guaranteed Obligations; and (vi) apply any sums paid to Landlord by Guarantor, Tenant or others to the Guaranteed Obligations in such order and manner as Landlord, in its sole discretion, may determine.  Other than as expressly set forth herein, Landlord shall have no greater rights against Guarantor than Landlord would have against Tenant, such that the liability of Guarantor hereunder shall be coextensive with that of Tenant; provided, however, the foregoing limitations on Guarantor's liability shall not apply in the event of Tenant's bankruptcy or insolvency.  Notwithstanding anything to the contrary contained herein, in the event Tenant's liability under the Lease is reduced or discharged by mutual agreement between Landlord and Tenant (other than as a result of Tenant's bankruptcy or insolvency), Guarantor's liability hereunder shall be similarly reduced or discharged.

Should Landlord seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor hereby waives any requirement, substantive or procedural, that (i) Landlord first exercise or enforce any rights or remedies against Tenant or any other person or entity liable to Landlord for all or any part of the Guaranteed Obligations, including, without

EXHIBIT G -1-

limitation, that a judgment first be rendered against Tenant or any other person or entity, or that Tenant or any other person or entity should be joined in such cause, or (ii) Landlord shall first exercise or enforce rights and remedies against any collateral which shall ever have been given or pledged to Landlord to secure all or any part of the Guaranteed Obligations or this Guaranty.  Such waiver shall be without prejudice to Landlord's right, at its option, to proceed against Tenant or any other person or entity, whether by separate action or by joinder.

In the event of a default in the payment or performance of all or any part of the Guaranteed Obligations after any applicable notice and cure period, when such Guaranteed Obligations becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Landlord, in lawful money of the United States, at Landlord's address set forth in the Lease or at such other address as Landlord designates in writing from time to time hereafter.  One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Tenant is sued or in separate actions, as often as Landlord deems advisable.  The exercise or enforcement by Landlord of any right or remedy under the Lease, this Guaranty or under any other contract or agreement, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy.  No delay on the part of Landlord in exercising or enforcing any right or remedy under this Guaranty or failure to exercise or enforce the same shall operate as a waiver, release or discharge of such right or remedy.  No waiver of the provisions of this Guaranty shall be effective unless such waiver is in writing and duly executed by Landlord, and then only in the specific instance and for the purpose given.

This Guaranty is for the benefit of Landlord and its successors and assigns.  This Guaranty is binding on Guarantor and Guarantor's heirs, executors, administrators, legal representatives, trustees, successors (including, without limitation, any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor) and assigns.

Guarantor shall pay on demand by Landlord all costs and expenses, including, without limitation, all court costs and reasonable attorneys' fees and expenses incurred by Landlord in connection with Landlord’s exercise, enforcement and/or collection of this Guaranty.  This covenant shall survive the payment of the Guaranteed Obligations and shall not be merged therein.

If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless such modification, amendment or consent is in writing and duly executed by Landlord and Guarantor, and then shall be effective only in the specific instance and for the purpose for which given.

All rights and remedies of Landlord hereunder are cumulative of each other and of every other right or remedy which Landlord may otherwise have at law or in equity or under the Lease or any other contract or agreement, and the exercise or enforcement by Landlord of one or more of such rights or remedies shall not prejudice or impair Landlord’s concurrent or subsequent exercise of any other rights or remedies.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.  This Guaranty has been entered into in the county in Texas where Landlord's address for notice contained in the Lease is located, and it shall be performable for all purposes in such county.  Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where Landlord's address for notice contained in the Lease is located.

Nothing in this Guaranty shall be interpreted to prohibit either Tenant or Guarantor from raising a defense based upon (i) an accounting issue of whether or not, and the extent to which, a required payment has been made to Landlord so long as, and to the extent, such payment has not

EXHIBIT G -2-

been required to be repaid by Landlord to Tenant, Guarantor, or any third party pursuant to any court order or applicable law, or (ii) whether or not the claim is an obligation of Tenant.

Notwithstanding anything in this Guaranty to the contrary, provided there is then no monetary or material non-monetary default on behalf of Tenant under the Lease and no circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a monetary or material non-monetary default under the Lease, Landlord shall, upon the first (1st) day of the first (1st) Renewal Term (as defined in Paragraph 2 of the Addendum) ("Guaranty Release Date"), release Guarantor from its obligations under this Guaranty for those obligations arising after the Guaranty Release Date.

This Guaranty contains the entire agreement between Guarantor and Landlord regarding the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, regarding such subject matter.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty on the date set forth opposite its signature below, but to be effective as of the date of the Lease.

GUARANTOR:

COPART, INC.,

a Delaware corporation

Date:  February __, 2012

By:

____________________________________

Name:

____________________________________

Its duly authorized __________________________

Guarantor's Address:

_________________________________

_________________________________

Guarantor's EIN:  _____________

EXHIBIT G -3-

EXHIBIT H

EXTERIOR SIGNAGE CRITERIA

TO

OFFICE LEASE

Tenant's exterior Building and parking garage signs ("hereinafter called "Sign") shall be designed, built, installed and maintained in strict accordance with the following criteria.

1.

Design:

(A)

The Sign shall be individually lighted letters mounted directly to the Building, or mounted on a continuous metal bar or raceway.  The Sign shall be lighted adequately to achieve an even lighting level across the face of the letter.  All wiring and electrical devices shall be hidden from view.  If a raceway or wiring bar is provided, it shall be colored to match the sign fascia.

(B)

Mounting of the Sign shall be performed in a workmanlike manner.  Tenant accepts responsibility for any damage to the property caused by Tenant's sign installer.

(C)

All materials used in the fabrication and mounting of the Sign, including but not limited to fasteners, bolts and screws, shall be rustproof.  If the sign fascia is metal, then the fascia shall be protected from galvanic reaction with all metal parts of the Sign.

2.

Size:  As defined in Exhibit I of this Lease

3.

Location:  The Sign shall be on the north face of the Building and the south face of the parking garage as defined on Exhibit I of this Lease.

4.

Landlord's Approval:  Tenant, at Tenant's sole expense, shall have prepared and shall submit to Landlord three (3) copies of the plans and specifications for Tenant's Sign, prior to fabrication of the Sign.  The plans shall include detailed information concerning the size, location, materials, color, electrical devices and connections.  Landlord shall have five (5) business days from receipt of the plans to approve/disapprove them.

5.

Applicable Laws:  Tenant is responsible for securing all necessary permits and approvals from governmental authorities having jurisdiction.  Tenant shall further cause the Sign to be fabricated and installed to comply with all applicable laws, rules and ordinances promulgated by the governmental authorities having jurisdiction, and in accordance with the plans as approved by Landlord.

6.

Other Signage:  Tenant shall be prohibited from placing any other signage on, about or in front of the Building, or the Demised Premises, without the prior written consent of Landlord.  This shall include but not be limited to:  banner signs, marquee signs, trailer signs, billboard signs, and window painted signs.  If Tenant violates this restriction, Landlord shall have the right, without notice to Tenant, to remove such sign without liability therefore.

7.

Maintenance:  Tenant shall maintain the Sign during the Term of this Lease and any extension thereof.  The Sign shall be kept clean and in operating condition and Tenant shall develop a continuing maintenance program to ensure same.

EXHIBIT H -1-

EXHIBIT I

TENANT’S APPROVED SIGN RENDERINGS

THIS DESIGN WAS PREPARED EXCLUSIVELY FOR

Copart

December 21, 2011

EXTERIOR BRANDING DESIGN

14841 North Dallas Pkwy. Addison, TX 75254

CORPORATE OFFICE: 360 CRIDER AVENUE MOORESTOWN, NEW JERSEY 08057 P - 856.802.1677 F - 856.802.0412

www.nwsignindustries.com

NW SIGN INDUSTRIES
BETTER FASTER SMARTER

17.00 x 11.00 in

EXISTING & PROPOSED PHOTOS

NW SIGN INDUSTRIES
BETTER FASTER SMARTER

Copart

CLIENT NAME | ADDRESS | SITE | PAGE NUMBER | DRAWING NUMBER
COPART | | | 03 |

CORPORATE OFFICE: 360 CRIDER AVENUE MOORESTOWN, NEW JERSEY 08057 P - 856.802.1677 F - 856.802.0412
FLORIDA 2416 SAND LAKE RD. ORLANDO, FL 32809 - TEXAS 8715 HARMON RD. FT. WORTH, TX 76177 - NORTH CAROLINA 120 CASCADE DR. CONCORD, NC 28027 - OKLAHOMA 1108 SOUTH 4TH ST, SUITE 200 CHICKASHA, OK 73018 - CALIFORNIA 42445 AVENIDA ALVARADO TEMECULA, CA 92590

17.00 x 11.00 in

EXHIBIT I -1-

HIGH-RISE FLEX FACE OVAL w/ FLOATING CHNL. LTRS ON BKRD. - SIGNAGE DETAIL 1.1

NW SIGN INDUSTRIES
BETTER FASTER SMARTER

15'-5 3/4" OAW COMPLETE SIGN
15'-5 1/4" OAW FLEXFACE OVAL
7'-0" OAH FLEXFACE OVAL
Copart

ALUMINUM FRAME
10" OAD
A
B
C

1.1 **FRONT VIEW - FLEX FACE OVAL & CHNL. LTRS. ON BKGRD.**
SCALE: NTS

CL-78-32
TOTAL SQ. FOOTAGE 152.00

NOTE:
TECHNICAL FIELD SURVEY REQUIRED PRIOR TO MANUFACTURING. ALL DIMENSIONS, MOUNTING TECHNIQUE & ELECTRICAL TO BE VERIFIED.

(A) OVAL BACKGROUND
CABINET: FABRICATED ALUMINUM w/ INTERNAL ROLLED ALUMINUM FRAMEWORK. SIGNCOMP RETRO BLEED FACE FLEXFACE FRAME KIT.
FINISH: PTM PMS #280 BLUE w/ SEMI-GLOSS FINISH.
FACE: DIGITALLY PRINTED TRANSLUCENT FLEXFACE.
ILLUMINATION: INTERNAL WHITE LEDs w/ SELF-CONTAINED POWER SUPPLIES TO 120 VOLT PRIMARY.
INSTALLATION: OVAL MOUNTED TO CONTINUOUS STEEL ANGLE CLIPS ATTACHED TO EXISTING CORRUGATED FASCIA.

(B) LETTER BACKGROUND
CABINET: FABRICATED ALUMINUM BKGRD. w/ INTERNAL ALUMINUM FRAMEWORK.
FINISH: PTM WHITE w/ SEMI-GLOSS FINISH.
FACE: WHITE & BLACK "COPART" GRAPHIC, SEMI-GLOSS FINISH.
ILLUMINATION: NONE
INSTALLATION: LTR. BKGRD. MOUNTED TO OVAL THRU FLEXFACE w/ THRU BOLTS & SPACERS CANTILEVERED FROM OVAL BKGRD.

(C) CHANNEL LETTERS
BACKS: .080" ALUMINUM
RETURNS: .063" ALUMINUM
FINISH: PTM WHITE, SEMI-GLOSS FINISH.
FACES: .1875" THK. WHITE ACRYLIC
TRIM-CAP: 1" WHITE JEWELITE
ILLUMINATION: WHITE LED's

SIDE VIEW

MANUFACTURING NOTES

- [x] INTERNAL
- [ ] EXTERNAL
- [x] 12v
- [ ] 277v
- [ ] NO FLUORESCENT LAMPS
- [x] LED ILLUMINATED
- [ ] EXPOSED NEON

SERVICE SWITCH LOCATION
- [x] ON SIGN
- [ ] ON WALL
- [ ] OTHER (SEE CALL OUTS)

- [ ] NON-ILLUMINATED
- [x] SINGLE FACED
- [ ] DOUBLE FACED
- [ ] OTHER (SEE CALL OUTS)
- [x] ACRYLIC (SEE CALL OUTS)
- [ ] POLYCARBONATE (SEE CALL OUTS)
- [x] ALUMINUM (SEE CALL OUTS)
- [x] OTHER (SEE CALL OUTS)
- [x] PAINT (SEE CALL OUTS)
- [x] VINYL (SEE CALL OUTS)

INSTALLATION NOTES
- [ ] MOUNTED ONTO INTERIOR WALL / HUNG FROM CEILING
- [x] MOUNTED ONTO EXTERIOR WALL
- [ ] POLE MOUNTED INTO CONCRETE FOOTER
- [ ] TEMPORARY SIGNAGE

COLORS:
- PTM & DIGITAL PRINT - WHITE
- PTM & DIGITAL PRINT - BLACK
- PTM & DIGITAL PRINT - PMS #420
- PTM & DIGITAL PRINT - PMS #2935
- PTM & DIGITAL PRINT - PMS #280

CLIENT NAME	ADDRESS	SITE	TOTAL NUMBER OF PAGES	SALES REP	DESIGNER	DATE	PAGE NUMBER	DRAWING NUMBER
COPART			03	Jason Kincaid				

CORPORATE OFFICE: 360 CRIDER AVENUE MOORESTOWN, NEW JERSEY 08057 P - 856.802.1677 F - 856.802.0412
FLORIDA 2416 SAND LAKE RD. ORLANDO, FL 32809 - **TEXAS** 8715 HARMON RD. FT. WORTH, TX 76177 - **NORTH CAROLINA** 120 CASCADE DR. CONCORD, NC 28027 - **OKLAHOMA** 1108 SOUTH 4TH ST, SUITE 200 CHICKASHA, OK 73018 - **CALIFORNIA** 42445 AVENIDA ALVARADO TEMECULA, CA 92590

EXISTING & PROPOSED PHOTOS

NW SIGN INDUSTRIES
BETTER FASTER SMARTER

HENRY S. MILLER
Copart

OPTION A

HENRY S. MILLER
Copart

OPTION B

CLIENT NAME ADDRESS SITE PAGE NUMBER DRAWING NUMBER
COPART

CORPORATE OFFICE: 360 CRIDER AVENUE MOORESTOWN, NEW JERSEY 08057 P - 856.802.1677 F - 856.802.0412
FLORIDA 2416 SAND LAKE RD. ORLANDO, FL 32809 - **TEXAS** 8715 HARMON RD. FT. WORTH, TX 76177 - **NORTH CAROLINA** 120 CASCADE DR. CONCORD, NC 28027 - **OKLAHOMA** 1108 SOUTH 4TH ST, SUITE 200 CHICKASHA, OK 73018 - **CALIFORNIA** 42445 AVENIDA ALVARADO TEMECULA, CA 92590

17.00 x 11.00 in

EXHIBIT I -2-

HIGH-RISE FLEX FACE OVAL w/ FLOATING CHNL. LTRS ON BKRD. - SIGNAGE DETAIL 1.1

NW SIGN INDUSTRIES
BETTER FASTER SMARTER

18'-8-3/4" OAW COMPLETE SIGN
3'-3-3/8"
15'-5-1/8" OAW FLEXFACE OVAL
7'-0" OAH FLEXFACE OVAL
3'-5-3/16" OAH BACKGROUND
2'-10-3/4" CHNL LETTERS
1'2-5/8"
7-7/8"
7-7/8"
2'-4-1/8"
10" OAD
2"
3"
2"
5"
A
B
C
Copart

1.1 FRONT VIEW - FLEX FACE OVAL & CHNL. LTRS. ON BKGRD.
SCALE: NTS

CL-78-32

TOTAL SQ. FOOTAGE 152.00

SIDE VIEW

NOTE:
TECHNICAL FIELD SURVEY REQUIRED PRIOR TO MANUFACTURING. ALL DIMENSIONS, MOUNTING TECHNIQUE & ELECTRICAL TO BE VERIFIED.

A OVAL BACKGROUND
CABINET: FABRICATED ALUMINUM w/INTERNAL ROLLED ALUMINUM FRAMEWORK. SIGNCOMP RETRO BLEED FACE FLEXFACE FRAME KIT.
FINISH: PTM PMS #280 BLUE w/ SEMI-GLOSS FINISH.
FACE: DIGITALLY PRINTED TRANSLUCENT FLEXFACE.
ILLUMINATION: INTERNAL WHITE LEDs w/ SELF-CONTAINED POWER SUPPLIES TO 120 VOLT PRIMARY.
INSTALLATION: OVAL MOUNTED TO CONTINUOUS STEEL ANGLE CLIPS ATTACHED TO EXISTING CORRUGATED FASCIA.

B LETTER BACKGROUND
CABINET: FABRICATED ALUMINUM BKGRD. w/ INTERNAL ALUMINUM FRAMEWORK.
FINISH: PTM WHITE w/ SEMI-GLOSS FINISH.
FACE: WHITE & BLACK "COPART" GRAPHIC, SEMI-GLOSS FINISH.
ILLUMINATION: NONE
INSTALLATION: LTR. BKGRD. MOUNTED TO OVAL THRU FLEXFACE w/ THRU BOLTS & SPACERS CANTILEVERED FROM OVAL BKGRD.

C CHANNEL LETTERS
BACKS: .060" ALUMINUM
RETURNS: .063" ALUMINUM
FINISH: PTM WHITE, SEMI-GLOSS FINISH.
FACES: .1875" THK. WHITE ACRYLIC
TRIM-CAP: 1" WHITE JEWELITE
ILLUMINATION: WHITE LED's

MANUFACTURING NOTES
- [x] INTERNAL
- [ ] EXTERNAL
- [x] 12 5v
- [ ] 277v
- [ ] HO FLUORESCENT LAMPS
- [x] LED ILLUMINATED
- [ ] EXPOSED NEON

SERVICE SWITCH LOCATION
- [x] ON SIGN
- [ ] ON WALL
- [ ] OTHER (SEE CALL OUTS)

- [ ] (NON-ILLUMINATED)
- [x] SINGLE FACED
- [ ] DOUBLE FACED
- [ ] OTHER (SEE CALL OUTS)
- [x] ACRYLIC (SEE CALL OUTS)
- [ ] POLYCARBONATE (SEE CALL OUTS)
- [x] ALUMINUM (SEE CALL OUTS)
- [x] OTHER (SEE CALL OUTS)
- [x] PAINT (SEE CALL OUTS)
- [x] VINYL (SEE CALL OUTS)

INSTALLATION NOTES
- [ ] MOUNTED ONTO INTERIOR WALL / HUNG FROM CEILING
- [x] MOUNTED ONTO EXTERIOR WALL
- [ ] POLE MOUNTED INTO CONCRETE FOOTER
- [ ] TEMPORARY SIGNAGE

COLORS:
- PTM & DIGITAL PRINT - WHITE
- PTM & DIGITAL PRINT - BLACK
- PTM & DIGITAL PRINT - PMS #423
- PTM & DIGITAL PRINT - PMS #2935
- PTM & DIGITAL PRINT - PMS #280

CLIENT NAME	ADDRESS	SITE	TOTAL NUMBER OF PAGES	SALES REP	DESIGNER	DATE	PAGE NUMBER	DRAWING NUMBER
COPART			03	Jason Kincaid				

CORPORATE OFFICE: 360 CRIDER AVENUE MOORESTOWN, NEW JERSEY 08057 P - 856.802.1677 F - 856.802.0412
FLORIDA 2416 SAND LAKE RD. ORLANDO, FL 32809 - TEXAS 8715 HARMON RD. FT. WORTH, TX 76177 - NORTH CAROLINA 120 CASCADE DR. CONCORD, NC 28027 - OKLAHOMA 1108 SOUTH 4TH ST, SUITE 200 CHICKASHA, OK 73018 - CALIFORNIA 42445 AVENIDA ALVARADO TEMECULA, CA 92590
THIS IS AN ORIGINAL UNPUBLISHED DRAWING CREATED BY NW SIGN INDUSTRIES, INC. IT IS PROVIDED FOR THE EXCLUSIVE USE OF THE CUSTOMER AND FOR THE PROJECT NAMED IN THIS TITLE BLOCK. IT SHALL NOT BE PROVIDED TO ANY OTHER SIGN MANUFACTURER OR USED FOR ANY OTHER PROJECT WITHOUT THE WRITTEN PERMISSION OF NW SIGN INDUSTRIES, INC. THIS DRAWING IS AN INSTRUMENT OF SERVICE AND SHALL REMAIN THE EXCLUSIVE PROPERTY OF NW SIGN INDUSTRIES, INC. © NW SIGN INDUSTRIES, INC. 2011

EXHIBIT I -3-

EXHIBIT J

The following Subordination, Nondisturbance and Attornment Agreement is subject to revision and approval by the Building’s existing mortgagee and its legal counsel.

SUBORDINATION

NONDISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE:

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS

Execution Date: __________, 2012

Beneficiary & Address:

Metropolitan Life Insurance Company, a New York corporation, and its affiliates, as applicable

10 Park Avenue

Morristown, New Jersey 07962

Attn:  Senior Vice President

        Real Estate Investments

with a copy to:

Metropolitan Life Insurance Company

___________________________

___________________________

Attn:

___________________________

___________________________

Tenant & Address: Dallas Copart Salvage Auto Auctions Limited Partnership
Landlord & Address: Garden Centura, L.P.
Loan: A first mortgage loan in the original principal amount of $_______ from Beneficiary to Landlord.
Note: A Promissory Note executed by Landlord in favor of Beneficiary in the amount of the Loan dated as of

Deed of Trust:  A Deed of Trust, Security Agreement and Fixture Filing dated as of _____ executed by Landlord, to __________ as Trustee, for the benefit of Beneficiary securing repayment of the Note to be recorded in the records of the County in which the Property is located.

EXHIBIT J -1-

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of _______________ covering the Premises.
Property: Centura Tower 14185 Dallas Parkway Dallas, Texas The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A.  Certain terms used in this Agreement are defined in the Defined Terms.  This Agreement is entered into as of the Execution Date with reference to the following facts:

A.

Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the "Premises").

B.

Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C.

Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D.

Tenant has requested that Beneficiary agree not to disturb Tenant's rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee's power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a "Foreclosure Sale") but only if Tenant is not then in default under the Lease (after notice and expiration of applicable cure periods) and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a "Foreclosure Purchaser").

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.

Subordination.  The Lease and the leasehold estate created by the Lease and all of Tenant's rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2.

Acknowledgments by Tenant.  Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan.  In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due to Landlord under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request. (b) Tenant shall send a copy of any default notice or statement under the Lease to Beneficiary at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement with respect to Beneficiary.  Landlord agrees to honor any payments made by Tenant to Beneficiary under Section 2(a) above as if such payment had been made to Landlord under the Lease.

3.

Foreclosure and Sale.  In the event of a Foreclosure Sale,

(a)

So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease (after notice and expiration of any applicable cure periods), the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement.  To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

EXHIBIT J -2-

Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale.  Upon Beneficiary's acquisition of title to the Property, Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be:  (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord), except to the extent the circumstances giving rise to such offset or defense continue beyond the Foreclosure Sale; or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Beneficiary; (v) obligated or liable with respect to any representations or warranties; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b)

Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c)

Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds (however, if insurance proceeds are not sufficient to restore such casualty damage, Tenant may elect to terminate the Lease); (ii) Tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary is in breach of its obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord or where otherwise provided in Section 13.5 of the Lease; and (iv) other than determination of fair market value or a dispute regarding Landlord's failure to fund the Tenant Improvement Allowance, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

4.

Subordination and Release of Purchase Options.  Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Landlord.  To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Mortgage and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5.

Acknowledgment by Landlord.  In the event of a default under the Deed of Trust, at the election of Beneficiary by written notice to Tenant, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary.  Landlord agrees to honor any payments made by Tenant to Beneficiary under this Section 5 as if such payment had been made to Landlord under the Lease.

6.

Construction of Improvements.  Beneficiary shall not have any obligation or incur any liability with respect to the completion of tenant improvements for the Premises.  However, this provision shall not preclude Tenant from exercising its offset rights should Landlord fail to fund Tenant Improvement Allowance under Section 2.2.2.1.4 of the Tenant Work Letter attached to the Lease as Exhibit "E".

7.

Notice.  All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8.

Miscellaneous.  Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement.  Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust.  This

EXHIBIT J -3-

Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9.

Liability and Successors and Assigns.  In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability in an amount in excess of Beneficiary's interest in the Property and Tenant's recourse against Beneficiary shall in no extent exceed the amount of Beneficiary's interest in the Property.  This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser.  If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary's interest is assigned or transferred.  The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease.

10.

OFAC Provisions   Tenant and Beneficiary hereby represent, warrant and covenant to each other, either  that (i) it is regulated by the SEC, FINRA or the Federal Reserve (a "Regulated Entity"), or is a wholly-owned subsidiary or wholly-owned affiliate of a Regulated Entity or (ii) neither it nor any person or entity that directly or indirectly (a) controls it or (b) has an ownership interest in it of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons ("OFAC List") published by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury.

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

BENEFICIARY:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation
By
Its
TENANT:	DALLAS COPART SALVAGE AND AUTO AUCTIONS LIMITED PARTNERSHIP,
a Texas limited partnership
By
Its

LANDLORD:	GARDEN CENTURA, L.P.,
a Texas limited partnership
By
Its

EXHIBIT J -4-

EXHIBIT A

PROPERTY DESCRIPTION

BEING a tract or parcel of land situated in the Elisha Fyke Survey, Abstract No. 478, City of Farmers Branch, Dallas County, Texas, and being part of a 4.600 acre tract described in a deed recorded in Volume 72002, Page 384 of the Deed Records of Dallas County, Texas also known as a portion of Block A, Trinity Concrete Products Subdivision, an addition to the City of Farmers Branch, Dallas County, Texas, according to the plat thereof recorded in Volume 67024, Page 6, Map Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a PK nail found for cutback corner in the southerly right-of-way line of Spring Valley Road (R.O.W. varies) at its intersection with the cutback line for Dallas North Tollway (200’ R.O.W);

THENCE, South 48 degrees 41. minutes 28 seconds East, along said cutback line, a distance of 19.07 feet to a 1/2-inch iron pin found for cutback corner;

THENCE, South 00 degrees 18 minutes 19 seconds East, along the westerly right-of-way line of the aforesaid Dallas North Tollway, a distance of 246.44 feet to an iron pin found for the southeasterly corner of the herein described tract;

THENCE, South 89 degrees 57 minutes 12 seconds West, departing said westerly right-of-way line, along the northerly line of the A. and H. Subdivision, an addition to-the City of Farmers Branch as recorded in volume 75174, Page 0748, at 270.33 feet past an iron pin found for the northwesterly corner of said addition, and continuing for a total distance of 370.63 feet to an iron pin found for the southwesterly corner of the herein described tract;

THENCE, North 00 degrees 04 minutes 20 seconds West, a distance of 266.00 feet to an "X" cut in concrete for corner in the aforesaid southerly right-of-way line of Spring Valley Road;

THENCE; South 89 degrees 46 minutes 07 seconds East, along said southerly right-of-way, a distance of 109.46 feet to a PK nail set for corner;

THENCE. South 88 degrees 49 minutes 35 seconds east, along said southerly right-of-way line, a distance of 245.56 feet to the Point of Beginning and containing 2.244 acres of land, more or less.

Also known as a portion of Block A, Trinity Concrete Products Subdivision, an addition to the City of Farmers Branch, Dallas County, Texas, according to the plat thereof recorded in Volume 67024, Page 6, Map Records, Dallas County, Texas.

END OF EXHIBIT A

EXHIBIT A -1-

GUARANTY

FOR VALUE RECEIVED, and in consideration for and as an inducement to Landlord (as herein defined) entering into that certain Office Lease dated as of February 3, 2012 (the “Lease”), between GARDEN CENTURA, L.P., as landlord (“Landlord”), and DALLAS COPART SALVAGE AUTO AUCTIONS LIMITED PARTNERSHIP, as tenant (“Tenant”), for the lease by Tenant of certain premises, as more particularly described in the Lease located in the Centura Tower office building at 14185 Dallas Parkway, Dallas, Texas 75254, the undersigned guarantor (“Guarantor”), jointly and severally, hereby unconditionally guarantees to Landlord and its successors and assigns the full and timely payment, performance and observance by Tenant of all of its covenants, obligations and liabilities contained in the Lease and any and all amendments, modifications, supplements of the Lease (collectively, the “Guaranteed Obligations”).

This is an absolute, continuing and unconditional guaranty of payment and not of collection. Guarantor shall be liable, jointly and severally, with Tenant and any other guarantor of all or any part of the Guaranteed Obligations. Guarantor hereby waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind; and (ii) the taking of any other action by Landlord, including without limitation, giving any notice of default or any other notice to, or making any demand on, Tenant, any other guarantor of all or any part of the Guaranteed Obligations or any other party. Guarantor waives any rights Guarantor now has or may hereafter have or acquire under, or any requirements imposed by, Chapter 34 of the Texas Business and Commerce Code, as in effect on the date of this Guaranty or as it may be amended from time to time.

Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing or affecting the obligations of Guarantor hereunder: (i) sell, exchange, release, surrender, subordinate, realize upon or otherwise deal with in any manner and in any order any collateral for all or any part of the Guaranteed Obligations or this Guaranty or setoff against all or any part of the Guaranteed Obligations; (ii) neglect, delay, omit, fail or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Obligations or this Guaranty or to take or prosecute any action in connection with the Lease; (iii) exercise or enforce, or refrain from exercising or enforcing, any rights or remedies against Tenant, or otherwise act or refrain from acting, whether pursuant to the Lease or applicable law; (iv) settle or compromise all or any part of the Guaranteed Obligations and subordinate the payment of all or any part of the Guaranteed Obligations to the payment of other obligations, indebtedness or liabilities that Tenant may owe to others; (v) apply any deposit balance, fund, payment, collections through process of law or otherwise or other collateral of Tenant to the satisfaction and liquidation of any portion of the Guaranteed Obligations; and (vi) apply any sums paid to Landlord by Guarantor, Tenant or others to the Guaranteed Obligations in such order and manner as Landlord, in its sole discretion, may determine. Other than as expressly set forth herein, Landlord shall have no greater rights against Guarantor than Landlord would have against Tenant, such that the liability of Guarantor hereunder shall be coextensive with that of Tenant; provided, however, the foregoing limitations on Guarantor's liability shall not apply in the event of Tenant's bankruptcy or insolvency. Notwithstanding anything to the contrary contained herein, in the event Tenant's liability under the Lease is reduced or discharged by mutual agreement between Landlord and Tenant (other than as a result of Tenant's bankruptcy or insolvency), Guarantor's liability hereunder shall be similarly reduced or discharged.

Should Landlord seek to enforce the obligations of Guarantor hereunder by action in any court or otherwise, Guarantor hereby waives any requirement, substantive or procedural, that (i) Landlord first exercise or enforce any rights or remedies against Tenant or any other person or entity liable to Landlord for all or any part of the Guaranteed Obligations, including, without limitation, that a judgment first be rendered against Tenant or any other person or entity, or that Tenant or any other person or entity should be joined in such cause, or (ii) Landlord shall first exercise or enforce rights and remedies against any collateral which shall ever have been given or pledged to Landlord to secure all or any part of the Guaranteed Obligations or this Guaranty. Such waiver shall be without prejudice to Landlord's right, at its option, to proceed against Tenant or any other person or entity, whether by separate action or by joinder.

In the event of a default in the payment or performance of all or any part of the Guaranteed Obligations after any applicable notice and cure period, when such Guaranteed Obligations becomes due, whether by its terms, by acceleration or otherwise, Guarantor shall, without notice or demand, promptly pay the amount due thereon to Landlord, in lawful money of the United States, at Landlord's address set forth in the Lease or at such other address as Landlord designates in writing from time to time hereafter. One or more successive or concurrent actions may be brought against Guarantor, either in the same action in which Tenant is sued or in separate actions, as often as Landlord deems advisable. The exercise or enforcement by Landlord of any right or remedy under the Lease, this Guaranty or under any other contract or agreement, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. No delay on the part of Landlord in exercising or enforcing any right or remedy under this Guaranty or failure to exercise or enforce the same shall operate as a waiver, release or discharge of such right or remedy. No waiver of the provisions of this Guaranty shall be effective unless such waiver is in writing and duly executed by Landlord, and then only in the specific instance and for the purpose given.

This Guaranty is for the benefit of Landlord and its successors and assigns. This Guaranty is binding on Guarantor and Guarantor's heirs, executors, administrators, legal representatives, trustees, successors (including, without limitation, any person or entity obligated by operation of law upon the reorganization, merger, consolidation or other change in the organizational structure of Guarantor) and assigns.

Guarantor shall pay on demand by Landlord all costs and expenses, including, without limitation, all court costs and reasonable attorneys' fees and expenses incurred by Landlord in connection with Landlord’s exercise, enforcement and/or collection of this Guaranty. This covenant shall survive the payment of the Guaranteed Obligations and shall not be merged therein.

If any provision of this Guaranty is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Guaranty and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

No modification or amendment of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless such modification, amendment or consent is in writing and duly executed by Landlord and Guarantor, and then shall be effective only in the specific instance and for the purpose for which given.

All rights and remedies of Landlord hereunder are cumulative of each other and of every other right or remedy which Landlord may otherwise have at law or in equity or under the Lease or any other contract or agreement, and the exercise or enforcement by Landlord of one or more of such rights or remedies shall not prejudice or impair Landlord’s concurrent or subsequent exercise of any other rights or remedies.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. This Guaranty has been entered into in the county in Texas where Landlord's address for notice contained in the Lease is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Guaranty and venue for any such disputes shall be in the county or judicial district where Landlord's address for notice contained in the Lease is located.

Nothing in this Guaranty shall be interpreted to prohibit either Tenant or Guarantor from raising a defense based upon (i) an accounting issue of whether or not, and the extent to which, a required payment has been made to Landlord so long as, and to the extent, such payment has not been required to be repaid by Landlord to Tenant, Guarantor, or any third party pursuant to any court order or applicable law, or (ii) whether or not the claim is an obligation of Tenant.

Notwithstanding anything in this Guaranty to the contrary, provided there is then no monetary or material non-monetary default on behalf of Tenant under the Lease and no circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a monetary or material non-monetary default under the Lease, Landlord shall, upon the first (1st) day of the first (1st) Renewal Term (as defined in Paragraph 2 of the Addendum) (“Guaranty Release Date”), release Guarantor from its obligations under this Guaranty for those obligations arising after the Guaranty Release Date.

This Guaranty contains the entire agreement between Guarantor and Landlord regarding the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, regarding such subject matter.

(signature page follows)

IN WITNESS WHEREOF, Guarantor has executed this Guaranty on the date set forth opposite its signature below, but to be effective as of the date of the Lease.

GUARANTOR:	COPART, INC., a Delaware corporation

Date: February __, 2012	By:	/s/ Paul A. Styer
Paul A. Styer, Secretary

Its duly authorized ____________________________

Guarantor's Address:

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Guarantor's EIN: _____________